Exhibit 10.1

EXECUTION VERSION

Published CUSIP Number: 36249TAA9

CREDIT AGREEMENT

Dated as of January 31, 2012

among

GTAT CORPORATION,

and

GT ADVANCED TECHNOLOGIES LIMITED,

as the Borrowers,

GT ADVANCED TECHNOLOGIES INC.,

as Holdings,

and

The Other Lenders Party Hereto

BANK OF AMERICA, N.A.,
as Administrative Agent, Swing Line Lender and
L/C Issuer,

and

The Other Lenders Party Hereto

MERRILL LYNCH, PIERCE, FENNER & SMITH, INCORPORATED and RBS CITIZENS, N. A., as Joint-Lead Arrangers and Joint-Book Managers

RBS CITIZENS, N. A., as Syndication Agent

i

	ARTICLE IV
	CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01	Conditions of Initial Credit Extension	90
4.02	Conditions to all Credit Extensions	93

	ARTICLE V
	REPRESENTATIONS AND WARRANTIES

5.01	Existence, Qualification and Power	94
5.02	Authorization; No Contravention	94
5.03	Governmental Authorization; Other Consents	95
5.04	Binding Effect	95
5.05	Financial Statements; No Material Adverse Effect	95
5.06	Litigation	96
5.07	No Default	96
5.08	Ownership of Property; Liens; Investments	96
5.09	Environmental Compliance	97
5.10	Insurance	97
5.11	Taxes	97
5.12	ERISA Compliance	97
5.13	Subsidiaries; Loan Parties	99
5.14	Margin Regulations; Investment Company Act	99
5.15	Disclosure	99
5.16	Compliance with Laws	100
5.17	Intellectual Property	100
5.18	Solvency	100
5.19	[Reserved]	100
5.20	Labor Matters	100
5.21	Collateral Documents	101
5.22	Patriot Act	101
5.23	OFAC	101

	ARTICLE VI
	AFFIRMATIVE COVENANTS

6.01	Financial Statements	102
6.02	Certificates; Other Information	103
6.03	Notices	105
6.04	Payment of Obligations	106
6.05	Preservation of Existence, Etc.	106
6.06	Maintenance of Properties	106
6.07	Maintenance of Insurance	106
6.08	Compliance with Laws	106
6.09	Books and Records	107
6.10	Inspection Rights	107
6.11	Use of Proceeds	107

6.12	Covenant to Guarantee Obligations and Give Security	107
6.13	Compliance with Environmental Laws	110
6.14	Preparation of Environmental Reports	110
6.15	Further Assurances	110
6.16	Designation as Senior Debt	111
6.17	Post-Closing Matters	111
6.18	Existing Letters of Credit	111

	ARTICLE VII
	NEGATIVE COVENANTS

7.01	Liens	112
7.02	Indebtedness	114
7.03	Investments	117
7.04	Fundamental Changes	118
7.05	Dispositions	119
7.06	Restricted Payments	120
7.07	Change in Nature of Business	121
7.08	Transactions with Affiliates	121
7.09	Burdensome Agreements	121
7.10	Use of Proceeds	122
7.11	Financial Covenants	122
7.12	Amendments of Organization Documents	122
7.13	Changes in Fiscal Year	123
7.14	Prepayments, Etc. of Indebtedness	123
7.15	Designation of Senior Debt	123
7.16	Holding Company	123

	ARTICLE VIII
	EVENTS OF DEFAULT AND REMEDIES

8.01	Events of Default	124
8.02	Remedies upon Event of Default	126
8.03	Application of Funds	127

	ARTICLE IX
	ADMINISTRATIVE AGENT

9.01	Appointment and Authority	128
9.02	Rights as a Lender	129
9.03	Exculpatory Provisions	129
9.04	Reliance by Administrative Agent	130
9.05	Delegation of Duties	131
9.06	Resignation of Administrative Agent	131
9.07	Non-Reliance on Administrative Agent and Other Lenders	132
9.08	No Other Duties, Etc.	133
9.09	Administrative Agent May File Proofs of Claim	133

9.10	Collateral and Guaranty Matters	134
9.11	Secured Cash Management Agreements and Secured Hedge Agreements	135

	ARTICLE X
	CONTINUING GUARANTY

10.01	Guaranty	135
10.02	Rights of Lenders	136
10.03	Certain Waivers	136
10.04	Obligations Independent	136
10.05	Subrogation	136
10.06	Termination; Reinstatement	137
10.07	Subordination	137
10.08	Stay of Acceleration	137
10.09	Condition of Borrower	137

	ARTICLE XI
	MISCELLANEOUS

11.01	Amendments, Etc.	137
11.02	Notices; Effectiveness; Electronic Communications	140
11.03	No Waiver; Cumulative Remedies; Enforcement	142
11.04	Expenses; Indemnity; Damage Waiver	143
11.05	Payments Set Aside	145
11.06	Successors and Assigns	145
11.07	Treatment of Certain Information; Confidentiality	150
11.08	Right of Setoff	151
11.09	Interest Rate Limitation	152
11.10	Counterparts; Integration; Effectiveness	152
11.11	Survival of Representations and Warranties	152
11.12	Severability	153
11.13	Replacement of Lenders	153
11.14	Governing Law; Jurisdiction; Etc.	154
11.15	Waiver of Jury Trial	155
11.16	No Advisory or Fiduciary Responsibility	155
11.17	Electronic Execution of Assignments and Certain Other Documents	156
11.18	USA PATRIOT Act	156
11.19	Judgment Currency	156
11.20	Section 956 Override	157
11.21	Waiver of Immunities	157

SIGNATURES		S-1

SCHEDULES

2.01	Commitments and Applicable Percentages
2.03(a)(i)(C)	Existing Letters of Credit
4.01(a)(iv)	Part-I Mortgaged Properties
4.01(a)(iv)	Part-II Closing Deliverables
5.08(c)	Owned Real Property
5.08(d)	Leased Real Property (Lessee)
5.08(e)	Existing Investments
5.12(d)	Certain pension Plan Obligations
5.13	Subsidiaries and Other Equity Investments; Loan Parties
6.12	U.S. Guarantors
6.17	Post-Closing Matters
7.01	Existing Liens
7.02	Existing Indebtedness
7.08	Transactions with Affiliates
7.09	Burdensome Agreements
11.02	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

Form of

A	Committed Loan Notice
B	Swing Line Loan Notice
C-1	Term Note
C-2	U.S. Revolving Credit Note
C-3	Hong Kong Revolving Credit Note
D	Compliance Certificate
E-1	Administrative Questionnaire
E-2	Assignment and Assumption
F-1	Hong Kong Guaranty
F-2	U.S. Guaranty
G-1	Hong Kong Security Agreement
G-2	U.S. Security Agreement
H	Mortgage
I	Intellectual Property Security Agreement
J	Intercompany Subordination Agreement
K	U.S. Tax Compliance Certificates
L-1	Perfection Certificate
L-2	Perfection Certificate Supplement
M	CAM Agreement

v

CREDIT AGREEMENT

This CREDIT AGREEMENT (“Agreement”) is entered into as of January 31, 2012, among GTAT CORPORATION (f/k/a GT Solar Incorporated), a Delaware corporation (the “U.S. Borrower”), GT ADVANCED TECHNOLOGIES LIMITED (f/k/a GT Solar Hong Kong Ltd.) a company incorporated under the laws of Hong Kong (the “Hong Kong Borrower” and together with the U.S. Borrower, the “Borrowers” and each a “Borrower”), GT ADVANCED TECHNOLOGIES INC. (f/k/a GT Solar International, Inc.), a Delaware corporation (“Holdings”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

PRELIMINARY STATEMENTS:

The Borrowers have requested that the Lenders provide the Term Loan Facility on the Closing Date in the amount of $75,000,000, the U.S. Revolving Credit Facility from time to time in the amount of $25,000,000 and the Hong Kong Revolving Credit Facility from time to time the amount of $150,000,000, and the Lenders have indicated their willingness to lend and the L/C Issuer has indicated its willingness to issue letters of credit, in each case, on the terms and subject to the conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

1.01                 Defined Terms.  As used in this Agreement, the following terms shall have the meanings set forth below:

“Acquisition” has the meaning assigned in the definition of the term Permitted Acquisition.

“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, the account as set forth on Schedule 11.02, or such other address or account as the Administrative Agent may from time to time notify the Borrowers and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit E-1 or any other form approved by the Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Parties” has the meaning specified in Section 11.02(c).

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” means this Credit Agreement, as amended, restated, modified or supplemented from time to time in accordance with the terms hereof.

“Agreement Currency” has the meaning specified in Section 11.19.

“All-in Yield” means, as to any Indebtedness, the yield thereon, whether in the form of interest rate, margin, OID, up-front fees to Lenders (which shall be deemed to constitute like amounts of OID) or any “floor” for Eurodollar Rate or Base Rate applicable thereto greater than that, if any, applicable to the existing Term Loans or Revolving Credit Loans, as applicable; provided that OID and up-front fees shall be equated to interest rate assuming the shorter of (i) the weighted average life to maturity of such Indebtedness and (ii) an assumed 4-year life to maturity; and provided further that “All-in Yield” shall not include arrangement, commitment, underwriting, structuring or similar fees paid to arrangers.

“Applicable Fee Rate” means, at any time, in respect of either Revolving Credit Facility, 0.50% per annum.

“Applicable Letter of Credit” has the meaning specified in Section 2.03(a)(i)(C).

“Applicable Percentage” means (a) in respect of the Term Loan Facility, with respect to any Term Lender at any time, the percentage (carried out to the ninth decimal place) of the Term Loan Facility represented by (i) such Term Lender’s Term Commitment at such time and (ii) after the funding of such Term Loan, the principal amount of such Term Lender’s Term Loans at such time, and (b) (i) in respect of the Hong Kong Revolving Credit Facility, with respect to any Hong Kong Revolving Credit Lender at any time, the percentage (carried out to the ninth decimal place) of the Hong Kong Revolving Credit Facility represented by such Hong Kong Revolving Credit Lender’s Hong Kong Revolving Credit Commitment at such time and (ii) in respect of the U.S. Revolving Credit Facility, with respect to any U.S. Revolving Credit Lender at any time, the percentage (carried out to the ninth decimal place) of the U.S. Revolving Credit Facility represented by such U.S. Revolving Credit Lender’s U.S. Revolving Credit Commitment at such time.  If the commitment of each Revolving Credit Lender in respect of the applicable Revolving Credit Facility to make Revolving Credit Loans and the obligation of the L/C Issuer to make L/C Credit Extensions in respect of the applicable Revolving Credit Facility have been terminated pursuant to Section 8.02, or if the Revolving Credit Commitments have expired, then the Applicable Percentage of each Revolving Credit Lender in respect of the applicable Revolving Credit Facility shall be determined based on the Applicable Percentage of such Revolving Credit Lender in respect of such applicable Revolving Credit Facility most recently in effect, giving effect to any subsequent assignments.  The initial Applicable Percentage of each Lender in respect of each Facility is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means in respect of the Term Loan Facility and either Revolving Credit Facility, (a) 2.00% per annum for Base Rate Loans and (b) 3.00% per annum for Eurodollar Rate Loans.

“Applicable Revolving Credit Percentage” means (i) with respect to any U.S. Revolving Credit Lender at any time, such U.S. Revolving Credit Lender’s Applicable Percentage in respect of the U.S. Revolving Credit Facility at such time and (ii) with respect to any Hong Kong Revolving Credit Lender at any time, such Hong Kong Revolving Credit Lender’s Applicable Percentage in respect of the Hong Kong Revolving Credit Facility at such time.

“Appropriate Lender” means, at any time, (a) with respect to the Term Loan Facility, the Hong Kong Revolving Credit Facility or the U.S. Revolving Credit Facility, a Lender that has a Commitment with respect to such Facility or holds a Term Loan, a Hong Kong Revolving Credit Loan or a U.S. Revolving Credit Loan, respectively, at such time, (b) with respect to the Hong Kong Letter of Credit Sublimit or the U.S. Letter of Credit Sublimit, (i) the relevant L/C Issuer and (ii) if any Letters of Credit have been issued pursuant to Section 2.03(a), the Hong Kong Revolving Credit Lenders or the U.S. Revolving Credit Lenders, as applicable and (c) with respect to the Swing Line Sublimit, (i) the Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.04(a), the U.S. Revolving Credit Lenders.

“Approved Buy-Back” means the purchase or redemption by Holdings of its Equity Interests that has been approved by Holdings’ board of directors on or prior to December 15, 2011, in accordance with and subject to the limitations set forth in Section 7.06(d).

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” means MLPFS and its successors.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E-2 or any other form (including electronic documentation generated by MarkitClear or other electronic platform) approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a Capitalized Lease and (c) all Synthetic Debt of such Person.

“Audited Financial Statements” means the audited consolidated balance sheet of Holdings and its Subsidiaries for the Fiscal Year ended April 2, 2011, and the related consolidated statements of operations, stockholders’ equity and cash flows for such Fiscal Year of Holdings and its Subsidiaries, including the notes thereto.

“Auto-Extension Letter of Credit” has the meaning specified in Section 2.03(b)(iii).

“Availability Reserve” means, at any time, an amount equal to the then face amount of all Existing Letters of Credit less the then face amount of all Reissued Existing Letters of Credit.

“Availability Period” means (a) in respect of the U.S. Revolving Credit Facility, the period from and including the Closing Date to the earliest of (i) the Maturity Date for the U.S. Revolving Credit Facility, (ii) the date of termination of the U.S. Revolving Credit Commitments pursuant to Section 2.06, and (iii) the date of termination of the commitment of each U.S. Revolving Credit Lender to make U.S. Revolving Credit Loans and of the obligation of the L/C Issuer to make U.S. L/C Credit Extensions pursuant to Section 8.02 and (b) in respect of the Hong Kong Revolving Credit Facility, the period from and including the Closing Date to the earliest of (i) the Maturity Date for the Hong Kong Revolving Credit Facility, (ii) the date of termination of the Hong Kong Revolving Credit Commitments pursuant to Section 2.06, and (iii) the date of termination of the commitment of each Hong Kong Revolving Credit Lender to make Hong Kong Revolving Credit Loans and of the obligation of the L/C Issuer to make Hong Kong L/C Credit Extensions pursuant to Section 8.02.

“Bank of America” means Bank of America, N.A. and its successors.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate” and (c) the Eurodollar Rate for Eurodollar Rate Loans having an Interest Period of one-month plus 1.00%.  The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Revolving Credit Loan or a Term Loan that bears interest based on the Base Rate.

“Borrowers” and “Borrower” have the meanings specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowing” means a Revolving Credit Borrowing or a Term Borrowing, as the context may require.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the State of New York or the state where the Administrative Agent’s Office is located (and, with respect to the Hong Kong Revolving Credit Facility, any other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, Hong Kong) and, if such day relates to any Eurodollar Rate Loan, means any such day that is also a London Banking Day.

“CAM Agreement” means the CAM Agreement to be executed by the Lenders substantially in the form of Exhibit M, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Capital Expenditures” means, with respect to any Person for any period, any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations).

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

“Cash Collateral Account” means a blocked account at Bank of America (or any successor Administrative Agent) in the name of the Administrative Agent and under the sole dominion and control of the Administrative Agent, and otherwise established in a manner reasonably satisfactory to the Administrative Agent.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, L/C Issuer or Swing Line Lender (as applicable) and the applicable Lenders, as collateral for the applicable L/C Obligations, Obligations in respect of Swing Line Loans, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the L/C Issuer or Swing Line Lender benefitting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to (a) the Administrative Agent and (b) the L/C Issuer or the Swing Line Lender (as applicable).  “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means any of the following types of Investments, to the extent owned by Holdings or any of its Subsidiaries free and clear of all Liens (other than Liens created under the Collateral Documents and other Liens permitted hereunder):

(a)   (i) readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof and (ii) obligations issued by any State of the United States of America or political subdivision thereof or corporation organized under the laws of the United States of America or any state thereof that is rated AAA by S&P and Aaa by Moody’s maturing within one year from the date of acquisition thereof;

(b)   time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Lender or (B) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and (iii) has combined capital and surplus of at least $500,000,000, in each case with maturities of not more than one year from the date of acquisition thereof;

(c)   commercial paper issued by any Person rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than one year from the date of acquisition thereof; and

(d)   fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria of clause (b) above;

(e)   Investments, classified in accordance with GAAP as current assets of Holdings or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b), (c) and (d) of this definition; and

(f)    other short-term investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in investments of a type analogous to the foregoing.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

“Cash Management Bank” means any Person that, at the time it enters into a Cash Management Agreement, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Cash Management Agreement; provided that (i) any such Person that enters into a Cash Management Agreement with the U.S. Borrower or any other U.S. Loan Party shall be a “Cash Management Bank” solely with respect to the U.S. Loan Parties and (ii) any such Person that enters into a Cash Management Agreement with the Hong Kong Borrower or any other Hong Kong Loan Party shall be a “Cash Management Bank” solely with respect to the Hong Kong Loan Parties.

“CFC” means a Person that is a controlled foreign corporation under Section 957 of the Code.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking

Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means an event or series of events by which:

(a)   any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 35% or more of the equity securities of Holdings (including, after the consummation of the transaction permitted by Section 7.04(e) (if the U.S. Borrower shall be the surviving party following such transaction), the U.S. Borrower) entitled to vote for members of the board of directors or equivalent governing body of Holdings (including, after the consummation of the transaction permitted by Section 7.04(e) (if the U.S. Borrower shall be the surviving party following such transaction), the U.S. Borrower) on a fully-diluted basis (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right); or

(b)   during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of Holdings cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or

(c)   (i) except as provided in Section 7.04(e), Holdings shall cease to directly beneficially own and control 100% on a fully diluted basis of the economic and voting equity interests of U.S. Borrower or (ii) the U.S. Borrower shall cease to beneficially own and control directly or indirectly 100% on a fully diluted basis of the economic and voting equity interest of the Hong Kong Borrower; or

(d)   a “change of control” or any comparable term under, and as defined in, any Indebtedness in excess of the Threshold Amount shall have occurred.

“Charged Hong Kong Shares” means (i) when charged by the U.S. Borrower, 65% of voting and 100% of non-voting Equity Interests of the Hong Kong Borrower that are held by the U.S. Borrower; and (ii) when charged by Luxco, 100% of Equity Interest of the Hong Kong Borrower that are held by Luxco.

“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 11.01.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all U.S. Collateral and Hong Kong Collateral.

“Collateral Documents” means, collectively, the U.S. Collateral Documents and the Hong Kong Collateral Documents.

“Commitment” means a Term Commitment or a Revolving Credit Commitment, as the context may require.

“Committed Borrowing” means a Revolving Credit Borrowing or a Term Borrowing, as the case may be.

“Committed Loan Notice” means a notice of (a) a Term Borrowing, (b) a Revolving Credit Borrowing, (c) a conversion of Loans from one Type to the other, or (d) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A or any other form reasonably acceptable to the Administrative Agent.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however determined) or that are franchise Taxes, branch profits Taxes or state or local Taxes measured by or imposed on gross receipts or capital.

“Consolidated EBITDA” means, at any date of determination, an amount equal to Consolidated Net Income of Holdings and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period plus, without duplication (a) the following to the extent deducted in calculating such Consolidated Net Income:  (i) Consolidated Interest Charges, (ii) consolidated income tax expense for such period, (iii) depreciation and amortization expense, including the amortization of deferred financing fees, (iv) other non-cash charges or expenses reducing such Consolidated Net Income (excluding any such charge or expense that constitutes an accrual or a reserve for cash charges for any future period), including any non-cash asset impairment charges, including the write-down of, or impairment charges with respect to, goodwill and other intangibles, (v) any (x) charges as reported on the Other Income and Expense line on Holdings’ Consolidated Statement of Operation, including the write-down of, or impairment charges with respect to, goodwill and other intangibles and (y) unusual or non-recurring losses or charges; provided that any unusual or non-recurring losses or charges taken together with any cash losses or charges in each case under clause (x) or (y) shall not exceed $10,000,000 in the aggregate for any period of four consecutive Fiscal Quarters, (vi) fees, costs and expenses incurred or payable by Holdings or any Subsidiary in connection with the

Transaction and the Approved Buy-Back, (vii) the non-cash expense related to the cumulative effect of a change in accounting principles, (viii) non-cash charges and losses attributable to stock-based compensation expense and (ix) fees associated with obtaining Swap Contracts, minus, without duplication (b) the following to the extent included in calculating such Consolidated Net Income:  (i) tax benefits, including Federal, state, local and foreign income tax benefits, (ii) all non-cash items increasing Consolidated Net Income (excluding any items that represent the reversal of any accrual of or cash reserve for anticipated cash charges in any prior period that are described in the parenthetical in clause (a)(iv) above), (iii) income related to the cumulative effect of a change in accounting principles, (iv) all cash payments made during such period on account of reserves, restructuring charges and other non-cash charges added to Consolidated Net Income pursuant to clause (a)(iv) above in a previous period, (v) gains reported on the Other Income and Expense line on Holdings’ Consolidated Statement of Operations and (vi) non-recurring and unusual gains; provided that other than for purposes of calculating Excess Cash Flow, (A) the Consolidated EBITDA of any entity or assets of another Person that constitute a business unit, or all or a substantial part of the business of, such Person, acquired (in one transaction or a series of transactions, including an Investment, that results in ownership of a Subsidiary whether or not it is a Wholly-Owned Subsidiary) by Holdings or any Subsidiary pursuant to a permitted Investment during such period shall be included on a Pro Forma Basis for such period (assuming the consummation of such acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred as of the first day of such period) only so long as a nationally recognized accounting firm has, with results satisfactory to Holdings, completed its due diligence review of the financial statements and information of such entity on or prior to the date any such entity is acquired and (B) the Consolidated EBITDA attributable to any Person or line of business sold, discontinued or otherwise disposed of by Holdings or any Subsidiary during such period (in one or a series of transactions) (including disposition of Equity Interests in any Subsidiary or of assets that constitute a business unit of any Person, or all or a substantial part of the business of, such Person) shall be excluded for such period (assuming the consummation of such sale or other disposition and the repayment of any Indebtedness in connection therewith occurred as of the first day of such period).  For purposes of determining the Consolidated Interest Coverage Ratio and the Consolidated Leverage Ratio, Consolidated EBITDA will be deemed to be equal to (x) for the fiscal quarter ended April 2, 2011, $80,698,988, (y) for the fiscal quarter ended July 2, 2011, $85,899,119, and (z) for the fiscal quarter ended October 1, 2011, $70,026,089.

“Consolidated Funded Indebtedness” means, as of any date of determination, for Holdings and its Subsidiaries on a consolidated basis, without duplication, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) the face amount (whether drawn or undrawn, but not including drawn amounts that have been reimbursed) of all letters of credit (including standby and commercial) and direct obligations arising under bankers’ acceptances, bank guaranties, surety bonds and similar instruments, (d) all obligations in respect of the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business, (ii) any earnout obligation until such obligation becomes due and payable, (iii) expenses in the ordinary course of business and (iv) outstanding non-cancelable purchase orders for inventory, property and equipment), (e) all Attributable Indebtedness, (f) without duplication, all Guarantees with respect to outstanding

Indebtedness of the types specified in clauses (a) through (e) above of Persons other than Holdings or any Subsidiary, and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which Holdings or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to Holdings or such Subsidiary.

“Consolidated Interest Charges” means, for Holdings and its Subsidiaries on a consolidated basis for any Measurement Period, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, (b) all interest paid or payable with respect to discontinued operations and (c) the portion of rent expense under Capitalized Leases that is treated as interest in accordance with GAAP, in each case, of or by Holdings and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period.

“Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Charges, for the most recently completed Measurement Period.

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA, for the most recently completed Measurement Period.

“Consolidated Net Income” means, at any date of determination, the net income (or loss) of Holdings and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period; provided that Consolidated Net Income shall exclude (a) extraordinary gains and extraordinary losses for such Measurement Period, (b) the net income of any Subsidiary during such Measurement Period to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such income is not permitted by operation of the terms of its Organization Documents or any agreement, instrument or Law applicable to such Subsidiary during such Measurement Period, except that Holdings’ equity in any net loss of any such Subsidiary for such Measurement Period shall be included in determining Consolidated Net Income, (c) any net income (or loss) for such Measurement Period of any Person if such Person is not a Subsidiary, except that Holdings’ equity in the net income of any such Person for such Measurement Period shall be included in Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such Measurement Period to Holdings or a Subsidiary as a dividend or other distribution (and in the case of a dividend or other distribution to a Subsidiary, such Subsidiary is not precluded from further distributing such amount to Holdings as described in clause (b) of this proviso), (d) with respect to any Subsidiary that is not a Wholly-Owned Subsidiary, that portion of such Subsidiary’s net income (or loss) equal to an amount obtained by multiplying such Subsidiary’s net income (or loss) times the percentage ownership (expressed as a decimal) of such Subsidiary’s Equity Interests owned by Persons other than Holdings and its Wholly-Owned Subsidiaries and (e) any unrealized net gain or loss resulting from Swap Contracts for currency exchange risk and any foreign currency translation gains or losses.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Extension” means each of the following:  (a) a Borrowing and (b) a L/C Credit Extension.

“Cumulative Retained Excess Cash Flow” means, at any time, an amount (which may not be negative) equal to (a) the portion of Excess Cash Flow for all Fiscal Years (commencing with the Fiscal Year ending March 30, 2013 (or if Holdings changes its Fiscal Year end to December 31, with the Fiscal Year ending December 31, 2012) and ending with the most recent Fiscal Year) which is not required to be applied to repay Loans pursuant to Section 2.05(b)(i), but without giving effect to the limitation on such repayment that is set forth in clause (A)(1) of Section 2.05(b)(i), minus (b) any and all amounts of Excess Cash Flow for such Fiscal Years that were previously (or simultaneously being) applied to any Restricted Payment under Section 7.06(d).

“Current Assets” shall mean, at any time, the consolidated current assets (other than cash and Cash Equivalents) of Holdings and the Subsidiaries.

“Current Liabilities” shall mean, at any time, the consolidated current liabilities of Holdings and the Subsidiaries at such time, but excluding, without duplication, (a) the current portion of any long-term Indebtedness and (b) outstanding Revolving Credit Loans.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, general assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans under the Term Loan Facility plus (iii) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate for Eurodollar Rate Loans plus 2% per annum.

“Defaulting Lender” means, subject to Section 2.16(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrowers in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two Business Days of the date when due, (b) has notified the Borrowers, the Administrative Agent, the L/C Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect, (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied)), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrowers, to confirm in writing to the Administrative Agent and the Borrowers that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrowers), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.16(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrowers, the L/C Issuer, the Swing Line Lender and each other Lender promptly following such determination.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Deposit Account Control Agreement” has the meaning specified in the U.S. Security Agreement.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; provided that no transaction or series of related transactions shall be considered a “Disposition” unless the Net Cash Proceeds resulting from such transaction or series of transactions exceeds $1,000,000.

“Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any security or any other Equity Interest into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable, the termination of the Commitments and the termination of, or backstop on terms reasonably satisfactory to the Administrative Agent of, all outstanding Letters of Credit), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provides for the mandatory or scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interest that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the Maturity Date.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.06(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 11.06(b)(iii)).

“Engagement Letter” means the Engagement Letter, dated December 19, 2011, between Holdings and MLPFS.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any Hazardous Materials into the environment or discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of Holdings, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with Holdings within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal of Holdings or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by Holdings or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate or the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; or (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Holdings or any ERISA Affiliate.

“Eurodollar Base Rate” has the meaning specified in the definition of Eurodollar Rate.

“Eurodollar Rate” means

(a)           for any Interest Period with respect to a Eurodollar Rate Loan, a rate per annum determined by the Administrative Agent pursuant to the following formula:

Eurodollar Rate =	Eurodollar Base Rate
1.00 – Eurodollar Reserve Percentage

where,

“Eurodollar Base Rate” means, for such Interest Period, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by

Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two London Banking Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period.  If such rate is not available at such time for any reason, then the “Eurodollar Base Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two London Banking Days prior to the commencement of such Interest Period; and

(b)           for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum determined by the Administrative Agent pursuant to the following formula:

Eurodollar Rate =	Eurodollar Base Rate
1.00 – Eurodollar Reserve Percentage

where,

“Eurodollar Base Rate” means the rate per annum equal to BBA LIBOR, at approximately 11:00 a.m., London time determined two London Banking Days prior to such date for Dollar deposits being delivered in the London interbank market for a term equivalent to a one month Interest Period.  If such published rate is not available at such time for any reason, then the “Eurodollar Base Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in same day funds in the approximate amount of the Base Rate Loan being made or maintained and with a term equal to such Interest Period in same day funds would be offered by Bank of America’s London Branch to major banks in the London interbank Eurodollar market at their request at the date and time of determination.

“Eurodollar Rate Loan” means a Revolving Credit Loan or a Term Loan that bears interest at a rate based on the Eurodollar Rate.

“Eurodollar Reserve Percentage” means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”).  The Eurodollar Rate for each outstanding Loan the interest on which is determined by reference to the Eurodollar Rate shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

“Event of Default” has the meaning specified in Section 8.01.

“Excess Cash Flow” means, for any Fiscal Year, without duplication, the excess (if any) of (a) the sum of (i) Consolidated EBITDA for such Fiscal Year, (ii) reductions in Working Capital of Holdings and its Subsidiaries for such Fiscal Year (i.e., the decrease, if any, in Current Assets minus Current Liabilities for such Fiscal Year), (iii) all Investment Returns (solely to the extent the cost of the Investment related thereto was deducted from the calculation of Excess Cash Flow in a prior period), and (iv) cash gains from extraordinary, unusual or non-recurring items (solely to the extent the amount of such cash gain was deducted from Consolidated Net Income in calculating Consolidated EBIDTA for such Fiscal Year) over (b) the sum (for such Fiscal Year) of (i) Consolidated Interest Charges actually paid in cash by Holdings and its Subsidiaries (net of cash interest income), (ii) scheduled principal repayments, to the extent actually made, of Loans pursuant to Section 2.07 and all other long term Indebtedness that is permitted to be made hereunder, (iii) all income taxes actually paid in cash by Holdings and its Subsidiaries, (iv) Capital Expenditures and permitted Investments (other than Investments in cash and Cash Equivalents) actually made with internally generated cash by Holdings and its Subsidiaries in such Fiscal Year, (v) fees, costs and expenses incurred or payable as of the Closing Date by Holdings or any Subsidiary in connection with the Transaction and the Approved Buy-Back, (vi) fees associated with obtaining Swap Contracts, (vii) fees, costs and expenses incurred or payable by Holdings or any Subsidiary in connection with any permitted Disposition, issuance or sale of Equity Interests, Investment or the issuance or incurrence or repayment of permitted Indebtedness (in each case, whether or not consummated) actually paid by Holdings and its Subsidiaries in such Fiscal Year from internally generated cash, (viii) charges as reported on the Other Income and Expense line on Holdings’ Consolidated Statement of Operations or unusual or non-recurring losses or charges, in each case, paid in cash in such Fiscal Year and added back to Consolidated Net Income in calculating Consolidated EBITDA pursuant to clause (a)(v) of the definition thereof for such period or a prior period, (ix) additions to Working Capital for such fiscal year (i.e., the increase, if any, in Current Assets minus Current Liabilities from the beginning to the end of such Fiscal Year) and (x) cash losses from extraordinary items; in each case, calculated for Holdings and its Subsidiaries on a consolidated basis.

“Existing Letters of Credit” has the meaning specified in Section 2.03(a)(i)(C).

“Excluded Dispositions” has the meaning specified in Section 2.05(b)(ii)(A).

“Excluded Subsidiary” means (a) any Subsidiary which is not a Wholly-Owned Subsidiary; (b) with respect to the U.S. Borrower, (i) any Foreign Subsidiary, (ii) any CFC, (iii) any Subsidiary of a CFC and (iv) any Domestic Subsidiary that is treated as a disregarded entity for U.S. federal income tax purposes and that has no material assets other than the equity of one or more CFCs; and (c) with respect to the Hong Kong Borrower, (i) any Foreign Subsidiary organized under the laws of a jurisdiction other than Hong Kong (subject to Section 6.12(d)) and (ii) any Domestic Subsidiary which is an Excluded Subsidiary with respect to the U.S. Borrower; provided that any Subsidiary that provides a Guaranty of the U.S. Obligations shall not be considered an Excluded Subsidiary under this clause (c).

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise (or similar) Taxes, U.S. state and local gross receipts and capital Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes, imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment, pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 11.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a)(ii) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e), (d) any U.S. federal withholding Taxes imposed pursuant to FATCA and (e) any Hong Kong income or profits Tax payable by an assignee from a Lender beyond what the assigning Lender would have been liable to pay. Notwithstanding the foregoing, any national or international Tax imposed with respect to financial transactions or financial institutions (as defined under the relevant Law) pursuant to a Change in Law shall not be an Excluded Tax.

“Extraordinary Receipt” means any cash received by or paid to or for the account of any Person not in the ordinary course of business (including in connection with the occurrence of any Involuntary Disposition), including tax refunds, pension plan reversions, proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), condemnation awards (and payments in lieu thereof), and indemnity payments.

“Facility” means the Term Loan Facility, the Hong Kong Revolving Credit Facility or the U.S. Revolving Credit Facility, as the context may require.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Financial Covenant” means each financial covenant contained in Section 7.11.

“Fiscal Quarter” means each fiscal quarter of Holdings and its Subsidiaries.

“Fiscal Year” means each fiscal year of Holdings and its Subsidiaries; provided that, in the event Holdings changes its fiscal year to a calendar year during any calendar year, the “Fiscal Year” of Holdings shall be the nine-months ended December 31 of such calendar year.

“Foreign Government Scheme or Arrangement” has the meaning specified in Section 5.12(e).

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.  For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Plan” has the meaning specified in Section 5.12(e).

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding U.S. L/C Obligations or Hong Kong L/C Obligations, as the case may be, other than such L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders under the applicable Facility or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee”  means, as to any Person, without duplication, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien) ; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or Disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness).  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.  The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means, collectively, U.S. Guarantors and the Hong Kong Guarantors.

“Guaranty” means, collectively, the U.S. Guaranty, the Hong Kong Guaranty and each other guaranty and guaranty supplement delivered pursuant to Section 6.12.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedge Bank” means any Person that, at the time it enters into an interest rate, a currency or a commodity Swap Contract permitted under Article VI or VII, is a Lender or an Affiliate of a

Lender, in its capacity as a party to such Swap Contract; provided that (i) any such Person that enters into an interest rate, a currency or a commodity Swap Contract with the U.S. Borrower or any other U.S. Loan Party shall be a “Hedge Bank” solely with respect to the U.S. Loan Parties and (ii) any such Person that enters into an interest rate, a currency or a commodity Swap Contract with the Hong Kong Borrower or any other Hong Kong Loan Party shall be a “Hedge Bank” solely with respect to the Hong Kong Loan Parties.

“Holdings” has the meaning specified in the introductory paragraph hereto.

“Hong Kong” means Hong Kong Special Administrative Region.

“Hong Kong Availability Restriction” means, at any time, when the aggregate Outstanding Amount of the Hong Kong Revolving Credit Loans plus aggregate Outstanding Amount of L/C Obligations with respect to Hong Kong Letters of Credit exceed either (a) the Hong Kong Revolving Credit Commitment or (b) the Hong Kong Letter of Credit Sublimit.

“Hong Kong Borrower” has the meaning specified in the introductory paragraph hereto.

“Hong Kong Collateral” means all of the “Collateral”, “Charged Property” and “Related Rights” referred to in any of the Hong Kong Collateral Documents and all of the other property that is or is intended under the terms of the Hong Kong Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Hong Kong Secured Parties.

“Hong Kong Collateral Documents” means, collectively, the Hong Kong Security Agreement, any supplement, exhibit or certificate to the Hong Kong Security Agreement, any mortgages and any other security or similar document (including a U.S. law security agreement for any Hong Kong Loan Party which owns Collateral located in the United States in form similar to the U.S. Security Agreement), security agreement, pledge agreement or other similar agreement delivered to the Administrative Agent in respect of Hong Kong Collateral pursuant to Section 6.12, Hong Kong Share Pledge Documents (if delivered by Luxco or another Hong Kong Loan Party and not the U.S. Borrower) and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent with respect to the Hong Kong Collateral for the benefit of the Hong Kong Secured Parties.

“Hong Kong GAAP” means generally accepted accounting principles in Hong Kong.

“Hong Kong Guarantors” means each of the U.S. Borrower, each U.S. Guarantor and each Person that executes the Hong Kong Guaranty pursuant to the terms of Section 6.12.

“Hong Kong Guaranty” means, the guaranty made by each Hong Kong Guarantor in respect of the Obligations of the Hong Kong Borrower in favor of the Hong Kong Secured Parties, substantially in the form of Exhibit F-1, together with each other guaranty and guaranty supplement delivered pursuant to Section 6.12.

“Hong Kong Indemnitee” has the meaning specified in Section 11.04(b).

“Hong Kong L/C Advance” means, with respect to each Hong Kong Revolving Credit Lender, such Lender’s funding of its participation in any Hong Kong L/C Borrowing in accordance with its Applicable Revolving Credit Percentage.

“Hong Kong L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit under the Hong Kong Revolving Credit Facility which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing under the Hong Kong Revolving Credit Facility.

“Hong Kong L/C Credit Extension” means, with respect to any Letter of Credit issued pursuant to the Hong Kong Revolving Credit Facility, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

 “Hong Kong L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit issued under the Hong Kong Revolving Credit Facility plus the aggregate of all Unreimbursed Amounts thereunder, including all Hong Kong L/C Borrowings.  For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06.  For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Hong Kong Leased Property” means a leasehold interest in real property leased from the government of Hong Kong where the initial term of the lease is 20 years or more and with an annual rent payment in excess of $500,000 or the equivalent to $500,000.

“Hong Kong Letter of Credit” means any standby letter of credit issued under the Hong Kong Revolving Credit Facility.

“Hong Kong Letter of Credit Fee” has the meaning specified in Section 2.03(h)(i).

“Hong Kong Letter of Credit Sublimit” means an amount equal to the Hong Kong Revolving Loan Commitment.  The Hong Kong Letter of Credit Sublimit is part of, and not in addition to, the Hong Kong Revolving Credit Facility.

 “Hong Kong Loan Parties” means, collectively, the Hong Kong Borrower and the Hong Kong Guarantors.

“Hong Kong Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Hong Kong Loan Party arising under any Loan Document or otherwise with respect to any Hong Kong Revolving Credit Loan, Hong Kong Letter of Credit, Secured Cash Management Agreement or Secured Hedge Agreement, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Hong Kong Loan Party in any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Hong Kong Reduction Amount” has the meaning specified in Section 2.05(b)(vi).

“Hong Kong Revolving Credit Borrowing” means a borrowing consisting of simultaneous Hong Kong Revolving Credit Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Hong Kong Revolving Credit Lenders pursuant to Section 2.01(b).

“Hong Kong Revolving Credit Commitment” as to each Revolving Credit Lender, its obligation to (a) make Hong Kong Revolving Credit Loans pursuant to Section 2.01(b)(i) and (b) purchase participations in Hong Kong Borrower’s L/C Obligations, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Hong Kong Revolving Credit Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (including pursuant to Section 2.13).

“Hong Kong Revolving Credit Exposure” means, as to any Hong Kong Revolving Credit Lender at any time, the aggregate principal amount at such time of its outstanding Hong Kong Revolving Credit Loans and such Lender’s participation in Hong Kong L/C Obligations at such time.

“Hong Kong Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Hong Kong Revolving Credit Commitments at such time.

“Hong Kong Revolving Credit Lender” means, at any time, any Lender that has a Hong Kong Revolving Credit Commitment at such time.

“Hong Kong Revolving Credit Loan” has the meaning specified in Section 2.01(b)(i).

“Hong Kong Revolving Credit Outstandings” means the aggregate Outstanding Amount of all Hong Kong Revolving Credit Loans and Hong Kong L/C Obligations.

“Hong Kong Secured Parties” means those Secured Parties to which any Hong Kong Obligation is owing or which are purported to be secured by Collateral of any Hong Kong Loan Party.

“Hong Kong Security Agreement” has the meaning specified in Section 4.01(a)(vi).

“Hong Kong Share Pledge Documents” means (i) signed but undated instruments of transfer and sold notes in respect of the Charged Hong Kong Shares, (ii) signed but undated resignation by each director and the secretary of the Hong Kong Borrower, (iii) signed but undated resolutions of all the directors of the Hong Kong Borrower approving (A) the registration of any transfer of the Charged Hong Kong Shares (if the Charged Hong Kong Shares are owned by Luxco or another Hong Kong Loan Party, such pledge shall secure the Hong Kong Obligations and if such shares are owned by U.S. Borrower or another U.S. Loan Party, such pledge shall secure the U.S. Obligations and the Hong Kong Obligations) and (B) the appointment of such person(s) as Bank of America chooses as director(s) and/or secretary of the Hong Kong Borrower, (iv) signed and dated authority by each director and the secretary of the

Hong Kong Borrower to actions taken in accordance with the foregoing clauses (i) through (iii), and (v) evidence that the articles of association of the Hong Kong Borrower have been amended to remove the directors’ power to veto transfers of the Charged Hong Kong Shares and any other restrictions on the transfer of such shares.

“Honor Date” has the meaning specified in Section 2.03(c)(i).

“IFRS” means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.

“Inactive Subsidiary” shall mean any Subsidiary that (a) does not conduct any business operations, (b) has assets with a value not in excess of $10,000 and (c) does not have any Indebtedness outstanding.

“Increase Effective Date” has the meaning specified in Section 2.13(d).

“Incremental Facility” has the meaning specified in Section 2.13(a).

“Incremental Hong Kong Revolving Credit Facility” has the meaning specified in Section 2.13(a).

“Incremental Hong Kong Revolving Loans” has the meaning specified in Section 2.13(a).

“Incremental Revolving Credit Facility” has the meaning specified in Section 2.13(a).

“Incremental Revolving Loans” has the meaning specified in Section 2.13(a).

“Incremental Term Loans” has the meaning specified in Section 2.13(a).

“Incremental U.S. Revolving Credit Facility” has the meaning specified in Section 2.13(a).

“Incremental U.S. Revolving Loans” has the meaning specified in Section 2.13(a).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)   all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)   the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c)   net obligations of such Person under any Swap Contract;

(d)   all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business, (ii) any earnout obligation until such obligation becomes due and payable, (iii) expenses accrued in the ordinary course of business and (iv) outstanding non-cancelable purchase orders for inventory, property and equipment);

(e)   indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)    all Attributable Indebtedness in respect of Capitalized Leases and Synthetic Lease Obligations of such Person and all Synthetic Debt of such Person;

(g)   all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment prior to 91 days after the Maturity Date in respect of any Equity Interest in such Person or any other Person or any warrant, right or option to acquire such Equity Interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(h)   all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.  The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.  The amount of Indebtedness of any Person that is non-recourse to such Person for purposes of clause (e) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby.  “Indebtedness” does not include obligations representing deferred compensation to employees of Holdings and its Subsidiaries incurred in the ordinary course of business.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitees” has the meaning specified in Section 11.04(b).

“Information” has the meaning specified in Section 11.07.

“Intellectual Property” has the meaning specified to the term “Intellectual Property Collateral” in the U.S. Security Agreement.

“Intellectual Property Security Agreement” has the meaning specified in Section 4.01(a)(v).

“Intercompany Subordination Agreement” means the Intercompany Subordination Agreement to be executed and delivered by Holdings and each Subsidiary of Holdings, substantially in the form attached hereto as Exhibit J.

“Interest Payment Date” means, (a) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan is made; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan or Swing Line Loan, the last Business Day of each March, June, September and December and the Maturity Date of the Facility.

“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by a Borrower in its Committed Loan Notice or such other period that is twelve months or less requested a Borrower and consented to by all of the Appropriate Lenders; provided that:

(a)   any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b)   any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)   no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan is made.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit or all or a substantial part of the business of, such Person.  For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, net of any return (“Investment Return”) representing a return of capital with respect to such Investment that has been repaid (and actually received) in cash to such Person (to the extent such amount does not exceed the original Investment).

“Investment Return” has the meaning specified in the definition of Investment.

“Involuntary Disposition” means any involuntary loss, damage or destruction of property, or any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property.

“IP Rights” has the meaning specified in Section 5.17.

“IP Security Agreement Supplement” has the meaning specified in the U.S. Security Agreement.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and either of the Borrowers in favor of the L/C Issuer and relating to such Letter of Credit.

“Issuer Sublimit” has the meaning specified in Section 2.03(l)(ii).

“Judgment Currency” has the meaning specified in Section 11.19.

“Laws” means, collectively, all applicable international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, a Hong Kong L/C Advance or a U.S. L/C Advance, as applicable.

“L/C Borrowing” means, a Hong Kong L/C Borrowing or a U.S. L/C Borrowing, as applicable.

“L/C Credit Extension” means, a Hong Kong L/C Credit Extension or a U.S. L/C Credit Extension, as applicable.

“L/C Issuer” means Bank of America in its capacity as issuer of Letters of Credit hereunder, any additional issuer of Letters of Credit named pursuant to Section 2.03(l) or any successor issuer of Letters of Credit hereunder.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.  For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06.  For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lead Arrangers” mean MLPFS and RBS Citizens, N.A, in their capacity as the joint lead arrangers and joint bookrunning managers.

“Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the Swing Line Lender.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the U.S. Borrower and the Administrative Agent.

“Letter of Credit” means a U.S. Letter of Credit or a Hong Kong Letter of Credit, as applicable.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable L/C Issuer.

“Letter of Credit Expiration Date” means (i) in the case of the U.S. Revolving Credit Facility, the day that is seven days prior to the Maturity Date then in effect for the U.S. Revolving Credit Facility (or, if such day is not a Business Day, the next preceding Business Day) and (ii) in the case of the Hong Kong Revolving Credit Facility, the day that is seven days prior to the Maturity Date then in effect for the Hong Kong Revolving Credit Facility (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(h)(ii).

“Letter of Credit Sublimit” means an amount equal to the sum of the Hong Kong Letter of Credit Sublimit and the U.S. Letter of Credit Sublimit.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or similar preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” means an extension of credit by a Lender to a Borrower under Article II in the form of a Term Loan, a Revolving Credit Loan or a Swing Line Loan.

“Loan Documents” means, collectively, (a) this Agreement, (b) the Notes, (c) each Guaranty, (d) the Collateral Documents, (e) the Engagement Letter, (f) each Issuer Document, (g) the Intercompany Subordination Agreement, (h) any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.15 of this Agreement, (i) the CAM Agreement, (j) the Perfection Certificate and (k) each Perfection Certificate Supplement.

“Loan Parties” means, collectively, Holdings, the Borrowers and each Guarantor.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Luxco” has the meaning assigned in the definition of the term Permitted Reorganization.

“Luxembourg Holdco” has the meaning assigned in the definition of the term Permitted Reorganization.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect on, the business, assets or financial condition of Holdings, the Borrowers and their Subsidiaries, taken as a whole; (b) a material adverse effect on the rights and remedies of the Administrative Agent or any Lender under any Loan Document; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

“Material Real Property” means fee owned real property or a Hong Kong Leased Property, in each case with a fair market value in excess of $2,000,000, including, without limitation, the New Hampshire Property.

“Maturity Date” means, for each of the Term Loan Facility, U.S. Revolving Credit Facility and Hong Kong Revolving Credit Facility, January 30, 2016.

“Maximum Rate” has the meaning specified in Section 11.09.

“Measurement Period” means, at any date of determination, the most recently completed four Fiscal Quarters of Holdings.

“MLPFS” means Merrill Lynch, Pierce, Fenner & Smith Incorporated.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgages” has the meaning specified in Section 4.01(a)(iv).

“Mortgage Policy” has the meaning specified in Schedule 4.01(a)(iv).

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which Holdings or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including Holdings or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Net Cash Proceeds” means:

(a)   with respect to any Disposition by, or Extraordinary Receipt received or paid to the account of, any Loan Party or any of its Subsidiaries, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such transaction (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by the applicable asset and that is required to be repaid in connection with such transaction (other than Indebtedness under the Loan Documents), together with any applicable premium, penalty, interest and breakage costs, (B) the reasonable and customary out-of-pocket expenses incurred by such Loan Party or such Subsidiary in connection with such transaction, (C) income taxes payable or reasonably estimated to be actually payable within two years of the date of the relevant Disposition as a result of any gain recognized in connection therewith; provided that, if the amount of any estimated taxes pursuant to this subclause (C) exceeds the amount of taxes actually required to be paid in cash in respect of such Disposition, the aggregate amount of such excess shall constitute Net Cash Proceeds, and (D) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations or purchase price adjustment associated with such Disposition (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds); and

(b)   with respect to the incurrence or issuance of any Indebtedness by any Loan Party or any of its Subsidiaries, the excess of (i) the sum of the cash and Cash Equivalents received in connection with such transaction over (ii) the underwriting discounts and commissions, and other reasonable and customary out-of-pocket expenses, incurred by such Loan Party or such Subsidiary in connection therewith.

“New Hampshire Property” means the real property and improvements at 243-247 Daniel Webster Highway, Merrimack, New Hampshire.

“Non-Consenting Lender” has the meaning specified in Section 11.01.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Extension Notice Date” has the meaning specified in Section 2.03(b)(iii).

“Note” means a Term Note or a Revolving Credit Note, as the context may require.

“Obligations” means (i) for any U.S. Loan Party, all U.S. Obligations, and (ii) for any Hong Kong Loan Party, all Hong Kong Obligations.

“OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department.

“OID” means original issue discount.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06 or Section 11.13).

“Outstanding Amount” means (a) with respect to Term Loans, U.S. Revolving Credit Loans, Swing Line Loans or Hong Kong Revolving Credit Loans on any date, as the case may be, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans, U.S. Revolving Credit Loans, Swing Line Loans or Hong Kong Revolving Credit Loans, as the case may be, occurring on such date; and (b) (i) with respect to any U.S. L/C Obligations on any date, the amount of such U.S. L/C Obligations on such date after giving effect to any U.S. L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the U.S. L/C Obligations as of such date, including as a result of any reimbursements by any U.S. Loan Party of Unreimbursed Amounts and (ii) with respect to any Hong Kong L/C Obligations on any date, the amount of such Hong Kong L/C Obligations on such date after giving effect to any Hong Kong L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the Hong Kong L/C Obligations as of such date, including as a result of any reimbursements by any Hong Kong Loan Party of Unreimbursed Amounts.

“Participant” has the meaning specified in Section 11.06(d).

“Participant Register” has the meaning specified in Section 11.06(d).

“Patriot Act” has the meaning specified in Section 11.18.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any “employee pension benefit plan” (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by Holdings and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Perfection Certificate”:  shall mean a perfection certificate in the form of Exhibit L-1 or any other form reasonably acceptable to the Administrative Agent, as the same shall be supplemented from time to time by a Perfection Certificate Supplement or otherwise.

“Perfection Certificate Supplement” shall mean a perfection certificate supplement in the form of Exhibit L-2 or any other form reasonably acceptable to the Administrative Agent.

“Permitted Acquisitions” means the purchase or other acquisition by a Person or its Subsidiaries of all or substantially all of the assets of (or any division or business line of) any other Person (other than a Subsidiary), or the purchase or other acquisition (whether by means of a merger, consolidation, or otherwise) by a Person or its Subsidiaries of all (other than directors’ qualifying shares) of the Equity Interests (or all of the remaining Equity Interests not then owned by such Person) of any other Person (other than a Subsidiary) (any such transaction an “Acquisition”); provided that:

(a)           as of the date of any such Acquisition both before and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing,

(b)           the Acquisition shall be with respect to an operating company or division or line of business that engages in a line of business substantially similar, reasonably related or ancillary to, or a reasonable extension of, the business that Holdings and its Subsidiaries are engaged in,

(c)           in the case of any Acquisition of Equity Interests, the board of directors (or other comparable governing body) of the Person to be acquired shall have duly approved such Acquisition and such Person shall not have announced that it will oppose such Acquisition or shall not have commenced any action which alleges that such Acquisition will violate applicable law (unless all such opposition and all such actions shall have been revoked and terminated and such Person shall approve the Acquisition prior to its consummation),

(d)           the Administrative Agent shall have received not less than ten Business Days prior to the anticipated closing date of the proposed Acquisition prior written notice of the proposed Acquisition, and including the (i) parties to such Acquisition, (ii) the proposed date and amount of the Acquisition, (iii) description of the assets or shares to be acquired and (iv) the total purchase price for the assets to be purchased and the terms of payment of such purchase price), together with copies of the acquisition agreement and other material documents relative to the proposed Acquisition,

(e)           any such newly-created or acquired Subsidiary shall comply with the requirements of Section 6.12 applicable to it;

(f)            the Consolidated Leverage Ratio, calculated on a Pro Forma Basis shall be not be greater than 1.50 to 1.00; such ratio to be determined on the basis of the financial information most recently delivered, or required to be delivered, to the Administrative Agent and the Lenders pursuant to Section 6.01 as though such Acquisition had been consummated as of the first day of the Measurement Period covered thereby; and

(g)           immediately after giving effect to such Acquisition, Holdings and its Subsidiaries shall be in compliance on a Pro Forma Basis with the Financial Covenant set forth in Section 7.11(a), such compliance to be determined on the basis of the financial information most recently delivered, or required to be delivered, to the Administrative Agent and the Lenders pursuant to Section 6.01 as though such Acquisition had been consummated as of the first day of the Measurement Period covered thereby.

“Permitted Encumbrances” means, with respect to any real property, easements, rights of way, minor encroachments, title restrictions, zoning restrictions which (i) exist on the date of the acquisition of the property, directly or indirectly (and are not created in contemplation thereof) or (ii) do not materially impair the use of the real property subject thereto for the purpose for which it is used.

“Permitted Hong Kong Borrower Transfer” means a transfer of cash or Cash Equivalents by the Hong Kong Borrower to Luxco (including by means of an Investment or Restricted Payment) in an amount not to exceed such amount as is required by, and the proceeds of which are used within 30 days after receipt, solely for, (i) Luxco to pay to the U.S. Borrower or a U.S. Guarantor that portion of R&D Costs which are allocated to the Hong Kong Borrower pursuant to Holdings’ accounting procedures, (ii) Luxco or any Affiliate thereby to consummate a Permitted Acquisition or (iii) solely for purposes of Section 7.06 and Section 8.01(m), Luxco to pay, or for Luxco to distribute to Holdings or the U.S. Borrower to pay, in each case, its respective Tax liability attributable to income recognized by Luxco in respect of its interest in the Hong Kong Borrower or attributable to Subpart F income (as defined in Section 952 of the Code) recognized by Holdings or U.S. Borrower in respect of its interest in Luxco or the Hong Kong Borrower.

“Permitted Liens” means those Liens permitted pursuant to Section 7.01.

“Permitted Refinancing” has the meaning specified in Section 7.02(c).

“Permitted Reorganization” means a corporate tax restructuring as a result of which, GT Advanced Technologies Luxembourg Sàrl (“Luxco”) a wholly owned direct subsidiary of the Hong Kong Borrower shall become a wholly owned subsidiary of a newly formed wholly owned direct subsidiary of the U.S. Borrower that is organized under the laws of Luxembourg (“Luxembourg Holdco”) and the Hong Kong Borrower shall become a wholly-owned direct subsidiary of Luxco, in each case, pursuant to the reorganization steps plan delivered to the Administrative Agent prior to the Closing Date, with such changes that are reasonably acceptable to the Administrative Agent.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of Holdings or any ERISA Affiliate or any such Plan to which Holdings or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Platform” has the meaning specified in Section 6.02.

“Pledged Debt” has the meaning given to the term “Pledged Debt” in the U.S. Security Agreement or any “Monetary Claims” as such term is defined in the Hong Kong Security Agreement, as the context may require.

“Pledged Equity” has the meaning given to the term (a) “Pledged Equity” in the U.S. Security Agreement or (b) “Shares” and “Investments” in the Hong Kong Security Agreement, as the context may require.

“Prior Credit Agreement” means that certain Credit Agreement dated as of December 13, 2010 among Holdings, as borrower, the lenders party thereto and Credit Suisse AG, as administrative agent and collateral agent, as amended, restated or supplemented from time to time.

“primary obligor” has the meaning assigned in the definition of the term Guarantee.

“Pro Forma Basis” means, as to any Person, for any events as described below that occur subsequent to the commencement of a period for which the financial effect of such events is being calculated, and giving effect to the events for which such calculation is being made, such calculation as will give pro forma effect to such events as if such events occurred on the first day of the Measurement Period:  (i) in making any determination of Consolidated EBITDA, effect shall be given to any Investment in, or Disposition of, a Subsidiary, business unit or all or a substantial part of the business of any Person permitted hereunder (the foregoing, together with any transactions related thereto or in connection therewith, the “relevant transactions”), in each case that occurred during the Measurement Period (or, in the case of determinations made other than solely for the purposes of Section 7.11 (in the case of actual quarterly and annual compliance), occurring during the Measurement Period or thereafter and through and including the date upon which the relevant transaction is consummated), and (ii) in making any determination on a Pro Forma Basis, (x) all Indebtedness (including Indebtedness issued, incurred or assumed as a result of, or to finance, any relevant transactions and for which the financial effect is being calculated, whether incurred under this Agreement or otherwise) issued, incurred, assumed or permanently repaid during the Measurement Period (or, in the case of determinations made pursuant to the definition of the term “Permitted Acquisition,” Section 7.02(h) or Section 7.02(f)(ii), occurring during the Measurement Period or thereafter and through and including the date upon which the respective Permitted Acquisition or Investment is consummated or the applicable Indebtedness is incurred, assumed or repaid) shall be deemed to have been issued, incurred, assumed or permanently repaid at the beginning of such period and (y) Consolidated Interest Charges of such person attributable to interest on any Indebtedness, for which pro forma effect is being given as provided in preceding clause (x), bearing floating interest rates shall be computed on a pro forma basis as if the rates that would have been in effect during the period for which pro forma effect is being given had been actually in effect during such periods calculated in accordance with GAAP.

“Projections” has the meaning specified in Section 5.15(b).

“Public Lender” has the meaning specified in Section 6.02.

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.

“R&D Costs” means research and development costs incurred by a Loan Party.

“Recipient” means the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party pursuant to a Loan Document hereunder under this Agreement.

“Register” has the meaning specified in Section 11.06(c).

“Reissued Existing Letters of Credit” has the meaning specified in Section 2.03(a)(i)(C).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, controlling persons, agents, trustees, representatives and advisors of such Person and of such Person’s Affiliates.

“relevant transactions” has the meaning assigned in the definition of the term Pro Forma Basis.

“Removal Effective Date” has the meaning specified in Section 9.06(b).

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Term Loans or Revolving Credit Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Hong Kong Revolving Lenders” means, as of any date of determination, Hong Kong Revolving Credit Lenders holding a majority of the Hong Kong Revolving Credit Facility on such date; provided that the portion of the Hong Kong Revolving Credit Facility held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Hong Kong Revolving Lenders.

“Required Lenders” means, as of any date of determination, Lenders holding a majority of the sum of the (a) Total Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments; provided that the unused Revolving Credit

Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Required Revolving Lenders” means, as of any date of determination, Revolving Credit Lenders holding a majority of the sum of the (a) Total Revolving Credit Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments; provided that the unused Revolving Credit Commitment of, and the portion of the Total Revolving Credit Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders.

“Required Term Lenders” means, as of any date of determination, Term Lenders holding a majority of the Term Loan Facility on such date; provided that the portion of the Term Loan Facility held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Term Lenders.

“Required U.S. Revolving Lenders” means, as of any date of determination, U.S. Revolving Credit Lenders holding a majority of the U.S. Revolving Credit Facility on such date; provided that the portion of the U.S. Revolving Credit Facility held by any Defaulting Lender shall be excluded for purposes of making a determination of Required U.S. Revolving Lenders.

“Resignation Effective Date” has the meaning specified in Section 9.06(a).

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller (or with respect to the Hong Kong Borrower, any director designated as such) of a Loan Party and solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Loan Party.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to any Person’s stockholders, partners or members (or the equivalent of any thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment.

“Revolving Credit Borrowing” means, a U.S. Revolving Credit Borrowing or a Hong Kong Revolving Credit Borrowing or both, as the context may require.

“Revolving Credit Commitment” means, a U.S. Revolving Credit Commitment or a Hong Kong Revolving Credit Commitment or both, as the context may require.

“Revolving Credit Exposure” means, the U.S. Revolving Credit Exposure and the Hong Kong Revolving Credit Exposure.

“Revolving Credit Facility” means, a U.S. Revolving Credit Facility or a Hong Kong Revolving Credit Facility or both, as the context may require.

“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment at such time.

“Revolving Credit Loan” has the meaning specified in Section 2.01(b).

“Revolving Credit Note” means a promissory note made by the applicable Borrower in favor of a Revolving Credit Lender evidencing Revolving Credit Loans or Swing Line Loans, as the case may be, made by such Revolving Credit Lender, substantially in the form of Exhibit C-2, in case of the U.S. Borrower, and Exhibit C-3, in case of the Hong Kong Borrower.

“Sanction(s)” means any international economic sanction administered or enforced by OFAC.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., and any successor thereto.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Cash Management Agreement” means (i) for any U.S. Loan Party, any Cash Management Agreement that is entered into by and between a U.S. Loan Party and any Cash Management Bank and (ii) for any Hong Kong Loan Party, any Cash Management Agreement that is entered into by and between a Hong Kong Loan Party and any Cash Management Bank.

“Secured Hedge Agreement” means (i) for any U.S. Loan Party, any interest rate, currency or commodity Swap Contract permitted under Article VI or VII that is entered into by and between a U.S. Loan Party and any Hedge Bank and (ii) for any Hong Kong Loan Party, any interest rate, currency or commodity Swap Contract permitted under Article VI or VII that is entered into by and between a Hong Kong Loan Party and any Hedge Bank.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the L/C Issuer, the Hedge Banks, the Cash Management Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.

“Securities Account Control Agreement” has the meaning specified in the U.S. Security Agreement.

“Security Agreement” means the U.S. Security Agreement or the Hong Kong Security Agreement, as the context may require.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business.  The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Subordinated Indebtedness” means any Indebtedness that is contractually subordinated in right of payment to any other Indebtedness of any Loan Party.

“Subsidiary” of a Person means a corporation, partnership, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Holdings.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-

market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“SWIFT” has the meaning specified in Section 2.03(f).

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Lender” means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $25,000,000 and (b) the U.S. Revolving Credit Facility.  The Swing Line Sublimit is part of, and not in addition to, the U.S. Revolving Credit Facility.

“Synthetic Debt” means, with respect to any Person as of any date of determination thereof, all obligations of such Person in respect of transactions entered into by such Person that are intended to function primarily as a borrowing of funds (including any minority interest transactions that function primarily as a borrowing) but are not otherwise included in the definition of “Indebtedness” or as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Borrowing” means a borrowing consisting of simultaneous Term Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Term Lenders pursuant to Section 2.01(a).

“Term Commitment” means, as to each Term Lender, its obligation to make Term Loans pursuant to Section 2.01(a) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Term Lender’s name on Schedule 2.01 under the caption “Term Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (including pursuant to Section 2.13).

“Term Lender” means (a) at any time on or prior to the Closing Date, any Lender that has a Term Commitment at such time and (b) at any time after the Closing Date, any Lender that holds Term Loans at such time.

“Term Loan” means an advance made by any Term Lender under the Term Loan Facility.

“Term Loan Facility” means, at any time, (a) on or prior to the Closing Date, the aggregate amount of the Term Commitments at such time and (b) thereafter, the aggregate principal amount of the Term Loans of all Term Lenders outstanding at such time.

“Term Note” means a promissory note made by the applicable Borrower in favor of a Term Lender evidencing Term Loans made by such Term Lender, substantially in the form of Exhibit C-1.

“Threshold Amount” means $10,000,000.

“Total Revolving Credit Outstandings” means the aggregate Outstanding Amount of all Revolving Credit Loans, Swing Line Loans and L/C Obligations.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Transaction” means, collectively, (a) the entering into by the Loan Parties and their applicable Subsidiaries of the Loan Documents to which they are or are intended to be a party and (b) the payment of the fees and expenses incurred in connection with the consummation of the foregoing.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“U.S. Availability Restriction” means, at any time, when the aggregate Outstanding Amount of the U.S. Revolving Credit Loans plus aggregate Outstanding Amount of L/C Obligations with respect to U.S. Letters of Credit plus the Outstanding Amount of all Swing Line

Loans exceed either (x) the U.S. Revolving Credit Commitment or (y) the U.S. Letter of Credit Sublimit.

“U.S. Borrower” has the meaning specified in the introductory paragraph hereto.

“U.S. Collateral” means all of the “Collateral” and “Mortgaged Property” referred to in the U.S. Collateral Documents and all of the other property that is or is intended under the terms of the U.S. Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties.

“U.S. Collateral Documents” means, collectively, the U.S. Security Agreement, the Intellectual Property Security Agreement, each Deposit Account Control Agreement and Securities Account Control Agreement, the Hong Kong Share Pledge Documents (if delivered by the U.S. Borrower), U.S. Security Agreement Supplements, the Mortgages, each of the mortgages, collateral assignments, U.S. Security Agreement Supplements, IP Security Agreement Supplements, security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent in respect of U.S. Collateral pursuant to Section 6.12, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent with respect to the U.S. Collateral for the benefit of the Secured Parties.

“U.S. Facilities” means the Term Loan Facility and the U.S. Revolving Credit Facility.

“U.S. Guarantors” means each of the Guarantors identified on Schedule 6.12, and each Person that executes the U.S. Guaranty pursuant to the terms of Section 6.12.

“U.S. Guaranty” means, the guaranty made by each U.S. Guarantor in respect of the Obligations of the U.S. Borrower in favor of the Secured Parties, substantially in the form of Exhibit F-2, together with each other guaranty and guaranty supplement delivered pursuant to Section 6.12.

“U.S. Indemnitee” has the meaning specified in Section 11.04(b).

“U.S. L/C Advance” means, with respect to each U.S. Revolving Credit Lender, such Lender’s funding of its participation in any U.S. L/C Borrowing in accordance with its Applicable Revolving Credit Percentage.

“U.S. L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit under the U.S. Revolving Credit Facility which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing under the U.S. Revolving Credit Facility.

“U.S. L/C Credit Extension” means, with respect to any Letter of Credit issued pursuant to the U.S. Revolving Credit Facility, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“U.S. L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit issued under the U.S. Revolving

Credit Facility plus the aggregate of all Unreimbursed Amounts thereunder, including all U.S. L/C Borrowings.  For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06.  For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“U.S. Lenders” means, Lenders other than Hong Kong Revolving Credit Lenders.

“U.S. Letter of Credit” means any standby letter of credit issued under the U.S. Revolving Credit Facility.

“U.S. Letter of Credit Fee” has the meaning specified in Section 2.03(h)(ii).

“U.S. Letter of Credit Sublimit” means an amount equal to the U.S. Revolving Credit Commitment.  The U.S. Letter of Credit Sublimit is part of, and not in addition to, the U.S. Revolving Credit Facility.

“U.S. Loan Party” means Holdings, the U.S. Borrower and each U.S. Guarantor.

“U.S. Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any U.S. Loan Party arising under any Loan Document or otherwise with respect to any Term Loan, U.S. Revolving Credit Loan, U.S. Letter of Credit, Secured Cash Management Agreement or Secured Hedge Agreement, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any U.S. Loan Party in any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Reduction Amount” has the meaning specified in Section 2.05(b)(vi).

“U.S. Revolving Credit Borrowing” means a borrowing consisting of simultaneous U.S. Revolving Credit Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the U.S. Revolving Credit Lenders pursuant to Section 2.01(b).

“U.S. Revolving Credit Commitment” as to each Revolving Credit Lender, its obligation to (a) make U.S. Revolving Credit Loans pursuant to Section 2.01(b)(ii), (b) purchase participations in U.S. Borrower’s L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “U.S. Revolving Credit Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (including pursuant to Section 2.13).

“U.S. Revolving Credit Exposure” means, as to any U.S. Revolving Credit Lender at any time, the aggregate principal amount at such time of its outstanding U.S. Revolving Credit Loans and such Lender’s participation in U.S. L/C Obligations and Swing Line Loans at such time.

“U.S. Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ U.S. Revolving Credit Commitments at such time.

“U.S. Revolving Credit Lender” means, at any time, any Lender that has a U.S. Revolving Credit Commitment at such time.

“U.S. Revolving Credit Loans” has the meaning specified in Section 2.01(b)(ii).

“U.S. Revolving Credit Outstandings” means the aggregate Outstanding Amount of all U.S. Revolving Credit Loans, Swing Line Loans and U.S. L/C Obligations.

“U.S. Secured Parties” means those Secured Parties to which any U.S. Obligation is owing or which are purported to be secured by Collateral of any U.S. Loan Party.

“U.S. Security Agreement” has the meaning specified in Section 4.01(a)(iii).

“U.S. Security Agreement Supplement” has the meaning specified in the U.S. Security Agreement.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(III).

“Wholly Owned Subsidiary” means as to any Person, any other Person, all of the Equity Interest of which (other than directors’ qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

“Working Capital” means Current Assets minus Current Liabilities.

1.02                 Other Interpretive Provisions.  With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)           The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any

Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law, rule or regulation shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law, rule or regulation and any reference to any law or regulation shall, unless otherwise specified, refer to such law, rule or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)           In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)           Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03                 Accounting Terms.  (a)  Generally.  All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.  Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of Holdings and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

(b)           Changes in GAAP.  If at any time any change in GAAP (including a conversion to IFRS as described below) or in the application thereof would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either Holdings or the Required Lenders shall so request, the Administrative Agent, the Lenders and Holdings shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) Holdings shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.  If Holdings notifies the Administrative Agent that it is required to report under IFRS or has elected to do so through an early-adoption policy, “GAAP” shall mean international financial reporting standards pursuant to IFRS (provided that after such conversion, Holdings cannot elect to report under U.S. generally accepted accounting principles).

1.04                 Rounding.  Any financial ratios required to be maintained by the Loan Parties pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05                 Times of Day.  Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.06                 Letter of Credit Amounts.  Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.07                 Currency Equivalents Generally.  For purposes of any determination under Article VI, Article VII (other than Section 7.11) or Article VIII or any determination under any other provision of this Agreement expressly requiring the use of a current exchange rate, all amounts incurred, outstanding or proposed to be incurred or outstanding in currencies other than Dollars shall be translated into Dollars at currency exchange rates in effect on the date of such determination; provided, however, that for purposes of determining compliance with Article VII with respect to the amount of any Indebtedness, Investment, Disposition or Restricted Payment in a currency other than Dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness or Investment is incurred or Disposition or Restricted Payment made; provided that, for the avoidance of doubt, the foregoing provisions of this Section 1.07 shall otherwise apply to such Sections, including with respect to determining whether any Indebtedness or Investment may be incurred or Disposition or Restricted Payment made at any time under such Sections.  For purposes of Section 7.11, amounts in currencies other than Dollars shall be translated into Dollars at the currency exchange rates used in preparing the most recently delivered financial statements pursuant to Section 6.01(a) or (b) and, in any event, calculated in accordance with GAAP.

ARTICLE II
THE COMMITMENTS AND CREDIT EXTENSIONS

2.01                 The Loans.  (a)  The Term Borrowing.  Subject to the terms and conditions set forth herein, each Term Lender severally agrees to make a single loan in Dollars to the U.S. Borrower on the Closing Date in an amount not to exceed such Term Lender’s Applicable Percentage of the Term Loan Facility.  The Term Borrowing shall consist of Term Loans made simultaneously by the Term Lenders in accordance with their respective Applicable Percentage of the Term Loan Facility.  Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed.  Term Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

(b)           The Revolving Credit Borrowings.  Subject to the terms and conditions set forth herein, (i) each Hong Kong Revolving Credit Lender severally agrees to make loans in Dollars (each such loan, a “Hong Kong Revolving Credit Loan” and collectively, the “Hong Kong Revolving Credit Loans”) to the Hong Kong Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Hong Kong Revolving Credit Commitment and (ii) each U.S. Revolving Credit Lender severally agrees to make loans in Dollars (each such loan, a “U.S. Revolving Credit Loan” and collectively, the “U.S. Revolving Credit Loans” and together with the Hong Kong Revolving Credit Loans, each a “Revolving Credit Loan” and collectively, the “Revolving Credit Loans”) to the U.S. Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s U.S. Revolving Credit Commitment; provided, however, that after giving effect to any Revolving Credit Borrowing, (i) the Total Revolving Credit Outstandings shall not exceed an amount equal to the Revolving Credit Facility less the Availability Reserve, (ii) the aggregate Outstanding Amount of the U.S. Revolving Credit Loans of any U.S. Revolving Credit Lender, plus such U.S. Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all U.S. L/C Obligations, plus such U.S. Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such U.S. Revolving Credit Lender’s U.S. Revolving Credit Commitment and (iii) the aggregate Outstanding Amount of the Hong Kong Revolving Credit Loans of any Hong Kong Revolving Credit Lender, plus such Hong Kong Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all Hong Kong L/C Obligations, shall not exceed such Hong Kong Revolving Credit Lender’s Hong Kong Revolving Credit Commitment.  Within the limits of each Revolving Credit Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01(b), prepay under Section 2.05, and reborrow under this Section 2.01(b).  Revolving Credit Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

2.02                 Borrowings, Conversions and Continuations of Loans.  (a)  Each Term Borrowing, each Revolving Credit Borrowing, each conversion of Term Loans or Revolving Credit Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the applicable Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone, facsimile or other electronic submission.  Each such notice must be received by the Administrative Agent (i) not later than 12:00 noon, with respect to any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans (x) by the U.S. Borrower in the United States, three (3) Business Days and (y) in case of any other Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, four (4) Business Days, prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (ii) not later than 11:00 a.m., with respect to any Borrowing of Base Rate Loans (x) in case by the U.S. Borrower in the United States, on the requested date of any Borrowing of Base Rate Loans and (y) in case of any other Borrowing of Base Rate Loans, two (2) Business Days, prior to the requested date of any Borrowing of Base Rate Loans; provided, however, that if the applicable Borrower wishes to request Eurodollar Rate Loans having an Interest Period other than one, two, three or six months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than 12:00 noon four (4) Business Days prior to the requested date of such Borrowing, conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the Appropriate Lenders of such request and determine whether the requested Interest Period is acceptable to such Appropriate Lenders.  Not later than 12:00 noon, three Business Days before the requested date of such Borrowing, conversion or continuation, the Administrative Agent shall notify the applicable Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Appropriate Lenders.  Each telephonic notice by the applicable Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of such Borrower.  Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof, or otherwise equal to the remaining balance of applicable Commitments.  Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof, or otherwise equal to the remaining balance of applicable Commitments.  Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the applicable Borrower is requesting a Term Borrowing, a Hong Kong Revolving Credit Borrowing, a U.S. Revolving Credit Borrowing, a conversion of Term Loans or Revolving Credit Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Term Loans or Revolving Credit Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto.  If the applicable Borrower fails to specify a Type of Loan in a Committed Loan Notice or fails to give a timely notice requesting a conversion or continuation, then the applicable Term Loans or Revolving Credit Loans shall be made as, or converted to, Base Rate Loans.  Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans.  If a Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.  Notwithstanding anything to the contrary herein, a Swing Line Loan may not be converted to a Eurodollar Rate Loan.

(b)           Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify the Appropriate Lender of the amount of its Applicable Percentage under the applicable Facility, and if no timely notice of a conversion or continuation is provided by the applicable Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in Section 2.02(a).  In the case of a Committed Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice.  Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the applicable Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the applicable Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the applicable Borrower; provided, however, that if (x) on the date a Committed Loan Notice with respect to a U.S. Revolving Credit Borrowing is given, there are U.S. L/C Borrowings outstanding, then the proceeds of such U.S. Revolving Credit Borrowing, first, shall be applied to the payment in full of any such U.S. L/C Borrowings, and second, shall be made available to the U.S. Borrower as provided above and (y) on the date a Committed Loan Notice with respect to a Hong Kong Revolving Credit Borrowing is given, there are Hong Kong L/C Borrowings outstanding, then the proceeds of such Hong Kong Revolving Credit Borrowing, first, shall be applied to the payment in full of any such Hong Kong L/C Borrowings, and second, shall be made available to the Hong Kong Borrower as provided above.

(c)           Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan.  During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.

(d)           The Administrative Agent shall promptly notify the applicable Borrower and the Appropriate Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate.  At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the applicable Borrower and the Appropriate Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e)           After giving effect to all Committed Borrowings, there shall not be more than ten Interest Periods in effect in respect of the Loans.

2.03 Letters of Credit.  (a)  The Letter of Credit Commitment.  (i)  Subject to the terms and conditions set forth herein,

(A) (1) the L/C Issuer agrees, in reliance upon the agreements of the Hong Kong Revolving Credit Lenders set forth in this Section 2.03, (x) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Hong Kong Letters of Credit for the account of the Hong Kong Borrower or its Subsidiaries and to amend or extend the Hong Kong Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (y) to honor drawings under the Hong Kong Letters of Credit; and (2) the Hong Kong Revolving Credit Lenders severally agree to participate in Hong Kong Letters of Credit issued for the account of the Hong Kong Borrower or its Subsidiaries and any drawings thereunder; provided that, after giving effect to any L/C Credit Extension with respect to any Hong Kong Letter of Credit, (x) the Total Revolving Credit Outstandings shall not exceed an amount equal to the Revolving Credit Facility less the Availability Reserve and (y) there is no Hong Kong Availability Restriction.  Each request by the Hong Kong Borrower for the issuance or amendment of a Hong Kong Letter of Credit shall be deemed to be a representation by the Hong Kong Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence.  Within the foregoing limits, and subject to the terms and conditions hereof, the Hong Kong Borrower’s ability to obtain Hong Kong Letters of Credit shall be fully revolving, and accordingly the Hong Kong Borrower may, during the foregoing period, obtain Hong Kong Letters of Credit to replace Hong Kong Letters of Credit that have expired or that have been drawn upon and reimbursed.

(B) (1) the L/C Issuer agrees, in reliance upon the agreements of the U.S. Revolving Credit Lenders set forth in this Section 2.03, (x) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue U.S. Letters of Credit for the account of the Holdings or its Subsidiaries and to amend or extend the U.S. Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (y) to honor drawings under the U.S. Letters of Credit; and (2) the U.S. Revolving Credit Lenders severally agree to participate in U.S. Letters of Credit issued for the account of the Holdings or its Subsidiaries and any drawings thereunder; provided that, after giving effect to any L/C Credit Extension with respect to any U.S. Letter of Credit, (x) the Total Revolving Credit Outstandings shall not exceed an amount equal to the Revolving Credit Facility less the Availability Reserve and (y) there is no U.S. Availability Restriction.  Each request by the U.S. Borrower for the issuance or amendment of a U.S. Letter of Credit shall be deemed to be a representation by the U.S. Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence.  Within the foregoing limits, and subject to the terms and conditions hereof, the U.S. Borrower’s ability to obtain U.S. Letters of Credit shall be fully revolving, and accordingly the U.S. Borrower may, during the foregoing period, obtain U.S. Letters of Credit to replace U.S. Letters of Credit that have expired or that have been drawn upon and reimbursed.

(C)           At any time with respect to any outstanding Letter of Credit (an “Applicable Letter of Credit”), (i) the Hong Kong Borrower may redesignate an Applicable Letter of Credit which is a U.S. Letter of Credit as a Hong Kong Letter of Credit which Applicable Letter of Credit shall then be deemed issued under the Hong Kong Revolving Credit Facility and (ii) the U.S. Borrower may redesignate an Applicable Letter of Credit which is a Hong Kong Letter of Credit as a U.S. Letter of Credit which Applicable Letter of Credit shall then be deemed issued under the U.S. Revolving Credit Facility; provided that, in each case, after giving effect to such deemed issuance, the terms and conditions set forth in Section 4.02 hereof and all other terms and conditions of this Article II for the issuance of a U.S. Letter of Credit or Hong Kong Letter of Credit, as the case may be, are satisfied.  Schedule 2.03(a)(i)(C) lists all standby letters of credit issued under another agreement (including under the Prior Credit Agreement) prior to the Closing Date (the “Existing Letters of Credit”).  On and as of March 31, 2012 (or such earlier date as may be designated in writing by Holdings), in each case so long as the conditions in Section 4.02 are satisfied on and as of such date, before and after giving effect to such deemed issuance, each Existing Letter of Credit shall be deemed to have been issued pursuant hereto (each such Letter of Credit, a “Reissued Existing Letter of Credit” and collectively, the “Reissued Existing Letters of Credit”), and from and after such deemed issuance date, shall be subject to and governed by the terms and conditions hereof.

(ii)           No L/C Issuer shall issue any Letter of Credit if:

(A)          subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension,

unless (i) in the case of any U.S. Letter of Credit, the Required U.S. Revolving Lenders have approved such expiry date or (ii) in the case of any Hong Kong Letter of Credit, the Required Hong Kong Revolving Lenders have approved such expiry date; or

(B)           the expiry date of the requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless (i) in the case of any U.S. Letter of Credit, all U.S. Revolving Credit Lenders have approved such expiry date or (ii) in the case of any Hong Kong Letter of Credit, all Hong Kong Revolving Credit Lenders have approved such expiry date.

(iii)          No L/C Issuer shall be under any obligation to issue any Letter of Credit if:

(A)          any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing the Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon the L/C Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

(B)           the issuance of the Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;

(C)           except as otherwise agreed by the Administrative Agent and the L/C Issuer, the Letter of Credit is in an initial stated amount less than $50,000;

(D)          the Letter of Credit is to be denominated in a currency other than Dollars;

(E)           (I) with respect to any U.S. Letter of Credit, any U.S. Revolving Credit Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its sole discretion) with the U.S. Borrower or such U.S. Revolving Credit Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.16(a)(iv)) with respect to the Defaulting Lender arising from either the U.S. Letter of Credit then proposed to be issued or that U.S. Letter of Credit and all other U.S. L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion or (II) with respect to any Hong Kong Letter of Credit, any Hong Kong Revolving Credit Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its sole discretion) with the Hong Kong Borrower or such Hong Kong Revolving Credit Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.16(a)(iv)) with respect to the

Defaulting Lender arising from either the Hong Kong Letter of Credit then proposed to be issued or that Hong Kong Letter of Credit and all other Hong Kong L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion; or

(F)           the Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.

(iv)          The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

(v)           The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(vi)          Each L/C Issuer shall act on behalf of the U.S. Revolving Credit Lenders, with respect to any U.S. Letters of Credit issued by it, and the Hong Kong Revolving Credit Lenders, with respect to any Hong Kong Letters of Credit issued by it, and in each case the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

(b)           Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit  (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the U.S. Borrower, with respect to a U.S. Letter of Credit, or the Hong Kong Borrower, with respect to a Hong Kong Letter of Credit, delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the applicable Borrower.  Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be.  In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer:  (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; (H) the Revolving Credit Facility under which such Letter of Credit is to be issued; and (I) such other matters as the L/C Issuer may require.  In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the L/C Issuer may require.  Additionally, the applicable Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may require.

(ii)           Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the U.S. Borrower or the Hong Kong Borrower, as the case may be, and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof.  Unless the L/C Issuer has received written notice from any U.S. Revolving Credit Lender (in the case of any U.S. Letter of Credit) or any Hong Kong Revolving Credit Lender (in the case of any Hong Kong Letter of Credit), the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of Holdings (or its applicable Subsidiary) or the Hong Kong Borrower (or its applicable Subsidiary), as the case may be, or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices.  Immediately upon the issuance of each (x) U.S. Letter of Credit, each U.S. Revolving Credit Lender and (y) Hong Kong Letter of Credit, each Hong Kong Revolving Credit Lender, shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Credit Lender’s Applicable Revolving Credit Percentage times the amount of such Letter of Credit.

(iii)          If a Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof and the applicable Borrower not later than 30 days prior to the auto-renewal date thereof (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued.  Unless otherwise directed by the L/C Issuer, the applicable Borrower shall not be required to make a specific request to the L/C Issuer for any such extension.  Once an Auto-Extension Letter of Credit has been issued, the applicable Revolving Credit Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date from the Administrative Agent, any U.S. Revolving Credit Lender or the U.S. Borrower (in the case of any U.S. Letter of Credit), or any Hong Kong Revolving Credit Lender or the Hong Kong Borrower (in the case of any Hong Kong Letter of Credit) that one or more of the applicable conditions specified in Section 4.02 is not then satisfied (other than delivery of a Committed Loan Notice), and in each such case directing the L/C Issuer not to permit such extension.

(iv)          Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the applicable Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c)           Drawings and Reimbursements; Funding of Participations.  (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the applicable Borrower and the Administrative Agent thereof.  If the applicable Borrower shall have received such notice from the L/C Issuer on or prior to 10:00 a.m., New York City time, on any Business Day, not later than 4:00 p.m., New York City time, on such Business Day, or, if the applicable Borrower shall have received such notice later than 10:00 a.m., New York City time, on any Business Day, not later that 10:00 a.m., New York City time, on the immediately following Business Day (each such Business Day or immediately following Business Day, as the case may be, an “Honor Date”), the applicable Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing.  If the applicable Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Appropriate Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Revolving Credit Lender’s Applicable Revolving Credit Percentage thereof.  In such event, the applicable Borrower shall be deemed to have requested a Revolving Credit Borrowing under the applicable Facility of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving Credit Commitments under the applicable Facility and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice).  Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)           Each Appropriate Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the L/C Issuer at the Administrative Agent’s Office in an amount equal to its Applicable Revolving Credit Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Appropriate Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the applicable Borrower in such amount.  The Administrative Agent shall remit the funds so received to the L/C Issuer.

(iii)          With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the applicable Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate.  In such event, each Revolving Credit Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv)          Until each Revolving Credit Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Revolving Credit Percentage under the applicable Facility of such amount shall be solely for the account of the L/C Issuer.

(v)           Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrowers or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the applicable Borrower of a Committed Loan Notice).  No such making of an L/C Advance shall relieve or otherwise impair the obligation of the applicable Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi)          If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this Agreement, the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing.  If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Loan included in the relevant Committed Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be.  A certificate of the L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.

(d)           Repayment of Participations. (i)  At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the applicable Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Revolving Credit Percentage under the applicable Facility thereof in the same funds as those received by the Administrative Agent.

(ii)           If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Revolving Credit Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Revolving Credit Percentage thereof under the applicable Facility on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)           Obligations Absolute.  The obligation of the applicable Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)            any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii)           the existence of any claim, counterclaim, setoff, defense or other right that such Borrower, any Subsidiary or any Loan Party may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)          any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)          waiver by the L/C Issuer of any requirement that exists for the L/C Issuer’s protection and not the protection of any Borrower or any waiver by the L/C Issuer which does not in fact materially prejudice any Borrower;

(v)           honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;

(vi)          any payment made by the L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC or the ISP, as applicable;

(vii)         any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(viii)        any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, such Borrower, any of its Subsidiaries or any Loan Party.

The applicable Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with such Borrower’s instructions or other irregularity, such Borrower will immediately notify the L/C Issuer.  Such Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f)            Role of L/C Issuer.  Each Revolving Credit Lender and the Borrowers agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.  None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the U.S. Revolving Credit Lenders or the Required U.S. Revolving Lenders (in the case of any U.S. Letter of Credit) or the Hong Kong Revolving Credit Lenders or the Required Hong Kong Revolving Lenders (in the case of any Hong Kong Letter of Credit), as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document.  The U.S. Borrower hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any U.S. Letter of Credit and the Hong Kong Borrower hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Hong Kong Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude any applicable Borrower pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement.  None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, a Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to such Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by such Borrower which such Borrower proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit.  In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.  The L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(g)           Applicability of ISP; Limitation of Liability.  Unless otherwise expressly agreed by the L/C Issuer and the Borrowers when a Letter of Credit is issued (including any such agreement applicable to any letter of credit issued by the L/C Issuer under another agreement (including the Prior Credit Agreement) and deemed reissued under this Agreement, the rules of the ISP shall apply to each Letter of Credit.  Notwithstanding the foregoing, the L/C Issuer shall not be responsible to the Borrowers for, and the L/C Issuer’s rights and remedies against the Borrowers shall not be impaired by, any action or inaction of the L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where the L/C Issuer or the beneficiary is located, the practice stated in the ISP or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(h)           Letter of Credit Fees.

(i) The Hong Kong Borrower shall pay to the Administrative Agent for the account of each Hong Kong Revolving Credit Lender in accordance with its Applicable Revolving Credit Percentage a Letter of Credit fee (the “Hong Kong Letter of Credit Fee”) for

each Hong Kong Letter of Credit equal to the Applicable Rate for Eurodollar Rate Loans times the daily amount available to be drawn under such Hong Kong Letter of Credit; provided, however, any Hong Kong Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Hong Kong Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the L/C Issuer pursuant to this Section 2.03 shall be payable, to the maximum extent permitted by applicable Law, to the other Hong Kong Revolving Credit Lenders in accordance with the upward adjustments in their respective Applicable Percentages allocable to such Letter of Credit pursuant to Section 2.16(a)(iv), with the balance of such fee, if any, payable to the L/C Issuer in accordance with Section 2.16(a)(iii)(C), and

(ii) The U.S. Borrower shall pay to the Administrative Agent for the account of each U.S. Revolving Credit Lender in accordance with its Applicable Revolving Credit Percentage a Letter of Credit fee (the “U.S. Letter of Credit Fee” and together with the Hong Kong Letter of Credit Fees, the “Letter of Credit Fee”) for each U.S. Letter of Credit equal to the Applicable Rate for Eurodollar Rate Loans times the daily amount available to be drawn under such U.S. Letter of Credit; provided, however, any U.S. Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any U.S. Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the L/C Issuer pursuant to this Section 2.03 shall be payable, to the maximum extent permitted by applicable Law, to the other U.S. Lenders in accordance with the upward adjustments in their respective Applicable Percentages allocable to such Letter of Credit pursuant to Section 2.16(a)(iv), with the balance of such fee, if any, payable to the L/C Issuer in accordance with Section 2.16(a)(iii)(C).

(iii)          For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06.  Letter of Credit Fees shall be (x) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (y) computed on a quarterly basis in arrears.  If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.  Notwithstanding anything to the contrary contained herein, upon the request of the Required Revolving Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

(i)            Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer.

(i)            The Hong Kong Borrower shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Hong Kong Letter of Credit, at a rate to be separately agreed between the applicable L/C Issuer and the Hong Kong Borrower (but in any event not to exceed 0.25% per annum), computed on the daily amount available to be drawn under such Hong Kong Letter of Credit on a quarterly basis in arrears.  Such fronting fee shall be due and payable on the tenth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Hong Kong Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand.  For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06.  In addition, the Hong Kong Borrower shall pay directly to the applicable L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect.  Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(ii)           The U.S. Borrower shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each U.S. Letter of Credit, at a rate to be separately agreed between the applicable L/C Issuer and the U.S. Borrower (but in any event not to exceed 0.25% per annum), computed on the daily amount available to be drawn under such U.S. Letter of Credit on a quarterly basis in arrears.  Such fronting fee shall be due and payable on the tenth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand.  For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06.  In addition, the U.S. Borrower shall pay directly to the applicable L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect.  Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(j)            Conflict with Issuer Documents.  In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(k)           Letters of Credit Issued for Subsidiaries.  Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, Holdings or a Subsidiary, the applicable Borrower shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit.  Each Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Holdings or its Subsidiaries inures to the benefit of such Borrower, and that such Borrower’s business derives substantial benefits from the businesses of Holdings and such Subsidiaries.

(l)            Additional L/C Issuers.  (i) The Hong Kong Borrower or the U.S. Borrower, as applicable may from time to time, upon not less fifteen (15) Business Days’ notice from such Borrower to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole reasonable discretion), designate a Hong Kong Revolving Credit Lender (in case of the Hong Kong Borrower) or a U.S. Revolving Credit Lender (in case of the U.S. Borrower), as applicable, hereunder as an additional L/C Issuer, which shall be a Hong Kong Revolving Credit Lender or U.S. Revolving Credit Lender (upon obtaining such Hong Kong Revolving Credit Lender’s or U.S. Revolving Credit Lender’s prior consent thereto) or replace a previously designated L/C Issuer by designating another Hong Kong Revolving Credit Lender or a U.S. Revolving Credit Lender, as applicable, as L/C Issuer (provided that there are no outstanding Letters of Credit issued by, or L/C Obligations owing to, the L/C Issuer to be replaced); provided that at no time shall there be more than four (4) L/C Issuers hereunder.  Any such designation shall be subject to the approval of the Administrative Agent (such approval not to be unreasonably withheld or delayed).  The Administrative Agent will promptly notify the applicable Borrower and the Hong Kong Revolving Credit Lenders or the U.S. Revolving Credit Lenders, as applicable, of any designation and approval of an additional L/C Issuer, and of the amount of any Issuer Sublimit of such L/C Issuer.  Upon any such approval of a L/C Issuer by the Administrative Agent and deliver by such L/C Issuer to the Administrative Agent of such contract and other information regarding such L/C Issuer as the Administrative Agent shall reasonably request, such Hong Kong Revolving Credit Lender or a U.S. Revolving Credit Lender, as applicable, shall be a L/C Issuer for all purposes of this Agreement, and references to the L/C Issuers shall mean and include such Hong Kong Revolving Credit Lender or a U.S. Revolving Credit Lender, as applicable, in its capacity as L/C Issuer.

(ii) Any such additional L/C Issuer, and any existing L/C Issuer (other than Bank of America), shall be entitled to specify from time to time any Dollar limit on the stated amount of Letters of Credit permitted to be outstanding from such L/C Issuer at any time (an “Issuer Sublimit”).

(iii) If any L/C Issuer shall issue any Letter of Credit, or amend any Letter of Credit (if the effect thereof is to increase the stated amount of such Letter of Credit), without obtaining prior consent from the Administrative Agent (as provided in Sections 2.03(a) and (b)), or if any L/C Issuer shall permit the extension of an Auto-Extension Letter of Credit without giving timely prior notice to the Administrative Agent or when such extension is not permitted hereunder (as provided in Section 2.03(b)(iii)), such Letter of Credit (in the case of any such amendment, to the extent of the increased stated amount thereof) (A) shall for all purposes be deemed to have been issued by such L/C Issuer solely for its own account and risk, and (B) shall not be considered a Letter of Credit outstanding under this Agreement, and no Hong Kong Revolving Credit Lender or a U.S. Revolving Credit Lender, as applicable, shall be deemed to have any participation therein, effective as of the date of such issuance, amendment or extension, as the case may be, unless the Hong Kong Revolving Credit Lenders or U.S. Revolving Credit Lenders, as applicable, expressly consent thereto; provided, however, that to be considered a Letter of Credit outstanding under this Agreement, the consent of all Lenders and the Administrative Agent shall be required if any such issuance, amendment or extension is not then permitted hereunder by reason of the provisions of Section 2.03.

(m)          Reconciliation of Outstanding Letters of Credit.  On the last Business Day of each month, each of Holdings and the L/C Issuers shall provide to the Administrative Agent such information regarding the outstanding Letters of Credit (that are issued by an L/C Issuer other than the Administrative Agent) as the Administrative Agent shall reasonably request, in form and substance satisfactory to the Administrative Agent (and in such standard electronic format as the Administrative Agent shall reasonably specify), for purposes of the Administrative Agent’s ongoing tracking and reporting of outstanding Letters of Credit. The Administrative Agent shall maintain a record of all outstanding Letters of Credit based upon information provided by Holdings and the L/C Issuers pursuant to this Section 2.03(m), and such record of the Administrative Agent shall, absent manifest error, be deemed a correct and conclusive record of all Letters of Credit outstanding from time to time hereunder. Notwithstanding the foregoing, if and to the extent the Administrative Agent determines that there are one or more discrepancies between information provided by Holdings and any L/C Issuer hereunder, the Administrative

Agent will notify Holdings and such L/C Issuer thereof and Holdings and such L/C Issuer shall endeavor to reconcile any such discrepancy.

2.04         Swing Line Loans.  (a)  The Swing Line.  Subject to the terms and conditions set forth herein, the Swing Line Lender agrees, in reliance upon the agreements of the other U.S. Revolving Credit Lenders set forth in this Section 2.04, to, in its sole discretion, make loans (each such loan, a “Swing Line Loan”) to the U.S. Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Revolving Credit Percentage of the Outstanding Amount of U.S. Revolving Credit Loans and L/C Obligations under the U.S. Revolving Credit Facility of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s U.S. Revolving Credit Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility at such time, and (ii) the aggregate Outstanding Amount of the U.S. Revolving Credit Loans of any Revolving Credit Lender at such time, plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all L/C Obligations under the U.S. Revolving Credit Facility at such time, plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all Swing Line Loans at such time shall not exceed such Lender’s U.S. Revolving Credit Commitment, and provided further that the U.S. Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan.  Within the foregoing limits, and subject to the other terms and conditions hereof, the U.S. Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04.  Each Swing Line Loan shall bear interest only at a rate based on the Base Rate.  Immediately upon the making of a Swing Line Loan, each U.S. Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Revolving Credit Lender’s Applicable Revolving Credit Percentage times the amount of such Swing Line Loan.

(b)           Borrowing Procedures.  Each Swing Line Borrowing shall be made upon the U.S. Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone.  Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 2:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day.  Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the U.S. Borrower.  Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof.  Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to 3:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 4:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the U.S. Borrower at its office either by (i) crediting the account of the U.S. Borrower on the books of the Swing Line Lender in immediately available funds or (ii) wire transfer of such funds in accordance with instructions provided to (and acceptable to) the Administrative Agent and the Swing Line Lender by the U.S. Borrower.

(c)           Refinancing of Swing Line Loans.  (i)  The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the U.S. Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each U.S. Revolving Credit Lender make a Base Rate Loan in an amount equal to such Lender’s Applicable Revolving Credit Percentage of the amount of Swing Line Loans then outstanding.  Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the U.S. Revolving Credit Facility and the conditions set forth in Section 4.02.  The Swing Line Lender shall furnish the U.S. Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent.  Each U.S. Revolving Credit Lender shall make an amount equal to its Applicable Revolving Credit Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in immediately available funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each U.S. Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the U.S. Borrower in such amount.  The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii)           If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the U.S. Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each U.S. Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii)          If any U.S. Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swing Line

Lender in connection with the foregoing.  If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Loan included in the relevant Committed Borrowing or funded participation in the relevant Swing Line Loan, as the case may be.  A certificate of the Swing Line Lender submitted to any U.S. Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv)          Each U.S. Revolving Credit Lender’s obligation to make U.S. Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the U.S. Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each U.S. Revolving Credit Lender’s obligation to make U.S. Revolving Credit Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02 (other than delivery of a Committed Loan Notice).  No such funding of risk participations shall relieve or otherwise impair the obligation of the U.S. Borrower to repay Swing Line Loans, together with interest as provided herein.

(d)           Repayment of Participations.  (i)  At any time after any U.S. Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such U.S. Revolving Credit Lender its Applicable Revolving Credit Percentage thereof in the same funds as those received by the Swing Line Lender.

(ii)           If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each U.S. Revolving Credit Lender shall pay to the Swing Line Lender its Applicable Revolving Credit Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate.  The Administrative Agent will make such demand upon the request of the Swing Line Lender.  The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)           Interest for Account of Swing Line Lender.  The Swing Line Lender shall be responsible for invoicing the U.S. Borrower for interest on the Swing Line Loans.  Until each U.S. Revolving Credit Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Revolving Credit Lender’s Applicable Revolving Credit Percentage of any Swing Line Loan, interest in respect of such Applicable Revolving Credit Percentage shall be solely for the account of the Swing Line Lender.

(f)            Payments Directly to Swing Line Lender.  The U.S. Borrower shall make all payments with respect to the Swing Line Loans directly to Administrative Agent for the benefit of the Swing Line Lender.

2.05                 Prepayments.  (a)  Optional.  (i)  The applicable Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Term Loans and Revolving Credit Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Administrative Agent not later than 12:00 noon (1) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (2) on the date of prepayment of Base Rate Loans; (B) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof; and (C) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding.  Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Eurodollar Rate Loans are to be prepaid, the Interest Period(s) of such Loans.  The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage in respect of the relevant Facility).  If such notice is given by any Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.  Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05.  Subject to Section 2.16, each prepayment of the outstanding Term Loans pursuant to this Section 2.05(a) shall be applied to the principal repayment installments thereof as directed by the U.S. Borrower and each such prepayment shall be paid to the Lenders in accordance with their respective Applicable Percentages in respect of each of the relevant Facilities.

(ii)           The U.S. Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of $100,000.  Each such notice shall specify the date and amount of such prepayment.  If such notice is given by the U.S. Borrower, the U.S. Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(iii)          Notwithstanding anything to the contrary contained in this Agreement, any Borrower may rescind any notice of prepayment under Section 2.05(a)(i) (by written notice to the Administrative Agent not less than one (1) Business Day prior to the time on which the Obligations would have been repaid in accordance with such notice of prepayment) if such prepayment would have resulted in refinancing of all of the Facilities, which refinancing shall not be consummated or shall otherwise be delayed, in each case, so long as any such notice of prepayment expressly stated that such notice is conditioned upon the effectiveness of new credit facilities or other sources of refinancing and which effectiveness will result in the immediate payment in full in cash of all Obligations and the applicable Borrower shall pay any amounts due under Section 3.5, if any, in connection with any such revocation.

(b)           Mandatory.  (i)  Within five Business Days after financial statements have been delivered pursuant to Section 6.01(a) and the related Compliance Certificate has been delivered pursuant to Section 6.02(b), the applicable Borrower shall prepay and shall cause to be prepaid an aggregate principal amount of Loans in an amount equal to the excess (if any) of (A) an amount equal to the lesser of (1) $25,000,000 and (2) 50% of Excess Cash Flow for the Fiscal Year covered by such financial statements (commencing (x) with the Fiscal Year ended March 30, 2013 or (y) if Holdings changes its Fiscal Year end to December 31, with the Fiscal Year ended December 31, 2012) over (B) the aggregate principal amount of Term Loans and Revolving Credit Loans (to the extent accompanied by a permanent reduction of the applicable Revolving Credit Facility pursuant to Section 2.06) prepaid pursuant to Section 2.05(a)(i) during such Fiscal Year or after the end of such Fiscal Year and prior to the date payment under this Section 2.05(b)(i) is due, provided that any such payment made after the end of such Fiscal Year shall not be included in this clause (B) with respect to the Fiscal Year in which such payment was made (such prepayments to be applied as set forth in clauses (v) and (vi) below); provided, that such percentage shall be reduced to 25% or 0% if the Consolidated Funded Indebtedness (calculated without giving effect to the undrawn amount of any letters of credit) as of the last day of such Fiscal Year was less than $50,000,000 or $25,000,000, respectively before giving effect to such prepayment.

(ii)           (A)          If (x) Holdings or any of its Subsidiaries Disposes of any property (other than any Disposition of any property permitted by Section 7.05(a), (b), (c), (d), (e), (f), (g), (i), (j), (k) and (l) (except with respect to any Extraordinary Receipts received in connection therewith, which shall be subject to Section 2.05 (b)(iv)) (collectively, “Excluded Dispositions”)), which results in the realization or receipt by Holdings or such Subsidiary of Net Cash Proceeds in excess for any such Disposition or series of related Dispositions of $5,000,000, the applicable Borrower shall, subject to the reinvestment rights set forth in Section 2.05(b)(ii)(B), prepay an aggregate principal amount of Loans in an amount equal to 100% of such Net Cash Proceeds received on or before the date that is five (5) Business Days following receipt thereof (such prepayments to be applied as set forth in clauses (v) and (vi) below).

(B)           With respect to any Net Cash Proceeds realized or received with respect to any Disposition (other than any Excluded Disposition), at the option of Holdings, and so long as no Event of Default shall have occurred and be continuing, Holdings or any Subsidiary of Holdings may use all or any portion of such Net Cash Proceeds to acquire, maintain, develop, construct, improve, upgrade or repair assets useful for their business within (x) 365 days of the receipt of such Net Cash Proceeds or (y) if Holdings or any such Subsidiary enters into a legally binding commitment to use such Net Cash Proceeds to acquire, maintain, develop, construct, improve, upgrade or repair assets useful for its business within 365 days after receipt of such Net Cash Proceeds, within 545 days after receipt of such Net Cash Proceeds; provided further that if any such Net Cash Proceeds are not so used within the time period set forth above in this Section 2.05(b)(ii)(B) or are no longer intended to be so used at any time after delivery of a notice of such election, an amount equal to any such Net Cash Proceeds shall be promptly applied to the prepayment of the Loans as set forth in Section 2.05(b)(ii)(A), to the extent required thereby.

(iii)          Upon the incurrence or issuance by Holdings or any of its Subsidiaries of any Indebtedness (other than Indebtedness expressly permitted to be incurred or issued pursuant to Section 7.02), the applicable Borrower shall prepay and shall cause to be prepaid an aggregate principal amount of Loans in an amount equal to 100% of all Net Cash Proceeds received therefrom on or before the date that is five (5) Business Days following receipt thereof by Holdings or such Subsidiary (such prepayments to be applied as set forth in clauses (v) and (vi) below).

(iv)          Upon any Extraordinary Receipt received by or paid to or for the account of Holdings or any of its Subsidiaries, and not otherwise included in clause (ii) or (iii) of this Section 2.05(b), the applicable Borrower shall prepay and shall cause to be prepaid an aggregate principal amount of Loans in an amount equal to 100% of all Net Cash Proceeds received therefrom on or before the date that is five (5) Business Days following receipt thereof by Holdings or such Subsidiary (such prepayments to be applied as set forth in clauses (v) and (vi) below); provided, however, that with respect to any Extraordinary Receipts, at the election of the Borrowers (as notified by the Borrowers to the Administrative Agent on or prior to the date of receipt of such Extraordinary Receipts) may use all or any portion of such Net Cash Proceeds to acquire, maintain, develop, construct, improve, upgrade or repair assets useful for their business within (x) 365 days of the receipt of such Net Cash Proceeds or (y) if any Borrower or other Subsidiary of Holdings enters into a legally binding commitment to use such Net Cash Proceeds to acquire, maintain, develop, construct, improve, upgrade or repair assets useful for its business within 365 days after receipt of such Net Cash Proceeds, within 545 days after receipt of such Net Cash Proceeds; provided further that if any Net Cash Proceeds are not so used within the time period set forth above in this Section 2.05(b)(iv) or are no longer intended to be so used at any time after delivery of a notice of such election, an amount equal to any such Net Cash Proceeds shall be promptly applied to the prepayment of the Loans as set forth in this Section 2.05(b)(iv).

(v)           Each prepayment of Loans pursuant to clause (i), (ii), (iii) or (iv) of this Section 2.05(b) shall be applied, first, ratably to the principal repayment installments of the Term Loan Facility, by applying same to the first four succeeding principal installments payable pursuant to Section 2.07 in the direct order of maturity and thereafter on a pro rata basis to the remaining installments and, second, to the Revolving Credit Facilities pro rata in the manner set forth in clause (vi) of this Section 2.05(b).

(vi)          (I) Prepayments of the U.S. Revolving Credit Facility made pursuant to this Section 2.05(b), first, shall be applied ratably to the U.S. L/C Borrowings and the Swing Line Loans and second, shall be applied ratably to the outstanding U.S. Revolving Credit Loans, and, the amount remaining, if any, after the prepayment of all U.S. L/C Borrowings, Swing Line Loans and U.S. Revolving Credit Loans outstanding at such time (the sum of such prepayment amounts being collectively, the “U.S. Reduction Amount”) may be retained by the U.S. Borrower for use in the ordinary course of its business; provided, however that such U.S. Reduction Amount shall not result in a permanent reduction of the U.S. Revolving Credit Commitments and (II) Prepayments of the Hong Kong Revolving Credit Facility made pursuant to this Section 2.05(b), first, shall be applied ratably to the Hong Kong L/C Borrowings and second, shall be applied ratably to the outstanding Hong Kong Revolving Credit Loans, and, the amount remaining, if any, after the prepayment of all Hong Kong L/C Borrowings and Hong Kong Revolving Credit Loans outstanding at such time (the sum of such prepayment amounts being collectively, the “Hong Kong Reduction Amount”) may be retained by the Hong Kong Borrower for use in the ordinary course of its business; provided, however that such Hong Kong Reduction Amount shall not result in a permanent reduction of the Hong Kong Revolving Credit Commitments.

(vii)         (I) If for any reason the U.S. Revolving Credit Outstandings at any time exceeds the U.S. Revolving Credit Commitments then in effect, the U.S. Borrower shall promptly prepay the U.S. Revolving Credit Facility in an aggregate amount equal to such excess, which shall be applied as follows:  first, ratably to the U.S. L/C Borrowings and the Swing Line Loans, second, ratably to the outstanding U.S. Revolving Credit Loans, and third, to Cash Collateralize the remaining U.S. L/C Obligations and (II) if for any reason the Hong Kong Revolving Credit Outstandings at any time exceeds the Hong Kong Revolving Credit Commitments then in effect, the Hong Kong Borrower shall promptly prepay the Hong Kong Revolving Credit Facility in an aggregate amount equal to such excess, which shall be applied as follows:  first, ratably to the Hong Kong L/C Borrowings, second, ratably to the outstanding Hong Kong Revolving Credit Loans, and third, to Cash Collateralize the remaining Hong Kong L/C Obligations.  Upon the drawing of any Letter of Credit that has been Cash Collateralized, the funds held as Cash Collateral for the applicable Facility shall be applied (without any further action by or notice to or from the applicable Borrower or any other Loan Party) to reimburse the applicable L/C Issuer or the applicable Revolving Credit Lenders, as applicable.

(viii)        Notwithstanding any other provisions of this Section 2.05 to the contrary:

(A) To the extent that any Net Cash Proceeds of any Disposition or Extraordinary Receipt by a Foreign Subsidiary or Excess Cash Flow attributable to a Foreign Subsidiary is prohibited or delayed by applicable local Law from being repatriated to the United States then the portion of such Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Loans at the times and as otherwise provided in Section 2.05(b)(i), Section 2.05(b)(ii) or Section 2.05(b)(iv) but may be retained by the applicable Subsidiary so long, but only so long, as the applicable local Law will not permit repatriation to the United States (the U.S. Borrower hereby agreeing to cause the applicable Subsidiary to promptly use commercially reasonable efforts to take all actions reasonably required by the applicable local Law to permit such repatriation), and once such repatriation of any of such affected Net Cash Proceeds or Excess Cash Flow is permitted under the applicable local Law, such repatriation will be effected and such repatriated Net Cash Proceeds or Excess Cash Flow will be promptly applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Loans pursuant to Section 2.05(b)(i), Section 2.05(b)(ii) or Section 2.05(b)(iv), to the extent provided herein.

(B)           To the extent that Holdings has determined in good faith that repatriation of an amount equal to Net Cash Proceeds or Excess Cash Flow attributable to a Foreign Subsidiary would have an adverse tax consequence to Holdings or any Subsidiary, an amount equal to the Net Cash Proceeds or Excess Cash Flow so affected may be retained by the applicable Foreign Subsidiary and will not be required to be applied to repay Loans at the times provided in Section 2.05(b)(i), Section 2.05(b)(ii) or Section

2.05(b)(iv), but only so long as repatriation of such amount would have an adverse tax consequence; and once such repatriation of any of such affected Net Cash Proceeds or Excess Cash Flow is permitted in a manner that would not have an adverse tax consequence to Holdings or any Subsidiary, the applicable Borrower shall pay an amount equal to such Net Cash Proceeds or Excess Cash Flow to be promptly applied to the repayment of the Loans pursuant to Section 2.05(b)(i), Section 2.05(b)(ii) or Section 2.05(b)(iv), to the extent provided herein; provided that, in the case of this clause (B), on or before the date on which an amount equal to the Net Cash Proceeds or Excess Cash Flow so retained would otherwise have been required to be applied to prepayments pursuant to Section 2.05(b)(i), Section 2.05(b)(ii) or Section 2.05(b)(iv), (x) an amount equal to such Net Cash Proceeds or Excess Cash Flow is applied by the U.S. Borrower to such prepayments as if the amount of Net Cash Proceeds or Excess Cash Flow had been received by Holdings rather than such Foreign Subsidiary, less the amount of additional taxes that would have been payable or reserved against if an amount equal to such Net Cash Proceeds or Excess Cash Flow had been repatriated (or, if less, Net Cash Proceeds or Excess Cash Flow that would be calculated if received by such Foreign Subsidiary) or (y) such Net Cash Proceeds or Excess Cash Flow is applied to the permanent repayment of Indebtedness of a Foreign Subsidiary; provided that any amounts that remain with such Foreign Subsidiary after such application, as set forth in clauses (x) and (y), may be retained by it unless the restrictions to repatriation are no longer in effect.

2.06                 Termination or Reduction of Commitments.  (a)  Optional.  The Borrowers may, upon notice to the Administrative Agent, terminate the unused Revolving Credit Commitments, the Letter of Credit Sublimits or the Swing Line Sublimit, or from time to time permanently reduce the unused Revolving Credit Commitments, the Letter of Credit Sublimits or the Swing Line Sublimit; provided that (i) any such notice shall be received by the Administrative Agent not later than 12:00 noon five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $1,000,000 or any whole multiple of $500,000 in excess thereof and (iii) the Borrowers shall not terminate or reduce (A) (I) the U.S. Revolving Credit Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the U.S. Revolving Credit Outstandings would exceed the U.S. Revolving Credit Commitments or (II) the Hong Kong Revolving Credit Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Hong Kong Revolving Credit Outstandings would exceed the Hong Kong Revolving Credit Commitments, (B) (I) the U.S. Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of U.S. L/C Obligations not fully Cash Collateralized hereunder would exceed the U.S. Letter of Credit Sublimit or (II) the Hong Kong Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of Hong Kong L/C Obligations not fully Cash Collateralized hereunder would exceed the Hong Kong Letter of Credit Sublimit, or (C) the Swing Line Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of Swing Line Loans would exceed the Swingline Sublimit.

(b)           Mandatory.  (i)  The aggregate Term Commitments shall be automatically and permanently reduced to zero on the date of the funding of the Term Borrowing.

(ii)           The U.S. Revolving Credit Commitments and the Hong Kong Revolving Credit Commitments shall be automatically and permanently reduced to zero on the Maturity Date.

(c)           Application of Commitment Reductions; Payment of Fees.  The Administrative Agent will promptly notify (i) the U.S. Revolving Credit Lenders of any termination or reduction of the U.S. Letter of Credit Sublimit, Swing Line Sublimit or the U.S. Revolving Credit Commitments and (ii) the Hong Kong Revolving Credit Lenders of any termination or reduction of the Hong Kong Letter of Credit Sublimit or the Hong Kong Revolving Credit Commitments, in each case under this Section 2.06.  Upon any reduction of (x) the U.S. Revolving Credit Commitments, the U.S. Revolving Credit Commitment of each U.S. Revolving Credit Lender shall be reduced by such Lender’s Applicable Revolving Credit Percentage of such reduction amount and (y) the Hong Kong Revolving Credit Commitments, the Hong Kong Revolving Credit Commitment of each Hong Kong Revolving Credit Lender shall be reduced by such Lender’s Applicable Revolving Credit Percentage of such reduction amount.  All fees in respect of the applicable Revolving Credit Facility accrued until the effective date of any termination of such Revolving Credit Facility shall be paid by the applicable Borrower on the effective date of such termination.

2.07                 Repayment of Loans.  (a)  Term Loans.  The U.S. Borrower shall repay to the Administrative Agent for the benefit of the Term Lenders the aggregate principal amount of all Term Loans outstanding on the following dates in the respective amounts set forth opposite such dates (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05(b)(v)):

Date	Dollar Amount
June 30, 2012	$937,500
September 30, 2012	$937,500
December 31, 2012	$937,500
March 31, 2013	$937,500
June 30, 2013	$937,500
September 30, 2013	$937,500
December 31, 2013	$937,500
March 31, 2014	$937,500
June 30, 2014	$1,875,000
September 30, 2014	$1,875,000
December 31, 2014	$1,875,000
March 31, 2015	$1,875,000
June 30, 2015	$1,875,000
September 30, 2015	$1,875,000
December 31, 2015	$1,875,000
Fourth Anniversary of the Closing Date	$54,375,000

The final principal repayment installment of the Term Loans shall be repaid on the Maturity Date for the Term Loan Facility and in any event shall be in an amount equal to the aggregate principal amount of all Term Loans outstanding on such date.

(b)           Revolving Credit Loans.  (i) The U.S. Borrower shall repay to the Administrative Agent for the benefit of the U.S. Revolving Credit Lenders on the Maturity Date for the U.S. Revolving Credit Facility the aggregate principal amount of all U.S. Revolving Credit Loans outstanding on such date and (ii) the Hong Kong Borrower shall repay to the Administrative Agent for the benefit of the Hong Kong Revolving Credit Lenders on the Maturity Date for the Hong Kong Revolving Credit Facility the aggregate principal amount of all Hong Kong Revolving Credit Loans outstanding on such date.

(c)           Swing Line Loans.  The U.S. Borrower shall repay each Swing Line Loan (including by means of a refinancing to a U.S. Revolving Credit Loan pursuant to Section 2.04(c)) on the earlier to occur of (i) the date ten Business Days after such Loan is made and (ii) the Maturity Date for the U.S. Revolving Credit Facility.

2.08                 Interest.  (a)  Subject to the provisions of Section 2.08(b), (i) each Eurodollar Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the sum of (A) the Eurodollar Rate for such Interest Period plus (B) the Applicable Rate for Eurodollar Rate Loans for such Facility; (ii) each Base Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the sum of (A) the Base Rate plus (B) the Applicable Rate for Base Rate Loans for such Facility; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the sum of (A) the Base Rate plus (B) the Applicable Rate for Base Rate Loans for the Revolving Credit Facility.

(b)           (i)  If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii)           If any amount (other than principal of any Loan) payable by a Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii)          Upon the request of the Required Lenders, while any Event of Default exists, the U.S. Borrower shall pay interest on the principal amount of all outstanding Obligations in respect of the Term Loans and U.S. Revolving Credit Loans hereunder and the Hong Kong Borrower shall pay interest on the principal amount of all outstanding Obligations in respect of Hong Kong Revolving Credit Loans hereunder, in each case at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iv)          Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)           Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09                 Fees.  (a)        Commitment Fee.  (i) The U.S. Borrower shall pay to the Administrative Agent for the account of each U.S. Revolving Credit Lender in accordance with its Applicable Revolving Credit Percentage of the U.S. Revolving Credit Commitments, a commitment fee equal to the Applicable Fee Rate times the actual daily amount by which the U.S. Revolving Credit Facility exceeds the sum of (x) the Outstanding Amount of U.S. Revolving Credit Loans (other than Swing Line Loans) and (y) the Outstanding Amount of U.S. L/C Obligations  and (ii) the Hong Kong Borrower shall pay to the Administrative Agent for the account of each Hong Kong Revolving Credit Lender in accordance with its Applicable Revolving Credit Percentage of the Hong Kong Revolving Credit Commitments, a commitment fee equal to the Applicable Fee Rate times the actual daily amount by which the Hong Kong Revolving Credit Facility exceeds the sum of (x) the Outstanding Amount of Hong Kong Revolving Credit Loans and (y) the Outstanding Amount of Hong Kong L/C Obligations, subject in each case to adjustment as provided in Section 2.16.  For each Revolving Credit Facility, the commitment fee shall accrue at all times during the applicable Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period for the Revolving Credit Facility.  The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Fee Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Fee Rate separately for each period during such quarter that such Applicable Fee Rate was in effect.

(b)           Other Fees.  Subject to Section 2.09(d), the Borrowers shall pay to the Arranger and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Engagement Letter.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(c)           The Borrowers shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(d)           For the avoidance of doubt, notwithstanding anything in this Section 2.09 to the contrary, the Hong Kong Borrower shall only pay such fees to the extent allocable to a Borrowing made by such Borrower, and all other fees shall be paid by the U.S. Borrower and/or its Domestic Subsidiaries.

2.10                 Computation of Interest and Fees.  All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurodollar Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.  All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year).  Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day.  Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.11                 Evidence of Debt.  (a)  The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent (including, in accordance with Section 11.06(c)) in the ordinary course of business.  The accounts or records maintained by the Administrative Agent (including, in accordance with Section 11.06(c)) and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of (x) the U.S. Borrower hereunder to pay any amount owing with respect to the Obligations in respect of the Term Loans and U.S. Revolving Credit Loans and (y) the Hong Kong Borrower hereunder to pay any amount owing with respect to the Obligations in respect of the Hong Kong Revolving Credit Loans.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent (including, in accordance with Section 11.06(c)) in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.  Upon the request of any Lender made through the Administrative Agent, the applicable Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records.  Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b)           In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records and, in the case of the Administrative Agent, entries in the Register, evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans.  In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.12                 Payments Generally; Administrative Agent’s Clawback.  (a)  General.  All payments to be made by any of the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.  Except as otherwise expressly provided herein, all payments by any of the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein.  The Administrative Agent will promptly distribute to each Lender its Applicable Percentage in respect of the relevant Facility (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office.  All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.  If any payment to be made by a Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b)           (i)  Funding by Lenders; Presumption by Administrative Agent.  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurodollar Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by any such Borrower, the interest rate applicable to Base Rate Loans.  If such Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period.  If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing.  Any payment by such Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii)           Payments by the Borrowers; Presumptions by Administrative Agent.  Unless the Administrative Agent shall have received notice from a Borrower prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders or the L/C Issuer, as the case may be, the amount due.  In such event, if such Borrower has not in fact made such payment, then each of the Appropriate Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the applicable Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c)           Failure to Satisfy Conditions Precedent.  If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the applicable Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)           Obligations of Lenders Several.  The obligations of the Lenders hereunder to make Term Loans and Revolving Credit Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 11.04(c) are several and not joint.  The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 11.04(c).

(e)           Funding Source.  Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f)            Insufficient Funds.  If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.

2.13                 Increase in Commitments.  (a)    Request for Increase.  Upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrowers may from time to time, request (i) an increase in the Aggregate Commitments of the U.S. Revolving Loans (each, an “Incremental U.S. Revolving Credit Facility”; the Loans thereunder the “Incremental U.S. Revolving Loans”) or the Hong Kong Revolving Loans (each, an “Incremental Hong Kong Revolving Credit Facility” and, collectively, together with each Incremental U.S. Revolving Credit Facility, the “Incremental Revolving Credit Facility”; the Loans thereunder, the “Incremental Hong Kong Revolving Loans” and, collectively, together with the Incremental U.S. Revolving Loans, the “Incremental Revolving Loans”) or (ii) an increase in the Aggregate Commitments of the Term Loan, which increase may take the form of a new term loan (the “Incremental Term Loans” and together with any Incremental Revolving Loans, the

“Incremental Facility”) by an amount (for all such requests) not exceeding $75,000,000; provided that any such request for an increase shall be in a minimum amount of $25,000,000 (or, if less, the remaining amount available); provided further that (i) immediately prior to, and after giving effect to the incurrence of such Incremental Facilities, (x) the conditions set forth in Section 4.02 shall have been satisfied on and as of the date of effectiveness of each Incremental Facility (before and after giving effect to such Incremental Facility and the application of the proceeds thereof) (and, without duplication, assuming that any Incremental Revolving Loans have been fully utilized), and (y) after giving effect to any such Incremental Facility (and, without duplication, assuming that any Incremental Revolving Loans have been fully utilized) on a Pro Forma Basis, the Consolidated Leverage Ratio shall be no greater than 1.50 to 1.00 (such ratio to be determined on the basis of the financial information most recently delivered, or required to be delivered, to the Administrative Agent and the Lenders pursuant to Section 6.01), (ii) no loan or advance made under the Incremental Term Loan shall mature prior to the Maturity Date, (iii) as of the date of the incurrence thereof, the weighted average life to maturity of the Incremental Term Loans shall not be shorter than that of the existing Term Loans, (iv) in the event the All-In Yield applicable to any Incremental Term Loan exceeds the All-In Yield of the Term Loans existing at such time by more than 50 basis points, then the interest rate margins for such Term Loans existing at such time shall be increased (or, if any “floor” for Eurodollar Rate or Base Rate is applied, a “floor” shall be applied to the Term Loans existing as such time) to the extent necessary so that the All-In Yield of such Term Loans existing at such time shall be equal to the All-In Yield of the applicable Incremental Term Loans minus 50 basis points, (v) the Incremental Hong Kong Revolving Credit Facility shall be on the same terms as the Hong Kong Revolving Credit Facility and shall be implemented as an increase in the commitments under such Facility, and (vi) the Incremental U.S. Revolving Credit Facility shall be on the same terms as the U.S. Revolving Credit Facility and shall be implemented as an increase in the commitments under such Facility.  The Incremental Facility shall rank pari passu in right of payment and security with the Term Facility in the case of Incremental Term Loans or the U.S. Revolving Credit Facility in the case of Incremental U.S. Revolving Loans or the Hong Kong Revolving Credit Facility in the case of Incremental Hong Kong Revolving Loans and except as otherwise provided in this Section and except for terms reasonably satisfactory to the Administrative Agent, shall have the same terms as the Term Loan Facility in the case of Incremental Term Loans or the U.S. Revolving Credit Facility in the case of Incremental U.S. Revolving Loans or the Hong Kong Revolving Credit Facility in the case of Incremental Hong Kong Revolving Loans.

(b)           Lender Elections to Increase.  Each Lender shall notify the Administrative Agent promptly following any request as set forth in Section 2.13(a) whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase.  Any Lender not responding shall be deemed to have declined to increase its Commitment.

(c)           Notification by Administrative Agent; Additional Lenders.  The Administrative Agent shall notify the Borrower and each Lender of the Lenders’ responses to each request made hereunder.  To achieve the full amount of a requested increase and subject to the approval of the Administrative Agent, the L/C Issuer and the Swing Line Lender (which approvals shall not be unreasonably withheld, conditioned or delayed), the Borrowers may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel.

(d)           Effective Date and Allocations.  If the Aggregate Commitments are increased in accordance with this Section 2.13, the Administrative Agent and the Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase.  The Administrative Agent shall promptly notify the Borrowers and the Lenders of the final allocation of such increase and the Increase Effective Date.

(e)           Conditions to Effectiveness of Increase. As a condition precedent to such increase, the applicable Borrower shall deliver to the Administrative Agent a certificate of each applicable Loan Party dated as of the Increase Effective Date signed by a Responsible Officer of such Loan Party certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, the conditions set forth in Section 4.02 shall have been satisfied on and as of the date of effectiveness of each Incremental Facility (before and after giving effect to such Incremental Facility and the application of the proceeds thereof) (and, without duplication assuming that any Incremental Revolving Loans have been fully utilized).

(f)            Conflicting Provisions.  Notwithstanding anything to the contrary herein, this Section shall supersede any provisions in Section 2.13 or 11.01 to the contrary and, without the consent of any other Lenders, the Borrowers and the Administrative Agent may effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate in the reasonable judgment of the Administrative Agent and the Borrowers to effect the provisions of this Section 2.13.

(g)           Adjustment of Revolving Credit Loans.  To the extent the Commitments being increased on the relevant Increase Effective Date are (i) Commitments in respect of Incremental U.S. Revolving Loans, then each U.S. Revolving Credit Lender that is acquiring such a Commitment on the Increase Effective Date shall make a U.S. Revolving Credit Loan, the proceeds of which will be used to prepay the U.S. Revolving Credit Loans of the other U.S. Revolving Credit Lenders immediately prior to such Increase Effective Date, so that, after giving effect thereto, the U.S. Revolving Credit Loans outstanding are held by the U.S. Revolving Credit Lenders pro rata based on their U.S. Revolving Credit Commitments after giving effect to such Commitments and (ii) Commitments in respect of Incremental Hong Kong Revolving Loans, then each Hong Kong Revolving Credit Lender that is acquiring such a Commitment on the Increase Effective Date shall make a Hong Kong Revolving Credit Loan, the proceeds of which will be used to prepay the Hong Kong Revolving Credit Loans of the other Hong Kong Revolving Credit Lenders immediately prior to such Increase Effective Date, so that, after giving effect thereto, the Hong Kong Revolving Credit Loans outstanding are held by the Hong Kong Revolving Credit Lenders pro rata based on their Hong Kong Revolving Credit Commitments after giving effect to such Commitments.  If there is (x) a new borrowing of U.S. Revolving Credit Loans on any Increase Effective Date in respect thereof, the U.S. Revolving Credit Lenders after giving effect to such Incremental U.S. Revolving Credit Facility shall make such U.S. Revolving Credit Loans in accordance with Section 2.01(b) and (y) a new borrowing of Hong Kong Revolving Credit Loans on any Increase Effective Date in respect thereof, the Hong Kong Revolving Credit Lenders after giving effect to such Incremental Hong Kong Revolving

Credit Facility shall make such Hong Kong Revolving Credit Loans in accordance with Section 2.01(b).

(h)           Making of New Term Loans.  On any Increase Effective Date on which Commitments in respect of Incremental Term Loans become effective, subject to the satisfaction of the foregoing terms and conditions, each Lender of such Incremental Term Loans shall make a Term Loan to the U.S. Borrower in an amount equal to its Commitment in respect thereof.

2.14                 Sharing of Payments by Lenders.  If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations in respect of any the Facilities due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of such Facility due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations in respect of such Facility due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations in respect of any of the Facilities owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of such Facility owing (but not due and payable) to all Lenders hereunder and under the other Loan Parties at such time) of payment on account of the Obligations in respect of such Facility owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations in respect of any applicable Facility then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that:

(i)            if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)           the provisions of this Section 2.14 shall not be construed to apply to (A) any payment made by or on behalf of a Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (B) the application of Cash Collateral provided for in Section 2.15, or (C) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than an assignment to Holdings or Holdings’ Affiliates or Subsidiaries (as to which the provisions of this Section shall apply); provided that and for the avoidance of doubt no assignments or sale of participations to Holdings, Holdings’ Affiliates or Subsidiaries are permitted.

Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

2.15         Cash Collateral.

(a)               Certain Credit Support Events.  If (i) (A) the L/C Issuer has honored any full or partial drawing request under any U.S. Letter of Credit and such drawing has resulted in a U.S. L/C Borrowing, or (B) as of the Letter of Credit Expiration Date, any U.S. L/C Obligation for any reason remains outstanding, the U.S. Borrower shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all U.S. L/C Obligations and (ii) (A) the L/C Issuer has honored any full or partial drawing request under any Hong Kong Letter of Credit and such drawing has resulted in a Hong Kong L/C Borrowing, or (B) as of the Letter of Credit Expiration Date, any Hong Kong L/C Obligation for any reason remains outstanding, the Hong Kong Borrower shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all Hong Kong L/C Obligations.  At any time that there shall exist a Defaulting Lender under the U.S. Revolving Credit Facility or Hong Kong Revolving Credit Facility, immediately upon the request of the Administrative Agent, the L/C Issuer or the Swing Line Lender (solely with respect to the U.S. Revolving Credit Facility), the applicable Borrower under such Revolving Credit Facility shall deliver to the Administrative Agent Cash Collateral or a Committed Loan Notice under the relevant Revolving Credit Facility in an amount sufficient to cover all Fronting Exposure thereunder (after giving effect to Section 2.16(a)(iv) and any Cash Collateral provided by the Defaulting Lender).  Any Letter of Credit that is Cash Collateralized or for which other satisfactory arrangements have been made as provided in this Agreement shall cease to be a “Letter of Credit” outstanding hereunder effective on the date of termination of this Agreement and the payment in full of all outstanding Obligations (other than such Cash Collateralized Letters of Credit or Letters of Credit for which such satisfactory arrangements have been made) and, accordingly, the rights and obligations of the applicable Lenders in respect thereof shall terminate at such time.

(b)               Grant of Security Interest.  All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at the Administrative Agent.  The U.S. Borrower (with respect to Cash Collateral posted in respect of the Term Loan Facility and U.S. Revolving Credit Facility) and the Hong Kong Borrower (with respect to Cash Collateral posted in respect of the Hong Kong Revolving Credit Facility), and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer and the Lenders (including the Swing Line Lender), and agree to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.15(c).  If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the relevant Borrower or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral (or in the case of any relevant Borrower, a Committed Loan Notice for a Revolving Credit Borrowing under the relevant Facility) in an amount sufficient to eliminate such deficiency.

(c)               Application.  Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.15 or Sections 2.03, 2.04, 2.05, 2.06, 2.16 or 8.02 in respect of Letters of Credit or Swing Line Loans shall be held and applied to the satisfaction of the specific L/C Obligations, Swing Line Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein; provided that, notwithstanding the foregoing, no Cash Collateral provided in respect of any Hong Kong L/C Obligations shall be applied to the satisfaction of any U.S. L/C Obligations, Swing Line Loans or other Obligations of the U.S. Borrower or U.S. Guarantors.

(d)               Release.  Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 11.06(b)(vi))) or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, that (x) Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of a Default or an Event of Default (and following application as provided in this Section 2.15 may be otherwise applied in accordance with Section 8.03) and (y) the Person providing Cash Collateral and the L/C Issuer or Swing Line Lender, as applicable, may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

2.16         Defaulting Lenders.  (a)  Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)            Waivers and Amendments.  That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 11.01.

(ii)           Reallocation of Payments.  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 11.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows:  first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the L/C Issuer or Swing Line Lender hereunder; third, if so determined by the Administrative

Agent or requested by the L/C Issuer or Swing Line Lender, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Swing Line Loan or Letter of Credit; fourth, as the Borrowers may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrowers, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund the Hong Kong Revolving Credit Facility, in the case of a Hong Kong Revolving Credit Lender, and the fund the applicable U.S. Facility in the case of a U.S. Revolving Credit Lender under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Appropriate Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all non-Defaulting Lenders (for the U.S. Obligations and the Hong Kong Obligations, respectively) on a pro rata basis in accordance with their respective Commitments under the applicable Facility prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.16(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)          Certain Fees.

(A)          No Defaulting Lender shall be entitled to receive any fee payable under Section 2.09(a) or (c) for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)           Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.16.

(C)           With respect to any fee payable under Section 2.09(a) or any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the relevant Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swing Line Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the L/C Issuer and Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s or Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee

(iv)          Reallocation of Applicable Percentages to Reduce Fronting Exposure.  All or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 4.02 (other than delivery of a Committed Loan Notice) are satisfied at the time of such reallocation (and, unless the Borrowers shall have otherwise notified the Administrative Agent at such time, the Borrowers shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment.  No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)           Cash Collateral, Repayment of Swing Line Loans.  If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the applicable Borrower shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, (x) in the case of the U.S. Borrower, (i) first, prepay Swing Line Loans in an amount equal to the Swing Line Lenders’ Fronting Exposure and (ii) second, Cash Collateralize the applicable L/C Issuer’s Fronting Exposure in accordance with the procedures set forth in Section 2.15 and (y) in the case of the Hong Kong Borrower, (i) Cash Collateralize the applicable L/C Issuer’s Fronting Exposure in accordance with the procedures set forth in Section 2.15.

(b)           Defaulting Lender Cure.  If the Borrowers, the Administrative Agent, Swing Line Lender and the L/C Issuer agree in writing that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may reasonably determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.16(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

2.17                 Segregation of Hong Kong Revolving Credit Facility.  Notwithstanding anything herein or in any other Loan Document to the contrary, all references in the Loan Documents to payments, proceeds, liabilities, Obligations, Loans, fees, collections, Collateral, security interests, L/C Advances, and any other provision affecting the payment obligations of the Hong Kong Borrower and its responsibilities to the Lenders, L/C Issuer and Participants in Letters of Credit, the Administrative Agent, and any other Person shall mean, with respect to the Hong Kong Borrower and its Subsidiaries, the Collateral that is property of the Hong Kong Borrower (or any of its Subsidiaries), only the Hong Kong Obligations, so that amounts received from the Hong Kong Borrower (or any of its Subsidiaries) and proceeds of enforcement action against the Collateral that is property of the Hong Kong Borrower (or any of its Subsidiaries) shall be applied solely and exclusively to payment of the Hong Kong Obligations.

ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY

3.01         Taxes.  (a)  Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i)            Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws.  If any applicable Laws (as determined in the good faith discretion of the Administrative Agent) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or a Loan Party, then the Administrative Agent or such Loan Party shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii)           If any Loan Party or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent (or, to the extent the Administrative Agent does not have the obligation to withhold under applicable Laws, such Loan Party) shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Administrative Agent (or such Loan Party, as the case may be) shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(iii)          If any Loan Party or the Administrative Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) such Loan Party or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Loan Party or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b)           Payment of Other Taxes by the Borrowers.  Without limiting the provisions of subsection (a) above (but without duplication of other amounts payable under this Section 3.01), the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)           Tax Indemnifications.  (i) Each of the U.S. Loan Parties shall, and does hereby, jointly and severally indemnify each Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  Each of the Hong Kong Loan Parties shall, and does hereby, jointly and severally indemnify each Recipient of a payment with respect to a Hong Kong Obligation, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient with respect to a Hong Kong Obligation, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth in reasonable detail the basis for the calculation of the amount of such payment or liability delivered to the Borrower by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.

(ii)           Each Lender and the L/C Issuer shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender or the L/C Issuer (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (y) the Administrative Agent and the Loan Parties, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.06(d) relating to the maintenance of a Participant

Register and (z) the Administrative Agent and the Loan Parties, as applicable, against any Excluded Taxes attributable to such Lender or the L/C Issuer, in each case, that are payable or paid by the Administrative Agent or a Loan Party in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount, basis and calculation of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender and the L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).

(d)           Evidence of Payments.  Upon request by the Borrowers or the Administrative Agent, as the case may be, after any payment of Taxes by the Borrowers or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Borrowers shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrowers, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.

(e)           Status of Lenders; Tax Documentation.

(i)            Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrowers and the Administrative Agent, at the time or times reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrowers or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrowers or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender (it being understood that information required by current U.S. federal withholding tax forms shall not be considered to be information the provision of which would materially prejudice the position of a Recipient).

(ii)           Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A)          any Lender that is a U.S. Person shall deliver to the Borrowers and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed originals of IRS Form W-9 (or successor form) certifying that such Lender is exempt from U.S. federal backup withholding tax; provided, that if the Lender is a disregarded entity for U.S. federal income tax purposes, it will provide the appropriate withholding form of its owner (with required supporting documentation);

(B)           any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), whichever of the following is applicable:

(I)            in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN (or successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN (or successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II)           executed originals of IRS Form W-8ECI;

(III)         in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit K-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN (or successor form); or

(IV)         to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY (or successor form), accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit K-2 or Exhibit K-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign

Lender are claiming the portfolio interest exemption, such Foreign Lender may instead provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit K-4 on behalf of each such direct and indirect partner;

(C)           any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)          if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrowers or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii)          Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(f)            Treatment of Certain Refunds.  Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the L/C Issuer, or have any obligation to pay to any Lender or the L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the L/C Issuer, as the case may be.  If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 3.01, it shall pay to the applicable Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by a Loan Party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the applicable Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority.  The Administrative Agent or such Lender, as the case may be, shall provide the applicable Borrower with a copy of any notice of assessment or other evidence reasonably available of the requirement to repay such refund received from the relevant Governmental Authority (provided that such Lender or Administrative Agent may delete any information therein that such Lender or the Administrative Agent deems confidential).  Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to any Loan Party pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid.  This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party or any other Person.

(g)           With respect to any Lender’s claim for compensation under this Section 3.01, the Loan Parties shall not be required to compensate such Lender for any amount incurred more than one hundred eighty (180) days prior to the date that such Lender notifies the Loan Parties of the event that gives rise to such claim; provided that, if the circumstance giving rise to such claim is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(h)           Survival.  Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or the L/C Issuer, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

3.02                 Illegality.  If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Eurodollar Rate, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrowers through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, (x) the applicable Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such

Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal  for such Lender to determine or charge interest rates based upon the Eurodollar Rate.  Upon any such prepayment or conversion, applicable Borrower shall also pay accrued interest on the amount so prepaid or converted.

3.03         Inability to Determine Rates.  If the Required Lenders determine that for any reason in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with an existing or proposed Base Rate Loan, or (c) the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the applicable Borrower and each Lender.  Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended, and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice.  Upon receipt of such notice, the applicable Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.

3.04         Increased Costs.  (a)  Increased Costs Generally.  If any Change in Law shall:

(i)            impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement) or the L/C Issuer;

(ii)           subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (e) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)          impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan the interest on which is determined by reference to the Eurodollar Rate (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the U.S. Borrower (with respect to any such costs in respect of the Term Loans or U.S. Revolving Credit Loans) and the Hong Kong Borrower (with respect to any such costs in respect of the Hong Kong Revolving Credit Loans) will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b)           Capital Requirements.  If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital or liquidity has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), then from time to time the U.S. Borrower (with respect to any such amounts in respect of the Term Facility or U.S. Revolving Credit Facility) and the Hong Kong Borrower (with respect to any such amounts in respect of the Hong Kong Revolving Credit Facility) will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.

(c)           Certificates for Reimbursement.  A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section 3.04 and delivered to the Borrowers shall be conclusive absent manifest error.  The U.S. Borrower (with respect to any such amounts in respect of the Term Facility or U.S. Revolving Credit Facility) and the Hong Kong Borrower (with respect to any such amounts in respect of the Hong Kong Revolving Credit Facility) shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)           Delay in Requests.  Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that no Borrower shall be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section 3.04 for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof).

3.05                 Compensation for Losses.  Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the U.S. Borrower (with respect to any such amounts in respect of the Term Facility or U.S. Revolving Credit Facility) and the Hong Kong Borrower (with respect to any such amounts in respect of the Hong Kong Revolving Credit Facility) shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)           any continuation, conversion, payment or prepayment of any applicable Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)           any failure by any such Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any such Loan other than a Base Rate Loan on the date or in the amount notified by such Borrower; or

(c)           any assignment of an applicable Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the applicable Borrower pursuant to Section 11.13;

including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained (excluding loss of anticipated profit).  The U.S. Borrower (with respect to any such amounts in respect of the Term Facility or U.S. Revolving Credit Facility) and the Hong Kong Borrower (with respect to any such amounts in respect of the Hong Kong Revolving Credit Facility) shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrowers to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

3.06         Mitigation Obligations; Replacement of Lenders.  (a)  Designation of a Different Lending Office.  If any Lender requests compensation under Section 3.04, or requires any Borrower to pay any Indemnified Taxes or additional amounts to any Lender, the L/C Issuer, or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of such Borrower such Lender or the L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or the L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the L/C Issuer, as the case may be.  The U.S. Borrower (with respect to any such amounts in respect of the Term Facility or U.S. Revolving Credit Facility) and the Hong Kong Borrower (with respect to any such amounts in respect of the Hong Kong Revolving Credit Facility) hereby agree to pay all reasonable costs and expenses incurred by any Lender or the L/C Issuer in connection with any such designation or assignment.

(b)           Replacement of Lenders.  If any Lender requests compensation under Section 3.04, or if any Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Borrowers may replace such Lender in accordance with Section 11.13.

3.07                 Survival.  Each Borrower’s respective obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.

ARTICLE IV
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01                 Conditions of Initial Credit Extension.  The obligation of the L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

(a)           The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies or other electronic copies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, if applicable, each dated as of the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance reasonably satisfactory to the Administrative Agent and each of the Lenders:

(i)            executed counterparts of this Agreement, the U.S. Guaranty, the Hong Kong Guaranty and the Intercompany Subordination Agreement;

(ii)           a Note executed by each Borrower in favor of each Lender requesting a Note at least three Business Days prior to the Closing Date;

(iii)          a security agreement, in substantially the form of Exhibit G-2 (together with each other security agreement and security agreement supplement delivered in respect of the U.S. Collateral pursuant to Section 6.12, in each case as amended, the “U.S. Security Agreement”), duly executed by each U.S. Loan Party, together with:

(A)          (1) certificates representing the Pledged Equity referred to therein accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt referred to therein indorsed in blank and (2) subject to Section 6.17, Hong Kong Share Pledge Documents,

(B)           proper financing statements, in appropriate form for filing under the UCC of all jurisdictions that the Administrative Agent may reasonably deem necessary or desirable in order to perfect the Liens created under the U.S. Security Agreement, covering the U.S. Collateral described in the U.S. Security Agreement,

(C)           completed lien searches, dated on or before the date of the initial Credit Extension, listing all effective financing statements filed in the jurisdictions referred to in clause (B) above that name any U.S. Loan Party as debtor, together with copies of such other financing statements,

(D)          evidence of the completion of all other actions, recordings and filings of or with respect to the U.S. Security Agreement that the Administrative Agent may reasonably deem necessary or desirable in order to perfect the Liens created thereby,

(E)           the Deposit Account Control Agreements and the Securities Account Control Agreement, in each case as referred to and required under the U.S. Security Agreement and duly executed by the appropriate parties, and

(G)           evidence that all other action that the Administrative Agent may reasonably deem necessary or desirable in order to perfect the Liens created under the U.S. Security Agreement has been taken (including receipt of duly executed payoff letters and UCC-3 termination statements);

(iv)          within thirty (30) days after the Closing Date, deeds of trust, trust deeds, deeds to secure debt and mortgages, in substantially the form of Exhibit H (with such changes as may be reasonably satisfactory to the Administrative Agent and its counsel to account for local law matters) and covering the properties listed on Part I of Schedule 4.01(a)(iv) (together with each other mortgage delivered pursuant to Section 6.12, in each case as amended, the “Mortgages”), duly executed by the appropriate Loan Party, together with the items set forth on Part II of Schedule 4.01(a)(iv);

(v)           an intellectual property security agreement, in substantially the form of Exhibit I (together with each other intellectual property security agreement and intellectual property security agreement supplement delivered pursuant to Section 6.12, in each case as amended, the “Intellectual Property Security Agreement”), duly executed by each Loan Party that owns intellectual property registered in the United States, together with evidence that all action that the Administrative Agent may reasonably deem necessary or desirable in order to perfect the Liens created under the Intellectual Property Security Agreement has been taken;

(vi)          (A) a Hong Kong law debenture creating a fixed and floating charge over all property, assets and undertakings of the Hong Kong Borrower and the other Loan Parties party thereto substantially in the form of Exhibit G-1 hereto (the “Hong Kong Security Agreement”), duly executed in favor of the Administrative Agent for the benefit of the Hong Kong Secured Parties pursuant to such debenture, together with all documents, certificates, notices and instruments referred to therein and in accordance therewith and (B) a U.S. law security agreement, in substantially the form of Exhibit G-2, duly executed by the Hong Kong Borrower;

(vii)         such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent (on behalf of the Lenders) may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party;

(viii)        such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing (or the applicable foreign equivalent) and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(ix)           a favorable opinion of Ropes & Gray LLP, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, in form and substance reasonably satisfactory to the Administrative Agent;

(x)            a favorable opinion of McLane, Graf, Raulerson & Middleton with respect to the Mortgage encumbering the New Hampshire Property, addressed to the Administrative Agent and each Lender, in form and substance reasonably satisfactory to the Administrative Agent;

(xi)           a favorable opinion of Stephenson Harwood, local counsel to the Administrative Agent in Hong Kong, addressed to the Administrative Agent and each Lender, in form and substance reasonably satisfactory to the Administrative Agent;

(xii)          a completed Compliance Certificate, dated as of the Closing Date and duly executed by the chief executive officer, chief financial officer, treasurer or controller of Holdings;

(xiii)         certificates attesting to the Solvency of (x) the U.S. Loan Parties on a consolidated basis by a Responsible Officer of the U.S. Borrower and (y)(1) the Hong Kong Loan Parties on a consolidated basis and (2) the Hong Kong Borrower, by a Responsible Officer of the Hong Kong Borrower, in each case, before and after giving effect to the Transaction, from its chief financial officer;

(xiv)        subject to Section 6.17, evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect, together with the certificates of insurance, naming the Administrative Agent, on behalf of the Lenders, as an additional insured or loss payee, as the case may be, under all insurance policies maintained with respect to the assets and properties of the Loan Parties that constitutes Collateral;

(xv)         a certificate signed by a Responsible Officer of each Borrower certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, and (B) that there has been no event or circumstance since April 2, 2011 that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;

(xvi)        evidence that the Prior Credit Agreement has been terminated and all Liens securing obligations under the Prior Credit Agreement have been released; and

(xvii)       a Committed Loan Notice relating to the Borrowing to be made on the Closing Date.

(b)           (i) All fees required to be paid to the Lead Arrangers and the Administrative Agent on or before the Closing Date shall have been paid, to the extent invoiced at least one (1) Business Day prior to the Closing Date and (ii) all fees required to be paid to the Lenders on or before the Closing Date shall have been paid.

(c)           Unless waived by the Administrative Agent, the Borrowers shall have paid all reasonable fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced at least one (1) Business Day prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrowers and the Administrative Agent).

(d)           The Administrative Agent shall have received all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

Without limiting the generality of the provisions of Section 9.03(c), for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.02         Conditions to all Credit Extensions.  The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:

(a)                           The representations and warranties of the Borrowers and each other Loan Party contained in Article V or any other Loan Document shall be true and correct in all material respects (except that such representations and warranties that are qualified by materiality or Material Adverse Effect shall be true and correct in all respects) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (except that such representations and warranties that are qualified by materiality or Material Adverse Effect shall be true and correct in all respects) as of such earlier date and except that for purposes of this Section 4.02, the representations and warranties contained in Sections 5.05(a) and (b) shall be deemed to refer to the most recent financial statements furnished pursuant to Sections 6.01(a) and (b), respectively, after delivery thereof.

(b)           No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c)           The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by any Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V
REPRESENTATIONS AND WARRANTIES

Each Borrower represents and warrants to the Administrative Agent and the Lenders that:

5.01                 Existence, Qualification and Power.  Each Loan Party and each of its Subsidiaries (a) is duly organized or formed, validly existing and in good standing (or the applicable foreign equivalent, if applicable) under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and in good standing (or the applicable foreign equivalent, if applicable) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except, in each case, referred to in clause (a) (other than with respect to Holdings or any Borrower), (b)(i) or (c), to the extent, in each case, that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.02                 Authorization; No Contravention.  The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien (other than a Lien permitted hereunder) under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any applicable Law, except with respect to any breach or contravention or payment or creation of Liens referred to in clause (b) or any violation of applicable Law referred to in clause (c), to the extent that such conflict, breach, contravention, payment, creation of Lien or violation could not reasonably be expected to have a Material Adverse Effect.

5.03                 Governmental Authorization; Other Consents.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, or for the consummation of the Transaction, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (i) filings and other actions necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect, (iii) filings with the SEC, including a Current Report on Form 8-K, and (iv) those other approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect.

5.04                 Binding Effect.  This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto.  This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and general principles of equity.

5.05                 Financial Statements; No Material Adverse Effect.  (a)  The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the financial condition of Holdings and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of Holdings and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

(b)           The unaudited consolidated balance sheet of Holdings and its Subsidiaries dated October 1, 2011, and the related consolidated statements of operations and cash flows for the Fiscal Quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein and (ii) fairly present in all material respects the financial condition of Holdings and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c)           Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.

(d)           The Projections of Holdings and its Subsidiaries delivered on or prior to the Closing Date were prepared in good faith on the basis of the assumptions stated therein, which assumptions were reasonable in light of the conditions existing at the time of delivery of such Projections, it being understood that any such financial projections are subject to significant uncertainties and contingencies, many of which are beyond the control of Holdings and its Subsidiaries, that no assurance can be given that any particular financial projections will be realized, that actual results may differ and that such differences may be material.

5.06                 Litigation.  There are no actions, suits, proceedings, claims or disputes pending or, or to the knowledge of any Responsible Officer of Holdings or any Borrower, threatened in writing at law, in equity, in arbitration or before any Governmental Authority, by or against Holdings or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document or (b) could reasonably be expected to have a Material Adverse Effect.

5.07                 No Default.  Neither Holdings nor any of its Subsidiaries is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08                 Ownership of Property; Liens; Investments.  (a) Each Loan Party and each of its Subsidiaries has good and insurable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business subject to Permitted Encumbrances, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)           Schedule 7.01 sets forth a complete and accurate list of all Liens on the property or assets of each Loan Party on the Closing Date, other than Liens permitted under Section 7.01 (other than Section 7.01 (b), (h), (i), (m), (o), (p), (s), (t), (u), (x), (y) and (z)), showing as of the date hereof the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of such Loan Party subject thereto.  The property of each Loan Party and each of its Subsidiaries is subject to no Liens, other  than as permitted by Section 7.01.

(c)           Schedule 5.08(c) sets forth a complete and accurate list of all real property owned by each Loan Party on the Closing Date, showing as of the date hereof the street address, county or other relevant jurisdiction, state, record owner and book and estimated fair value thereof.  Each Loan Party and each of its Subsidiaries has good and insurable fee simple title to the Material Real Property owned by such Loan Party or such Subsidiary, free and clear of all Liens, other than Liens created or permitted by the Loan Documents.

(d)           Schedule 5.08(d) sets forth a complete and accurate list of all material leases of real property under which any Loan Party is the lessee on the Closing Date, showing as of the Closing Date the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof.  Each such lease is the legal, valid and binding obligation of the lessor thereof, enforceable in accordance with its terms.

(e)           Schedule 5.08(e) sets forth a complete and accurate list of all Investments consisting of Equity Interests held by Holdings or any of its Subsidiaries on the date hereof and any Investments consisting of promissory notes and other evidence of Indebtedness with an individual principal amount of more than $500,000 held by Holdings or any of its Subsidiaries on the date hereof, showing as of the date hereof the amount, obligor or issuer and maturity, if any, thereof.

5.09                 Environmental Compliance.  The Loan Parties and their respective Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Borrowers have reasonably concluded as of the Closing Date that such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.10                 Insurance.  The properties of Holdings and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of Holdings, in such amounts, with such deductibles and covering such risks as are customarily (as determined in good faith by a Responsible Officer of Holdings) carried by companies engaged in similar businesses and owning similar properties in localities where Holdings or the applicable Subsidiary operates.

5.11                 Taxes.  Holdings and its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP or except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.  There is no proposed tax assessment against Holdings or any Subsidiary that would, if made, have a Material Adverse Effect.  As of the Closing Date, no Loan Party nor any Subsidiary thereof is party to any tax sharing agreement.

5.12                 ERISA Compliance.  (a)  Except as could not, either individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect, each Plan (other than a Multiemployer Plan) is in compliance with the applicable provisions of ERISA, the Code and other Federal or state laws.  Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the IRS to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the IRS.  To the best knowledge of each Loan Party, nothing has occurred that would prevent, or could reasonably be expected to cause the loss of, such tax-qualified status.

(b)           There are no pending or, to the best knowledge of any Loan Party, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect.  There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)           Except as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect (i) No ERISA Event has occurred, and neither Holdings nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) Holdings and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan (except for noncompliance that was corrected by the final due dates for the plan year for which such noncompliance occurred), and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and neither Holdings nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iv) neither Holdings nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) neither Holdings nor any ERISA Affiliate has engaged in a transaction that could reasonably be expected to be subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC with respect to which there is an unsatisfied liability, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.

(d)           Neither Holdings or any ERISA Affiliate maintains or contributes to, or has any unsatisfied obligation to contribute to, or liability under, any active or terminated Pension Plan other than (A) on the Closing Date, those listed on Schedule 5.12(d) hereto and (B) thereafter, Pension Plans not otherwise prohibited by this Agreement.

(e)           With respect to each scheme or arrangement mandated by a government other than the United States (a “Foreign Government Scheme or Arrangement”) and with respect to each Plan that is a defined benefit plan and is described in Section 4(b)(4) of ERISA (a “Foreign Plan”):

(i)            any employer and employee contributions required by law or by the terms of any Foreign Government Scheme or Arrangement or any Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices;

(ii)           the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the date hereof, with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles; and

(iii)          each Foreign Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities.

5.13                 Subsidiaries; Loan Parties.  As of the Closing Date, Holdings has no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by a Loan Party in the amounts specified on Part (a) of Schedule 5.13 free and clear of all Liens except those created under the Collateral Documents and Liens permitted hereunder.  Set forth on Part (b) of Schedule 5.13 is a complete and accurate list of all Loan Parties as of the Closing Date, showing as of the Closing Date (as to each Loan Party) the jurisdiction of its incorporation, the address of its principal place of business and its U.S. taxpayer identification number or, in the case of any non-U.S. Loan Party that does not have a U.S. taxpayer identification number, its unique identification number issued to it by the jurisdiction of its incorporation, if applicable.  The copy of the charter or articles or certificate of incorporation or organization, as applicable, of each Loan Party and each amendment thereto provided pursuant to Section 4.01(a)(viii) is a true and correct copy of each such document, each of which is valid and in full force and effect.

5.14         Margin Regulations; Investment Company Act.  (a)  None of the Loan Parties is engaged in and will not engage in, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.  No part of the proceeds of the Loans will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates the provisions of Regulation T, U or X of the FRB.

(b)           None of Holdings, the Borrowers, any Person Controlling Holdings, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.15         Disclosure.  (a) All written information, other than Projections (defined below) and information of a general economic or general industry nature, furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case as modified or supplemented by other information so furnished), taken as a whole, is and will be, when furnished, correct in all material respects and does not and will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not materially misleading in light of the circumstances in which such statements are made (after giving effect to all supplements and updates thereto) and (b) all financial projections (the “Projections”) concerning Holdings and its Subsidiaries furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the Transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case as modified or supplemented by other information so furnished), have been or will be prepared in good faith based upon assumptions believed by Holdings and its Subsidiaries to be reasonable at the time made and at the time delivered to the Lenders, it being understood that any such financial projections are subject to significant uncertainties and contingencies, many of which are beyond the control of Holdings and its Subsidiaries, that no assurance can be given that any particular financial projections will be realized, that actual results may differ and that such differences may be material.

5.16         Compliance with Laws.  Each Loan Party and each Subsidiary thereof is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.17         Intellectual Property  Holdings and each of its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the valid rights of any other Person, except to the extent such conflicts, individually or in the aggregate, could not reasonably be expected to be material to the business of Holdings and its subsidiaries taken as a whole, and the Perfection Certificate (as supplemented from time to time in accordance with Section 6.02(f)) sets forth a complete and accurate list of all such IP Rights that are filed or registered in the United States or Hong Kong and owned by any Loan Party or GTAT IP Holding LLC.  To the best knowledge of the Borrowers, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by Holdings or any of its Subsidiaries infringes upon any valid rights held by any other Person, except to the extent such infringement, individually or in the aggregate, could not reasonably be expected to be material to the business of Holdings and its subsidiaries taken as a whole.  No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Borrowers, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.18         Solvency.  On the Closing Date, after giving effect to the Transaction, (a) the U.S. Loan Parties on a consolidated basis, are Solvent and (b)(i) the Hong Kong Loan Parties on a consolidated basis and (ii) the Hong Kong Borrower, are Solvent.

5.19         [Reserved]..

5.20         Labor Matters..  Except as would not reasonably be expected to have a Material Adverse Effect, as of the Closing Date (i) there are no strikes, lockouts or slowdowns against Holdings or any Subsidiary pending or, to the knowledge of Holdings, threatened and (ii) the consummation of the Transaction will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which Holdings or any Subsidiary is bound.

5.21         Collateral Documents.  All filings and other actions necessary or desirable to perfect and protect the Lien in the Collateral created under the Collateral Documents have been duly made or taken or otherwise provided for in a manner reasonably acceptable to Administrative Agent and are in full force and effect, and the Collateral Documents create in favor of the Administrative Agent (as collateral agent) for the benefit of the applicable Secured Parties a valid and, together with such filings and other actions, perfected first priority Lien in the Collateral, securing the payment of the applicable Secured Obligations, subject to Permitted Liens.  Except for filings as contemplated hereby and by the Collateral Documents, no filing or other action will be necessary to perfect or protect such Liens.

5.22         Patriot Act.  To the extent applicable, Holdings and each of its Subsidiaries is in compliance, in all material respects, with the (a) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) the Patriot Act.  No part of the proceeds of the Loans made hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

5.23         OFAC.  No Loan Party, nor, to the knowledge of any Loan Party, any Related Party, (i) is currently the subject of any Sanctions, (ii) is located, organized or residing in any Designated Jurisdiction, or (iii) is or has been (within the previous five (5) years) engaged in any transaction with any Person who is now or was then the subject of Sanctions or who is located, organized or residing in any Designated Jurisdiction.  No Loan Party, nor, to the knowledge of any Loan Party, any Related Party, has used any Loan, or the proceeds from any Loan, directly or indirectly, to lend, contribute, provide or has otherwise made available to fund any activity or business in any Designated Jurisdiction or to fund any activity or business of any Person located, organized or residing in any Designated Jurisdiction or who is the subject of any Sanctions, or in any other manner that will result in any violation by any Person as a result of any such action (including any Lender, the Lead Arrangers, the Administrative Agent, the L/C Issuer or the Swing Line Lender) of Sanctions.

ARTICLE VI
AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than contingent indemnification obligations for which no claim has been made) hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (other than Letters of Credit which have been Cash Collateralized), each of Holdings and each Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, and 6.03) cause each Subsidiary to:

6.01                 Financial Statements.  Deliver to the Administrative Agent and each Lender, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:

(a)           as soon as available, but in any event within 90 days after the end of each Fiscal Year of Holdings (or, if earlier, the date of required filing with the SEC), a consolidated balance sheet of Holdings and its Subsidiaries as at the end of such Fiscal Year, and the related consolidated statement of income or operations, changes in shareholders’ equity, and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year (which, in the event of any 9-month Fiscal Year due to a change in Fiscal Year end, shall be prepared in accordance with applicable SEC rules and regulations), all in reasonable detail and prepared in accordance with GAAP, and such consolidated statements to be audited and accompanied by a report and opinion of Deloitte & Touche LLP or other independent certified public accountants of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be to the effect that such consolidated financial statements fairly present in all material respects the financial condition and results of operations of Holdings and its Subsidiaries on a consolidated basis in accordance with GAAP and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;

(b)           as soon as available, but in any event within 45 days after the end of each of the first three Fiscal Quarters (or the first two Fiscal Quarters in the case of a Fiscal Year with only three Fiscal Quarters) of each Fiscal Year of Holdings (or, if earlier, the date of required filing with the SEC), a consolidated balance sheet of Holdings and its Subsidiaries as at the end of such Fiscal Quarter, and the related consolidated statements of income or operations and cash flows for such Fiscal Quarter and for the portion of Holdings’ Fiscal Year then ended, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter of the previous Fiscal Year and the corresponding portion of the previous Fiscal Year, all in reasonable detail, such consolidated statements to be certified by the chief executive officer, chief financial officer, treasurer or controller of Holdings as fairly presenting in all material respects the financial condition, results of operations and cash flows of Holdings and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and

(c)           as soon as available, but in any event within 30 days after the beginning of each Fiscal Year of Holdings (including, within 30 days of the date on which Holdings changes its Fiscal Year end to December 31 and including the Fiscal Year in which the Maturity Date occurs), a detailed consolidated budget of Holdings and its Subsidiaries for such Fiscal Year (including a projected consolidated balance sheet and related statements of projected operations and cash flows as of the end of and for such Fiscal Year and setting forth the assumptions used for purposes of preparing such budget); and

(d)           promptly following the preparation thereof in accordance with applicable Hong Kong Law, if required, statutory audited financials with respect to the Hong Kong Borrower, prepared in accordance with Hong Kong GAAP, and within 30 days of the delivery of the financial statements in Section 6.01(a) or (b), as applicable, the unaudited consolidating financial information with respect to Holdings and its Subsidiaries, prepared in accordance with GAAP.

As to any information contained in materials furnished pursuant to Section 6.02(d), Holdings shall not be separately required to furnish such information under Section 6.01(a) or (b) above and the requirements of Sections 6.01(a), 6.01(b) and 6.02(d) shall be deemed satisfied by filing the information described therein with the SEC during the specified time period, but the foregoing shall not be in derogation of the obligation of Holdings to furnish the information and materials described in Sections 6.01(a) and (b) above at the times specified therein.

6.02                 Certificates; Other Information.  Deliver to the Administrative Agent for the benefit of each Lender, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:

(a)           concurrently with the delivery of the financial statements referred to in Section 6.01(a), a certificate of its independent certified public accountants certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Default under the Financial Covenants or, if any such Default shall exist, stating the nature and status of such event;

(b)           concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of Holdings;

(c)           promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of Holdings or any Borrower by independent accountants in connection with the accounts or books of Holdings or any Borrower or any of their respective Subsidiaries, or any audit of any of them;

(d)           promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of Holdings, and copies of all annual, regular, periodic and special reports and registration statements which Holdings may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(e)           promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section 6.02;

(f)            concurrently with the delivery of the financial statements referred to in Section 6.01(a), a Perfection Certificate Supplement; provided that the intellectual property schedules to the Perfection Certificate Supplement shall be updated concurrently with the delivery of the financial statements referred to in Section 6.01(a) and (b);

(g)           promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof;

(h)           promptly after the assertion or occurrence thereof, notice of any action or proceeding against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that could (i) reasonably be expected to have a Material Adverse Effect or (ii) cause any property described in the Mortgages to be subject to any material restrictions on ownership, occupancy, use or transferability under any Environmental Law; and

(i)            together with the delivery of each Compliance Certificate pursuant to Section 6.02(b), (i) a report supplementing Schedules 5.08(c), 5.08(d) and 5.08(e), including an identification of all owned and leased real property disposed of by any Loan Party thereof during such Fiscal Year, a list and description (including the street address, county or other relevant jurisdiction, state, record owner, book value thereof and, in the case of leases of property, lessor, lessee, expiration date and annual rental cost thereof) of all real property acquired or leased during such Fiscal Year and a description of such other changes in the information included in such Schedules as may be necessary for such Schedules to be accurate and complete; and (ii) a report (which may be in the form of the intellectual property schedules to the Perfection Certificate Supplement delivered in accordance with Section 6.02(f)) setting forth (A) all registered patents and patent applications of each Loan Party; (B) all registered trademarks, service marks and trade dress of each Loan Party; (c) all trade names, business names and corporate names of each Loan Party; and (d) all registered copyrights, including, without limitation, registered copyrights in computer software, internet web sites and the content thereof of each Loan Party; each such report to be signed by a Responsible Officer of the Borrowers and to be in a form reasonably satisfactory to the Administrative Agent;

(j)            promptly, such additional information regarding the business, financial or corporate affairs of Holdings or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Holdings posts such documents, or provides a link thereto on Holdings’ website on the internet at the website address listed on Schedule 11.02; or (ii) on which such documents are posted on Holdings’ behalf on an internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that:  (i) upon request, Holdings shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests Holdings to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) Holdings shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.  Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by any Loan Party with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Holdings and the Borrowers hereby acknowledge that (a) the Administrative Agent and/or the Lead Arrangers will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of Holdings and the Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to Holdings, the Borrowers or any of their Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities.  The Borrowers hereby agree that so long as any Loan Party is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities it will, upon request, use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that, upon request (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrowers shall be deemed to have authorized the Administrative Agent, the Lead Arrangers, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to such Loan Party or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Lead Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

6.03                 Notices.  Promptly notify the Administrative Agent and each Lender:

(a)           of the occurrence of any Default;

(b)           of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of Holdings or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between Holdings or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material adverse development in, any litigation or proceeding affecting Holdings or any Subsidiary, including pursuant to any applicable Environmental Laws;

(c)           of the occurrence of any ERISA Event; and

(d)           of any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary thereof.

Each notice pursuant to Section 6.03  shall be accompanied by a statement of a Responsible Officer of the U.S. Borrower setting forth details of the occurrence referred to therein and stating what action the Borrowers have taken and proposes to take with respect thereto.  Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04                 Payment of Obligations.  Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by Holdings or such Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness, except where the failure to do so, in each of clauses (a) through (c), could not reasonably be expected to have a Material Adverse Effect.

6.05                 Preservation of Existence, Etc.  (a)  Preserve, renew and maintain in full force and effect its legal existence and good standing (or the applicable foreign equivalent, if applicable) under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05, except, other than with respect to a Loan Party, as would not reasonably be expected to have a Material Adverse Effect; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

6.06                 Maintenance of Properties.  (a) Maintain, preserve and protect all of its properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear and use and damage or loss from fire, other casualty or condemnation excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof except, in the case of each of clause (a) and (b), where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.07                 Maintenance of Insurance.  Maintain with financially sound and reputable insurance companies not Affiliates of Holdings, in such amounts, with such deductibles and covering such risks as are customarily (as determined in good faith by a Responsible Officer of Holdings) carried by companies engaged in similar businesses and owning similar properties in localities where Holdings or the applicable Subsidiary operates.

6.08                 Compliance with Laws.  Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees (including, without limitation, all Laws, rules and regulations related to employee benefit, social security and labor laws) applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.09                 Books and Records.  (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of Holdings or such Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over Holdings or such Subsidiary, as the case may be.

6.10                 Inspection Rights.  Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrowers and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrowers; provided that excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise rights under this Section 6.10 and the Administrative Agent shall not exercise such rights more often than two (2) times during any calendar year absent the existence of an Event of Default and only one (1) such time shall be at the Borrowers’ expense; provided, however, that when an Event of Default exists the Administrative Agent (or any of its representatives or independent contractors) may do any of the foregoing at the expense of the Borrowers at any time during normal business hours and without advance notice.

6.11                 Use of Proceeds.  Use the proceeds of the Credit Extensions for general corporate purposes not in contravention of any Law or of any Loan Document.

6.12                 Covenant to Guarantee Obligations and Give Security.  (a) Upon the formation or acquisition of any new direct or indirect Subsidiary (other than any Excluded Subsidiary) by any Loan Party, then each of Holdings and the U.S. Borrower shall, with respect to its Subsidiaries (other than any Excluded Subsidiary), and the Hong Kong Borrower shall, with respect to its Subsidiaries (other than any Excluded Subsidiary), in each case at the expense of the applicable Borrower for any such Subsidiary:

(i)            within 30 days after such formation or acquisition (A) in the case of Holdings or the U.S. Borrower, cause such Subsidiary, and cause each direct and indirect parent of such Subsidiary (if it has not already done so) to the extent such entity is otherwise required to become a U.S. Guarantor hereunder, to duly execute and deliver to the Administrative Agent a guaranty or guaranty supplement, in form and substance reasonably satisfactory to the Administrative Agent, guaranteeing the other Loan Parties’ Obligations and (B) in the case of the Hong Kong Borrower, cause such Subsidiary, and cause each direct and indirect parent of such Subsidiary (if it has not already done so) to the extent such entity is otherwise required to become a Hong Kong Guarantor hereunder, to duly execute and deliver to the Administrative Agent a guaranty or guaranty supplement, in form and substance reasonably satisfactory to the Administrative Agent, guaranteeing the other Loan Parties’ Hong Kong Obligations,

(ii)           within 120 days after such formation or acquisition (A) in the case of Holdings or the U.S. Borrower, cause such Subsidiary and each direct and indirect parent of such Subsidiary (if it has not already done so) to the extent such entity is otherwise required to become a U.S. Guarantor hereunder to duly execute and deliver to the Administrative Agent mortgages, Deposit Account Control Agreements, Securities Account Control Agreement, U.S. Security Agreement Supplement, IP Security Agreement Supplements and other security and pledge agreements, in form and substance reasonably satisfactory to the Administrative Agent (including delivery of all Pledged Equity in and of such Subsidiary, and other instruments of the type specified in Section 4.01(a)(iii)), in each case with respect to any U.S. Collateral (and in the case of any real property, solely with respect to any Material Real Property), securing payment of all the Obligations of such Subsidiary or such parent, as the case may be, and constituting Liens on all such real and personal properties and (B) in the case of the Hong Kong Borrower, cause such Subsidiary and each direct and indirect parent of such Subsidiary (if it has not already done so) to the extent such entity is otherwise required to become a Hong Kong Guarantor hereunder to duly execute and deliver to the Administrative Agent either a new Hong Kong Security Agreement or a joinder to the existing Hong Kong Security Agreement, mortgages and other security and pledge agreements, in form and substance reasonably satisfactory to the Administrative Agent, in each case with respect to any Hong Kong Collateral (and in the case of any real property, solely with respect to any Material Real Property), securing payment of all the Hong Kong Obligations of such Subsidiary or such parent, as the case may be, and constituting Liens on all such real and personal properties,

(iii)          within 120 days after such formation or acquisition, cause such Subsidiary and each direct and indirect parent of such Subsidiary (if it has not already done so) to take whatever action (including, as applicable, the recording of mortgages and the provisions of or the completion of, as applicable, other items described in Section 4.01(a)(iv) with respect to Material Real Property (which provisions of Section 4.01(a)(iv) shall apply mutatis mutandis), the filing of UCC financing statements (or foreign equivalent), the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the reasonable opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on the Collateral purported to be subject to, as applicable, the mortgages, Deposit Account Control Agreements, Securities Account Control Agreement, U.S. Security Agreement Supplement, IP Security Agreement Supplements and security and pledge agreements delivered pursuant to this Section 6.12, enforceable against all third parties in accordance with their terms, and

(iv)          within 120 days after such formation or acquisition, deliver to the Administrative Agent, upon the reasonable request of the Administrative Agent in its reasonable discretion, a signed copy of a customary opinion or opinions (including as to enforceability of any mortgages and corporate formalities of the applicable Loan Parties), addressed to the Administrative Agent and the other applicable Secured Parties, of counsel for the Loan Parties (or, if reasonably acceptable to the Administrative Agent, in the case of a formation or acquisition of a Foreign Subsidiary in a jurisdiction where such opinions are customarily provided by lenders’ counsel, at the applicable Borrower’s cost and expense, counsel for the Lenders) reasonably acceptable to the Administrative Agent as to the matters contained in clauses (i), (ii) and (iii) above , and as to such other matters as the Administrative Agent may reasonably request.

(b)           Upon the acquisition of (x) any Material Real Property or material personal property by any U.S. Loan Party, if such property shall not already be subject to a perfected first priority security interest in favor of the Administrative Agent for the benefit of the Secured Parties, then the U.S. Borrower shall, at its expense, or (y) any Material Real Property or material personal property by any Hong Kong Loan Party, if such property, in the judgment of the Administrative Agent, shall not already be subject to a perfected first priority charge and/or security interest in favor of the Administrative Agent for the benefit of the Hong Kong Secured Parties holding Hong Kong Revolving Credit Commitments, then the Hong Kong Borrower shall, at its expense:

(i)            within 30 days after such acquisition, furnish to the Administrative Agent a description of such property so acquired in detail reasonably satisfactory to the Administrative Agent,

(ii)           within 120 days after the request of the Administrative Agent or the Required Lenders, comply with clauses (a)(ii) and (a)(iii) with respect to such Material Real Property or material personal property, as the case may be, and

(iii)          within 120 days after any such acquisition of material personal property or Material Real Property, deliver to the Administrative Agent, upon the reasonable request of the Administrative Agent in its reasonable discretion, a signed copy of a customary opinion or opinions, addressed to the Administrative Agent and the other applicable Secured Parties, of counsel for the Loan Parties (or, if reasonably acceptable to the Administrative Agent, in the case of a formation or acquisition of a Foreign Subsidiary in a jurisdiction where such opinions are customarily provided by lenders’ counsel, at the applicable Borrower’s cost and expense, counsel for the Lenders) reasonably acceptable to the Administrative Agent as to the matters contained in clause (ii) above, and as to such other matters as the Administrative Agent may reasonably request.

(c)           [Reserved]

(d)           No later than 180 days following the completion of the Permitted Reorganization, (i) each of Luxembourg Holdco and Luxco shall execute and deliver the Hong Kong Guaranty or a guaranty or supplement guaranteeing the Hong Kong Obligations under the Loan Documents, (ii) Luxembourg Holdco shall pledge the Equity Interest in Luxco to the Administrative Agent as security for the Hong Kong Obligations under the Loan Documents, (iii) Luxco shall pledge the Charged Hong Kong Shares to the Administrative Agent as security for the Hong Kong Obligations under the Loan Documents (including by delivery of all applicable Hong Kong Share Pledge Documents), and (iv) the U.S. Borrower shall pledge 65% of voting and 100% of non-voting Equity Interest in Luxembourg Holdco as security for the U.S. Obligations under the Loan Documents (including by delivery of all applicable share pledge documents), unless, in each case, adverse tax consequences would result (as reasonably determined by Holdings and certified to the Administrative Agent in writing).

(e)           At any time upon request of the Administrative Agent, promptly execute and deliver any and all further instruments and documents and take all such other action as the Administrative Agent may reasonably deem necessary or desirable in obtaining the full benefits of the Loan Documents, or (as applicable) in perfecting and preserving the Liens on the Collateral, including such guaranties, mortgages (it being understood that no mortgages with respect to real property shall be required other than with respect to Material Real Property), U.S. Security Agreement Supplement, IP Security Agreement Supplements and other security and pledge agreements.

(f)            Notwithstanding anything to the contrary herein or in any other Loan Document, with respect to any Person incorporated or otherwise organized in Hong Kong (other than the Hong Kong Borrower), any obligation of such Person or the obligation of any Hong Kong Loan Party to pledge the ownership interests of such Person, shall, in each case be limited to the extent that it would otherwise constitute unlawful financial assistance within the meaning of section 47A of the Companies Ordinance (Cap. 32 of the Laws of Hong Kong).

6.13                 Compliance with Environmental Laws.  Comply, and take all commercially reasonable measures to cause all lessees and other Persons subject to its legal control operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew all material Environmental Permits necessary for its operations and properties; and, in each case to the extent required by Environmental Laws, conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up Hazardous Materials from any of its properties in accordance with and to the extent required by all applicable Environmental Laws; provided, however, that neither Holdings nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

6.14                 Preparation of Environmental Reports.  At the request of the Required Lenders from time to time (but no more frequently than annually in the absence of cause), provide to the Lenders within 60 days after such request (or such longer time as is reasonably necessary under the circumstances), at the expense of the Borrowers, an environmental site assessment report of reasonable scope for any of the properties described in such request, prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent, indicating the presence or absence of Hazardous Materials and the estimated cost of any legally required compliance, removal or remedial action in connection with any Hazardous Materials on such properties.

6.15                 Further Assurances.  Promptly upon the reasonable request by the Administrative Agent, or any Lender through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) to the fullest extent permitted by applicable law, subject any Loan Party’s or any of its Subsidiaries’ properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so, (c) in case of the transaction permitted pursuant to Section 7.04(e), (i) ensure the continuous maintenance of the validity, effectiveness and priority of the Liens and security interest granted (or purported to be granted) to the Secured Parties under the Collateral Documents and the Liens intended to be created thereunder and (ii) execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require.

6.16                 Designation as Senior Debt.

Designate all Obligations as “Designated Senior Indebtedness” under, and defined in, all Subordinated Indebtedness (if any) of Holdings or any of its Subsidiaries.

6.17                 Post-Closing Matters.

Execute and deliver the documents and complete the tasks set forth on Schedule 6.17, in each case, within the time limits specified on such Schedule (unless the Administrative Agent, in its discretion, shall have agreed to any particular longer period).  Within thirty (30) days after the Closing Date, execute and deliver a Mortgage for the New Hampshire Property, together with each of the items set forth on Part II of Schedule 4.01(a)(iv).

6.18                 Existing Letters of Credit.

No Existing Letter of Credit may be extended or renewed (except that it may be deemed reissued as a Reissued Existing Letter of Credit).  Execute and deliver such documents and complete such tasks that are necessary to have all Existing Letters of Credit to be deemed reissued as Reissued Existing Letters of Credit on or before March 31, 2012.

ARTICLE VII
NEGATIVE COVENANTS

Holdings and each Borrower agree that so long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than contingent indemnification obligations for which no claim has been made) hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (other than Letters of Credit which have been Cash Collateralized), each of Holdings and each Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly:

7.01                 Liens.  Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, or sign or file (or authorize to be filed) under the UCC (or other applicable Law) of any jurisdiction a financing statement (or similar filings under other applicable Law) that names Holdings or any of its Subsidiaries as debtor or make a collateral assignment of any accounts or other right to receive income, other than the following:

(a)           Liens pursuant to any Loan Document (including in respect of any Incremental Facility);

(b)           Liens existing on the date hereof and listed on Schedule 7.01 and any modifications, replacements, renewals or extensions thereof, provided that (i) the property covered thereby (except for (A) after acquired property that is affixed or incorporated into the property covered by such Lien and (B) any proceeds and products thereof) is not changed, (ii) the amount secured or benefited thereby is not increased except as contemplated by Section 7.02(c), (iii) the direct or contingent obligor with respect thereto is not changed, and (iv) any renewal, extension or refinancing of the obligations secured or benefited thereby is permitted by Section 7.02(c);

(c)           Liens for taxes or governmental charges not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person to the extent required in accordance with GAAP;

(d)           carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 45 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person to the extent required in accordance with GAAP;

(e)           (i) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA and (ii) Liens in respect of unearned premiums on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(f)            deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(g)           all Permitted Encumbrances;

(h)           Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);

(i)            Liens securing Indebtedness permitted under Section 7.02(e); provided that (i) such Liens do not at any time encumber any property (except for accessions to such property) other than the property financed by such Indebtedness and the proceeds and products thereof (except that financings of equipment provided by one lender may be cross-collateralized to other financings of equipment provided by such lender) and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;

(j)            (i) leases, licenses, subleases or sublicenses granted to other Persons in the ordinary course of business (including with respect to intellectual property and software) which do not (A) interfere in any material respect with the business of Holdings or the other Loan Parties, or (B) secure any Indebtedness for borrowed money or (ii) the rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by Holdings or any of the Subsidiaries or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

(k)           Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(l)            Liens (i) of a collection bank arising under Section 4-210 of the UCC on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business or (iii) in favor of a banking institution or securities intermediary arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(m)          Liens on earnest money deposits of cash or Cash Equivalents made by Holdings or any of the Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(o)           Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Subsidiary or is consolidated with any Borrower or Subsidiary, in each case after the date hereof (other than Liens on the Equity Interests of any Person that becomes a Subsidiary) and any modifications, replacements, renewals or extensions thereof; provided that (i) such Lien was not created in contemplation of such acquisition or consolidation or such Person becoming a Subsidiary, (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and after-acquired property subjected to a Lien pursuant to terms existing at the time of such acquisition, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), and (iii) the Indebtedness secured thereby (or, as applicable, any modifications, replacements, renewals or extension thereof) is permitted under Section 7.02;

(p)           Liens arising from precautionary UCC financing statement filings (or similar filings under other applicable Law) in connection with any transaction entered into by Holdings or any of the Subsidiaries otherwise permitted under this Agreement;

(q)           Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by Holdings or any of the Subsidiaries in the ordinary course of business and not prohibited by this Agreement;

(r)            any interest or title of a lessor, sublessor, licensor or sublicensor under any leases, subleases, licenses or sublicenses entered into by Holdings or any Subsidiary in the ordinary course of business;

(s)           other Liens securing Indebtedness or other obligations outstanding in an aggregate principal amount not to exceed $5,000,000;

(t)            Liens consisting of an agreement to dispose of any property in a Disposition permitted under Section 7.05, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(u)           Liens on properties of Subsidiaries that are not Loan Parties in respect of Indebtedness permitted under Section 7.02(f)(i);

(v)           Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 7.03;

(w)          Ground leases in respect of real property on which facilities owned or leased by Holdings or any of its Subsidiaries are located;

(x)            Liens on cash or Cash Equivalents to cash collateralize letters of credit that are not Letters of Credit issued under this Agreement (including by a Person that is an L/C Issuer hereunder); provided that (i) such Liens shall not be permitted unless the aggregate unused Revolving Credit Commitment at such time is less than the lesser of the (x) face amount of such letter of credit to be issued outside of this Agreement and (y) $10,000,000, (ii) the face amount of all such letters of credit shall not exceed $35,000,000 and (iii) prior to entry of an arrangement with respect to such letters of credit, the applicable Borrower shall use its good faith efforts to seek an Incremental Facility that would permit the issuance of such letters of credit by an L/C Issuer under this Agreement;

(y)           solely until March 31, 2012, Liens on cash or Cash Equivalents to cash collateralize the Existing Letters of Credit so long as the amount of such cash collateral does not exceed the face amount of such Existing Letters of Credit; and

(z)            UCC financing statements (or similar filings under other applicable Law) in connection with clauses (a) through (y).

7.02                 Indebtedness.  Create, incur, assume or suffer to exist any Indebtedness, except:

(a)           Indebtedness of a Subsidiary of Holdings owed to Holdings or a wholly-owned Subsidiary of Holdings, which Indebtedness shall (i) in the case of Indebtedness owed to a U.S. Loan Party, constitute “Pledged Debt” under the U.S. Security Agreement and in the case of Indebtedness owed to a Hong Kong Loan Party, constitute “Pledged Debt” under the Hong Kong Security Agreement, (ii) in the case of such Indebtedness owed to a Subsidiary which is not a Loan Party (other than in connection with the Permitted Reorganization), be governed by the Intercompany Subordination Agreement, and (iii) be otherwise permitted under the provisions of Section 7.03;

(b)           Indebtedness under the Loan Documents;

(c)           Indebtedness outstanding on the date hereof and listed on Schedule 7.02 and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and the direct or any contingent obligor with respect thereto is not changed, as a result of or in connection with such refinancing, refunding, renewal or extension; and provided, still further, that the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders (as determined in good faith by a Responsible Officer of Holdings) than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended and the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate and the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate (“Permitted Refinancing”);

(d)           Guarantees of any Borrower or any Subsidiary that is a Loan Party in respect of Indebtedness otherwise permitted hereunder of any such Person;

(e)           Indebtedness in respect of Capitalized Leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in Section 7.01(i); provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $5,000,000;

(f)            (i) Indebtedness (including Subordinated Indebtedness) of a Subsidiary that is not a Loan Party not to exceed at any time $25,000,000 outstanding in the aggregate and (ii) unsecured Indebtedness (including Subordinated Indebtedness) of any Loan Party, in each case, so long as on a Pro Forma Basis after giving effect to the incurrence or assumption of such Indebtedness (and the use of proceeds thereof), the Consolidated Leverage Ratio shall be no greater than 1.50 to 1.00 (such ratio to be determined on the basis of the financial information most recently delivered, or required to be delivered, to the Administrative Agent and the Lenders pursuant to Section 6.01) and any Permitted Refinancing thereof; provided that (u) (i) such Indebtedness does not mature prior to the date that is 91 days after the Maturity Date and (ii) the weighted average life to maturity of such Indebtedness shall not be shorter that that of the Term Loans, (v) such Indebtedness shall not be subject to a Guarantee by any Person other than a Loan Party, (w) no Event of Default shall have occurred and be continuing or would exist immediately before and after giving effect to the issuance or assumption of such Indebtedness, (x) in furtherance and not in limitation of clauses (u), (v), (w), (y) and (z) of this Section 7.02(f)(ii), such Indebtedness shall be entered into on terms and conditions, including, without limitation covenants, events of default and remedy provisions, which are customary for the type of Indebtedness incurred or issued and in any event, when taken as a whole, not more restrictive to Holdings and its Subsidiaries than this Agreement, (y) the documentation with respect to such Indebtedness contains no mandatory prepayment, repurchase or redemption provisions requiring prepayment, repurchase or redemption prior to the date that is 91 days after the Maturity Date and (z) the financial maintenance covenants applicable to such Indebtedness, if any, shall at all time be set at a cushion (i.e., step-back) to those set forth in this Agreement;

(g)           Indebtedness incurred in the ordinary course of business under customs, stay, appeal, performance and surety bonds;

(h)           Indebtedness consisting of (i) insurance premium financing or (ii) take or pay obligations contained in supply arrangement in the ordinary course of business;

(i)            Indebtedness and other obligations in respect of netting services, overdraft protections and similar arrangements in each case in connection with cash management or treasury services arrangements and deposit accounts;

(j)            the incurrence by any Loan Party or its Subsidiaries of Indebtedness under Swap Contracts that are incurred for the bona fide purpose of hedging the interest rate, commodity, or foreign currency risks associated with any Loan Party’s and its Subsidiaries’ operations and not for speculative purposes;

(k)           unsecured Indebtedness of any Person that becomes a Subsidiary of Holdings after the date hereof in accordance with the terms of Section 7.03(j) and any Permitted Refinancing thereof, which Indebtedness is existing at the time such Person becomes a Subsidiary of Holdings (other than Indebtedness incurred solely in contemplation of such Person’s becoming a Subsidiary of Holdings) in an aggregate amount not to exceed $5,000,000 at any one time outstanding;

(l)            Indebtedness consisting of obligations of Holdings or any of its Subsidiaries under deferred compensation or other similar arrangements incurred by such Person in connection with any Permitted Acquisition;

(m)          Indebtedness incurred by any Borrower or its Subsidiaries in connection with a disposition of assets permitted under this Agreement pursuant to agreements providing for indemnification; and

(n)           Indebtedness consisting of reimbursement obligations in respect of letters of credit within the limitations set forth in Section 7.01(x) and (solely until March 31, 2012) Section 7.01(y).

7.03                 Investments.  Make or hold any Investments, except:

(a)           Investments held by Holdings and its Subsidiaries in the form of Cash Equivalents;

(b)           advances to officers, directors and employees of Holdings and Subsidiaries in an aggregate amount not to exceed $5,000,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

(c)           (i) Investments by Holdings and its Subsidiaries in their respective Subsidiaries outstanding on the date hereof, (ii) additional Investments by Holdings and its Subsidiaries in Loan Parties, (iii) additional Investments by Subsidiaries of Holdings that are not Loan Parties in other Subsidiaries that are not Loan Parties; provided that, any such Investment by non-Loan Parties in Loan Parties taking the form of a loan or advance is subject to the terms of the Intercompany Subordination Agreement and (iv) Investments by Loan Parties in Subsidiaries of Holdings that are not Loan Parties in an aggregate amount during the term of this Agreement not to exceed $15,000,000;

(d)           Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit or settlement of accounts in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(e)           Guarantees permitted by Section 7.02(d);

(f)            Investments existing on the date hereof (other than those referred to in Section 7.03(c)(i)) and set forth on Schedule 5.08(e) and any modifications, replacements, renewals or extensions thereof;

(g)           Permitted Acquisitions;

(h)           Investments by Holdings and its Subsidiaries not otherwise permitted under this Section 7.03 (other than an Acquisition); provided that, with respect to each Investment made pursuant to this Section 7.03(h):

(i)            such Investment shall be in Equity Interests or property that is part of, or in lines of business that are, substantially the same, reasonably related to, a reasonable extension of, or ancillary to, lines of business as one or more of the principal businesses of Holdings and its Subsidiaries (provided that in the case of any Investment in Equity Interests of a Subsidiary, such Investment shall increase the percentage ownership of such Subsidiary held by Holdings or one of its Wholly-Owned Subsidiaries); and

(ii)           (A) immediately before and immediately after giving pro forma effect to any such purchase or other acquisition, no Default shall have occurred and be continuing and (B) on a Pro Forma Basis immediately after giving effect to such purchase or other acquisition (x) the Consolidated Leverage Ratio shall be no greater than 1.50 to 1.00 and (y) Holdings and its Subsidiaries shall be in compliance with the Consolidated Interest

Coverage Ratio covenant set forth in Section 7.11(a) (such compliance with clauses (x) and (y) to be determined on the basis of the financial information most recently delivered, or required to be delivered, to the Administrative Agent and the Lenders pursuant to Section 6.01 as though such Investment had been consummated as of the first day of the Measurement Period covered thereby);

(i)            Permitted Hong Kong Borrower Transfers;

(j)            other Investments not exceeding $10,000,000 in the aggregate during the term of this Agreement;

(k)           Investments in Swap Contracts permitted under Section 7.02(j);

(l)            Investments made as a result of the receipt of non cash consideration from a sale, transfer or other disposition of any asset in compliance with Section 7.05;

(m)          investments in the ordinary course of business consisting of (i) UCC Article 3 endorsements for collection or deposit and (ii) UCC Article 4 customary trade arrangements with customers consistent with past practices; and

(n)           Investments made to consummate the Permitted Reorganization.

7.04                 Fundamental Changes.  Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

(a)           (i) any Subsidiary may merge with (A) the U.S. Borrower, provided that the U.S. Borrower shall be the continuing or surviving Person, or (B) any one or more other Domestic Subsidiaries, provided that when any Loan Party is merging with another Subsidiary, such Loan Party shall be the continuing or surviving Person and (ii) any Foreign Subsidiary may merge with (A) the Hong Kong Borrower, provided that the Hong Kong Borrower shall be the continuing or surviving Person, or (B) any one or more other Subsidiaries, provided that when any Loan Party is merging with another Subsidiary which is not a Loan Party, such Loan Party shall be the continuing or surviving Person;

(b)           (i) any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the U.S. Borrower or to another Domestic Subsidiary that is a Loan Party, (ii) any Foreign Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to any Borrower or to another Subsidiary that is a Loan Party and (iii) any Subsidiary which is not a Loan Party may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to another Subsidiary which is not a Loan Party;

(c)           in connection with any acquisition permitted under Section 7.03(g) or (j), any Subsidiary of the U.S. Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided that (i) the Person surviving such merger shall be a wholly-owned Subsidiary of the U.S. Borrower and (ii) in the case of any such merger to which any Loan Party (other than the U.S. Borrower) is a party, such Loan Party is the surviving Person;

(d)           to consummate the Permitted Reorganization; and

(e)           solely in connection with a tax restructuring, and upon not less than 30-days prior written notice to the Administrative Agent, Holdings may merge with the U.S. Borrower subject to Section 6.15(c).

7.05                 Dispositions.  Make any Disposition or enter into any agreement to make any Disposition, except:

(a)           Dispositions of damaged, obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

(b)           Dispositions of inventory in the ordinary course of business;

(c)           Dispositions of tangible or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

(d)           Dispositions of property by (i) any Loan Party to another Loan Party and (ii) and Subsidiary that is not a Loan Party to any other Subsidiary that is not a Loan Party or to any Loan Party;

(e)           Dispositions permitted by Section 7.04;

(f)            Dispositions to consummate the Permitted Reorganization;

(g)           Dispositions consisting of Permitted Hong Kong Borrower Transfers;

(h)           Dispositions by Holdings and its Subsidiaries not otherwise permitted under this Section 7.05 not to exceed $100,000,000 in the aggregate; provided that (i) at the time of such Disposition, no Event of Default shall exist or would result from such Disposition and (ii) with respect any Disposition or a series of related Disposition, the purchase price for such asset shall be paid to Holdings or such Subsidiary at the time of such Disposition at least 75% in cash;

(i)            Dispositions of Cash Equivalents in the ordinary course of business;

(j)            the non-recourse sale or discount by any Borrower or any Subsidiary of overdue accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

(k)           leases, subleases and non-exclusive licensing or sublicensing in the ordinary course of business that do not (x) interfere in any material respect with the business of Holdings or any of the Subsidiaries or (y) secure any Indebtedness; and

(l)            Involuntary Dispositions;

provided, however, that any Disposition pursuant to Section 7.05(a) through Section 7.05(e), Section 7.05(h) and Section 7.05(i) shall be for fair market value, as determined in good faith by Holdings.

7.06                 Restricted Payments.  Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, or issue or sell any Equity Interests or accept any capital contributions, except that:

(a)           each Subsidiary may make Restricted Payments to Holdings and any Subsidiaries of Holdings and any other Person that owns a direct Equity Interest in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in such Subsidiary in respect of which such Restricted Payment is being made; provided that Loan Parties may not make Restricted Payments to non-Loan Parties;

(b)           Holdings and each Subsidiary may declare and make dividend payments or other distributions payable solely in Equity Interests of such Person (other than Disqualified Equity Interests);

(c)           Holdings may purchase, redeem or otherwise acquire its common Equity Interests with the proceeds received from the substantially concurrent issue of new common Equity Interests;

(d)           Holdings may purchase, redeem or otherwise acquire its common Equity Interests in connection with the Approved Buy-Back; provided, that, the aggregate cash consideration paid for all such payments, purchases, repurchases or redemptions shall not exceed $25,000,000 in the aggregate;

(e)           Permitted Hong Kong Borrower Transfers;

(f)            so long as no Default shall have occurred and be continuing or would result therefrom, at any time Holdings may declare or pay cash dividends to its stockholders and purchase, redeem or otherwise acquire for cash Equity Interests issued by it, in an amount not to exceed the Cumulative Retained Excess Cash Flow at such time not otherwise applied; provided that on a Pro Forma Basis the Consolidated Leverage Ratio calculated as of the date of any such declaration (in the case of dividends) or the date of any such Restricted Payment (in the case of any other Restricted Payment) shall be no greater than 1.50 to 1.00 (such ratio to be determined on the basis of the financial information most recently delivered, or required to be delivered, to the Administrative Agent and the Lenders pursuant to Section 6.01);

(g)           so long as no Event of Default shall have occurred and be continuing or would result therefrom, Holdings and its Subsidiaries may repurchase the Equity Interests of Holdings owned by employees of the Holdings and its Subsidiaries or make payments to employees of Holdings and its Subsidiaries in connection with the exercise or cancellation of stock options, stock appreciation rights or similar equity incentives or equity based incentives pursuant to management equity incentive plans or in connection with the death or disability of such employees in an aggregate amount not to exceed $5,000,000 in any fiscal year;

(h)           non-cash repurchases of Equity Interests in Holdings deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(i)            the payment of any dividend or distribution within 60 days after the date of declaration thereof, if (i) at the date of declaration such payment would have complied with the provisions of this Agreement and (ii) during the period from and including the date of declaration of such payment to the date of payment thereof no Event of Default exists or is continuing; and

(j)            payments made or expected to be made by Holdings or any of its Subsidiaries in respect of withholding or similar Taxes payable by any future, present or former employee, director, manager or consultant and any repurchases of Equity Interests in consideration of such payments including deemed repurchases in connection with the exercise of stock options not to exceed $6,000,000 in any Fiscal Year.

7.07                 Change in Nature of Business.  Engage in any material line of business substantially different from those lines of business conducted by Holdings and its Subsidiaries on the date hereof or any business reasonably related or ancillary thereto, or a reasonable extension thereof.

7.08                 Transactions with Affiliates.  Enter into any transaction of any kind with any Affiliate of Holdings (other than transactions between and among Holdings and its Wholly-Owned Subsidiaries), whether or not in the ordinary course of business, other than (a) on fair and reasonable terms substantially as favorable to Holdings or such Subsidiary as would be obtainable by Holdings or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate, (b) so long as, in each case, otherwise permitted by the terms of this Agreement, (i) reasonable and customary directors’ fees, indemnification and similar arrangements, consulting fees, employee salaries, bonuses or employment agreements, compensation or employee benefit arrangements, incentive and severance arrangements with any officer, director or employee of a Loan Party entered into in the ordinary course of business; (ii) any transactions made in compliance with the provisions of Section 7.05; (iii) loans and advances to officers and employees of any Loan Party in the ordinary course of business in accordance with the past practices of any Loan Party to the extent otherwise permitted by this Agreement; (iv) written agreements entered into or assumed in connection with acquisitions of other businesses with Persons who were not Affiliates prior to such transactions approved by a majority of the Board of Directors of Holdings or any Borrower; and (v) any agreement as in effect as of the Closing Date and set forth on Schedule 7.08 or any amendment thereto so long as any such amendment is not more disadvantageous to the Lenders in any material respect than the original agreement as in effect on the Closing Date, (c) transactions involving less than $125,000; (d) transactions permitted under Section 7.06, (e) Investments in Holdings’ Subsidiaries and joint ventures to the extent otherwise permitted under Section 7.03 and (f) Holdings and its Subsidiaries that are Loan Parties may make payments pursuant to tax sharing agreements among Holdings and its Subsidiaries that are Loan Parties.

7.09                 Burdensome Agreements.  Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i)

of any Subsidiary to make Restricted Payments to any Loan Party or to otherwise transfer property to or invest in any Loan Party, except for any agreement in effect (A) on the date hereof and set forth on Schedule 7.09 or (B) at the time any Subsidiary becomes a Subsidiary of Holdings, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary of Holdings, (ii) of any Subsidiary (other than any Excluded Subsidiary) to Guarantee the Indebtedness of any Borrower or (iii) of Holdings or any Subsidiary (other than any Excluded Subsidiary) to create, incur, assume or suffer to exist Liens on property of such Person; provided, however, that this clause (iii) shall not prohibit (A) any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 7.02(e) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness or (B) any negative pledge contained in Indebtedness incurred in accordance with Section 7.02(f) so long as such negative pledge permits Liens on the assets of Holdings and its Subsidiaries securing the Obligations; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person; provided, however, that the foregoing shall not apply to Contractual Obligations that (1) are customary restrictions that arise in connection with any Disposition permitted by Section 7.05, (2) are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 7.03 and applicable solely to such joint venture, (3) are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 7.02 but solely to the extent any negative pledge relates to the property financed by or secured by such Indebtedness (and excluding in any event any Indebtedness junior to the Obligations) or that expressly permits Liens for the benefit of the Administrative Agent and the Lenders with respect to the credit facilities established hereunder and the Obligations under the Loan Documents on a senior basis without the requirement that such holders of such Indebtedness be secured by such Liens on an equal and ratable, or junior, basis, and (4) are customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions may relate to the assets subject thereto.

7.10                 Use of Proceeds.  Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose in each case so as to result in a violation of such Regulation U.

7.11                 Financial Covenants  (a)  Consolidated Interest Coverage Ratio.  Permit the Consolidated Interest Coverage Ratio as of the end of any Measurement Period to be less 3.50:1.00.

(b)   Consolidated Leverage Ratio.  Permit the Consolidated Leverage Ratio as of the end of any Measurement Period to be greater than 2.00:1.00.

7.12                 Amendments of Organization Documents.  Amend any of its Organization Documents if the effect thereof would be materially adverse to the Lenders in the reasonable judgment of the board of directors or management of Holdings; provided that each Person that becomes a Subsidiary of a Loan Party after the Closing Date may amend its Organization Documents in a manner consistent with the Organization Documents of the Loan Parties.

7.13                 Changes in Fiscal Year.  Make any change in Fiscal Year; provided that Holdings and its Subsidiaries may change their Fiscal Year end to December 31.

7.14                 Prepayments, Etc. of Indebtedness.  Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness that is contractually subordinated to the Obligations or any Indebtedness, except Indebtedness regularly scheduled or required repayments or redemptions of Indebtedness set forth in Schedule 7.02 and refinancings and refundings of Indebtedness in compliance with Section 7.02(c).

7.15                 Designation of Senior Debt.  Designate any Indebtedness (other than the Indebtedness under the Loan Documents and, so long as such Indebtedness is “Senior Unsecured Indebtedness”, Indebtedness permitted under Sections 7.02(f) and (k)) of Holdings or any of its Subsidiaries as “Designated Senior Debt” (or any similar term) under, and as defined in, the definitive documentation of any Subordinated Indebtedness of Holdings or any of its Subsidiaries.

7.16                 Holding Company.  (a) In the case of Holdings, engage in any business or activity other than (i) the ownership of all outstanding Equity Interests in the U.S. Borrower, (ii) maintaining its corporate existence, (iii) participating in tax, accounting and other administrative activities as the parent of the consolidated group of companies, including the Loan Parties, (iv) the execution and delivery of the Loan Documents to which it is a party and the performance of its obligations thereunder, (v) the consummation of any Permitted Acquisition so long as any assets acquired in connection with such Permitted Acquisition are owned by the U.S. Borrower or a Subsidiary of the U.S. Borrower immediately following such Permitted Acquisition, (vi) Restricted Payments permitted to be made by Holdings under Section 7.06, (vii) any public offering or other issuance of its Equity Interests, (viii) guarantees of Indebtedness that is permitted to be issued under Section 7.02(f)(ii) by a Subsidiary of Holdings and (ix) activities incidental to the businesses or activities described in clauses (i) through (ix) of this Section 7.16(a).

(b)  In the case of Luxembourg Holdco, engage in any business or activity other than (i) the ownership of all outstanding Equity Interest in Luxco, (ii) maintaining its corporate existence, (iii) the execution and delivery of the Loan Documents to which it is a party and the performance of its obligations thereunder, (iv) Restricted Payments permitted to be made by Luxembourg Holdco under Section 7.06, (v) the consummation of any Permitted Acquisition so long as any assets acquired in connection with such Permitted Acquisition are owned by Luxco or another Subsidiary of Luxembourg Holdco immediately following such Permitted Acquisition, (vi) to the extent Luxembourg Holdco becomes a Loan Party hereunder in accordance with Section 6.12(d), guarantees of Indebtedness of the Hong Kong Borrower that is permitted to be issued under Section 7.02(f)(ii) by a Subsidiary of Holdings and (vii) activities incidental to the businesses or activities described in clauses (i) through (vi) of this Section 7.16(b).

(c)  In the case of Luxco, engage in any business or activity other than (i) the ownership of all outstanding Equity Interest in the Hong Kong Borrower, (ii) maintaining its corporate existence, (iii) the execution and delivery of the Loan Documents to which it is a party and the performance of its obligations thereunder, (iv) Restricted Payments permitted to be made by Luxco under Section 7.06, (v) the consummation of any Permitted Acquisition so long as any assets acquired in connection with such Permitted Acquisition are owned by Luxco or another Subsidiary of Luxembourg Holdco immediately following such Permitted Acquisition, (vi) to own its Intellectual Property and to protect its IP Rights, (vii) to the extent Luxco becomes a Loan Party hereunder in accordance with Section 6.12(d), guarantees of Indebtedness of the Hong Kong Borrower that is permitted to be issued under Section 7.02(f)(ii) by a Subsidiary of Holdings and (viii) activities incidental to the businesses or activities described in clauses (i) through (vii) of this Section 7.16(c).

ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES

8.01                 Events of Default.  Any of the following shall constitute an Event of Default:

(a)           Non-Payment.  Any Borrower or any other Loan Party fails to (i) pay when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation or deposit any funds as Cash Collateral in respect of L/C Obligations, or (ii) pay within five days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) pay within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b)           Specific Covenants.  Any Borrower fails to perform or observe any term, covenant or agreement contained in any of Sections 6.03(a), 6.05(a) (solely with respect to the legal existence of Holdings and the Borrowers) or Article VII; or

(c)           Other Defaults.  Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days; or

(d)           Representations and Warranties.  Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of Holdings, the Borrowers or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(e)           Cross-Default.  (i) Any Loan Party or any Subsidiary thereof (A) fails to make any payment when due beyond any applicable grace period (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate outstanding principal amount (including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness (other than any Swap Contracts as to which clause (ii) applies) or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof of more than the Threshold Amount to be required; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which a Loan Party or any Subsidiary thereof is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined under such Swap Contract) as to which a Loan Party or any Subsidiary thereof is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Loan Party or such Subsidiary as a result thereof is greater than the Threshold Amount; or

(f)            Insolvency Proceedings, Etc.  Any Loan Party or any Subsidiary thereof (other than an Inactive Subsidiary) institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(g)           Inability to Pay Debts; Attachment.  (i) Any Loan Party or any Subsidiary thereof (other than an Inactive Subsidiary) becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 60 days after its issue or levy; or

(h)           Judgments.  There is entered against any Loan Party or any Subsidiary thereof (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer is rated at least “A” by A.M. Best Company (or in the case of an insurer in the People’s Republic of China, is a nationally-recognized insurer), has been notified of the potential claim and does not deny coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i)            ERISA.  (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC

in an aggregate amount in excess of the Threshold Amount, or (ii) the U.S. Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

(j)            Invalidity of Loan Documents.  Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in writing the validity or enforceability of any provision of any Loan Document; or any Loan Party denies in writing that it has any or further liability or obligation under any provision of any Loan Document, or purports in writing to revoke, terminate (except as provided herein) or rescind any provision of any Loan Document; or

(k)           Change of Control.  There occurs any Change of Control;

(l)            Collateral Documents.  Any Collateral Document after delivery thereof pursuant to Section 4.01 or 6.12 shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority Lien (subject to Permitted Liens) on the Collateral purported to be covered thereby, except to the extent that any such loss of perfection or priority results from the failure of the Administrative Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Documents or to file UCC financings statements or continuation statements or other equivalent filings; or

(m)          Luxco shall, within 30 days after receipt of a Permitted Hong Kong Borrower Transfer fail to use 100% of the proceeds thereof to, (i) pay to the U.S. Borrower or a U.S. Guarantor that portion of R&D Costs which are allocated to the Hong Kong Borrower pursuant to Holdings’ accounting procedures, (ii) consummate a Permitted Acquisition or (iii) pay, or distribute to Holdings or the U.S. Borrower to pay, in each case, its respective Tax liability attributable to income recognized by Luxco in respect of its interest in the Hong Kong Borrower or attributable to Subpart F income (as defined in Section 952 of the Code) recognized by Holdings or U.S. Borrower in respect of its interest in Luxco or the Hong Kong Borrower.

8.02                 Remedies upon Event of Default.  If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a)           declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b)           declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;

(c)           require that the U.S. Borrower Cash Collateralize the U.S. L/C Obligations and the Hong Kong Borrower Cash Collateralize the Hong Kong L/C Obligations (in each case, in an amount equal to the then Outstanding Amount thereof); and

(d)           exercise on behalf of itself, the Lenders and the L/C Issuer all rights and remedies available to it, the Lenders and the L/C Issuer under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrowers to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

8.03         Application of Funds.  After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall (subject to the provisions of Sections 2.15, 2.16 and 2.17) be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer (including fees and time charges for attorneys who may be employees of any Lender or the L/C Issuer) arising under the Loan Documents and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations arising under the Loan Documents, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, L/C Borrowings and Obligations then owing under Secured Hedge Agreements and Secured Cash Management Agreements, ratably among the Lenders, the L/C Issuer, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrowers or as otherwise required by Law.

Subject to Section 2.03(c) and 2.15, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur.  If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.  Notwithstanding anything in clauses second, third or fourth above to the contrary, with respect to proceeds of U.S. Collateral and proceeds of or recoveries under the U.S. Guaranty or the Hong Kong Guaranty made by a U.S. Loan Party, as between the U.S. Obligations and the Hong Kong Obligations, such proceeds and recoveries may be applied in the manner that the Administrative Agent reasonably determines is likely to result in the greatest recovery for all Obligations.

Notwithstanding the foregoing, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.  Each Cash Management Bank or Hedge Bank not a party to the Credit Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX hereof for itself and its Affiliates as if a “Lender” party hereto.

ARTICLE IX
ADMINISTRATIVE AGENT

9.01         Appointment and Authority.  (a)  Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  Except with respect to Sections 9.06 and 9.10, the provisions of this Article IX are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and (except with respect to Sections 9.05, 9.06 and 9.10) the Borrowers shall not have rights as third party beneficiaries of any of such provisions.  It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law, instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b)           The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a potential Hedge Bank and a potential Cash Management Bank) and the L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto.  In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX and Article XI (including Section 11.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

9.02         Rights as a Lender.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the U.S. Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03         Exculpatory Provisions.  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature.

(a)           Without limiting the generality of the foregoing, the Administrative Agent:

(i)            shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii)           shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(iii)          shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Holdings or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(b)           The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by any Loan Party, a Lender or the L/C Issuer.

(c)           The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.04         Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05         Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent; provided, however, that with respect to the U.S. Obligations, such sub-agent is a “U.S. person” and a “financial institution” (both within the meaning of Treasury Regulations Section 1.1441-1) and with respect to the Hong Kong Obligations, such sub-agent is a “financial institution” within the meaning of section 2 of the Inland Revenue Ordinance (Cap 112 of the Laws of Hong Kong).  The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties, subject to the provision in the prior sentence, applied mutatis mutandis to such Related Party.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.  The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

9.06         Resignation of Administrative Agent.  (a) The Administrative Agent may resign upon 30 days’ advance written notice to the Lenders, the L/C Issuer and the Borrowers.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrowers, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above.  Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)       If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrowers and such Person remove such Person as Administrative Agent and, in consultation with the Borrowers, appoint a successor.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)       With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 9.06(c)).  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

(d)       Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swing Line Lender.  If Bank of America resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c).  If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c).  Upon the appointment by the Borrowers of a successor L/C Issuer or Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as applicable, (ii) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

9.07         Non-Reliance on Administrative Agent and Other Lenders.  Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the

Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08         No Other Duties, Etc.  Anything herein to the contrary notwithstanding, none of the Book Managers or the Lead Arrangers listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder.

9.09         Administrative Agent May File Proofs of Claim.  In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a)           to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.03(h) and (i), 2.09 and 11.04) allowed in such judicial proceeding; and

(b)           to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer or in any such proceeding.

9.10         Collateral and Guaranty Matters.  Each of the Lenders (including in its capacities as a potential Cash Management Bank and a potential Hedge Bank) and the L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a)           to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) (x) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (A) contingent indemnification obligations for which no claim has been made and (B) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements as to which arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the L/C Issuer shall have been made) or (y) with respect to the Hong Kong Collateral, upon termination of the Hong Kong Revolving Credit Commitments and payment in full of all Hong Kong Obligations (other than (A) contingent indemnification obligations for which no claim has been made and (B) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements as to which arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made) and the expiration or termination of all Hong Kong Letters of Credit (other than Hong Kong Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the L/C Issuer shall have been made), (ii) that is sold or to be sold or transferred as part of or in connection with any sale permitted hereunder or under any other Loan Document, (iii) that constitutes “Excluded Property” (as such term is defined in each Security Agreement) or (iv) if approved, authorized or ratified in writing in accordance with Section 11.01;

(b)           to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder; and

(c)           to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i).

Upon request by the Administrative Agent at any time, the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents) will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10.  In each case as specified in this Section 9.10, the Administrative Agent will, at the U.S. Borrower’s expense (in respect of any U.S. Collateral or U.S. Guaranty) and the Hong Kong Borrower’s expense (in respect of any Hong Kong Collateral or Hong Kong Guaranty), execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the

Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

9.11         Secured Cash Management Agreements and Secured Hedge Agreements.  No Cash Management Bank or Hedge Bank that obtains the benefits of Section 8.03, any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents.  Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.

ARTICLE X
CONTINUING GUARANTY

10.01       Guaranty.  Holdings hereby absolutely and unconditionally guarantees, as a guaranty of payment and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all of the U.S. Obligations (for the benefit of the Secured Parties) and the Hong Kong Obligations (for the benefit of the Hong Kong Secured Parties), in each case, whether for principal, interest, premiums, fees, indemnities, damages, costs, expenses or otherwise, of the U.S. Borrower to the U.S. Secured Parties and of the Hong Kong Borrower to the Hong Kong Secured Parties, and whether arising hereunder or under any other Loan Document, any applicable Secured Cash Management Agreement or any applicable Secured Hedge Agreement (including all renewals, extensions, amendments, refinancings and other modifications thereof and all costs, including reasonable attorneys’ fees and expenses incurred by the Secured Parties or the Hong Kong Secured Parties, as the case may be, in connection with the collection or enforcement thereof).  The Administrative Agent’s books and records showing the amount of the outstanding applicable Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon Holdings, and conclusive absent manifest error for the purpose of establishing the amount of such Obligations.  This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any instrument or agreement evidencing any Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Obligations which might otherwise constitute a defense to the obligations of Holdings under this Guaranty, and Holdings hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing, other than the payment in full of all Obligations and the termination of all Commitments in accordance herewith.

10.02       Rights of Lenders.  Holdings consents and agrees that the Secured Parties may, at any time and from time to time, without notice or demand, without affecting the enforceability or continuing effectiveness hereof:  (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Obligations; (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent, the L/C Issuer and the applicable Lenders in their sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Obligations.  Without limiting the generality of the foregoing, Holdings consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of Holdings under this Guaranty or which, but for this provision, might operate as a discharge of Holdings.

10.03       Certain Waivers.  Holdings waives (a) any defense arising by reason of any disability or other defense of any Borrower or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of any Secured Party) of the liability of any Borrower; (b) any defense based on any claim that Holdings’ obligations exceed or are more burdensome than those of the applicable Borrower; (c) the benefit of any statute of limitations affecting Holdings’ liability hereunder; (d) any right to proceed against either Borrower, proceed against or exhaust any security for the Obligations, or pursue any other remedy in the power of any Secured Party whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by any Secured Party; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties, other than the payment in full of all Obligations and the termination of all Commitments in accordance herewith.  For so long as any Obligations remain outstanding, Holdings expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Obligations.

10.04       Obligations Independent.  The obligations of Holdings hereunder are those of primary obligor, and not merely as surety, and are independent of the Obligations and the obligations of any other guarantor, and a separate action may be brought against Holdings to enforce this Guaranty whether or not the Borrower or any other person or entity is joined as a party.

10.05       Subrogation.  Holdings shall not exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Obligations and any amounts payable under this Guaranty have been indefeasibly paid and performed in full and the Commitments and the Facilities are terminated.  If any amounts are paid to Holdings in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties to reduce the amount of the Obligations, whether matured or unmatured.

10.06       Termination; Reinstatement.  This Guaranty is a continuing and irrevocable guaranty of all Obligations now or hereafter existing and shall remain in full force and effect until all Obligations and any other amounts payable under this Guaranty are indefeasibly paid in full in cash and the Commitments and the Facilities with respect to the Obligations are terminated.  Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Borrower or Holdings is made, or any of the Secured Parties exercises its right of setoff, in respect of the Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the Secured Parties in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Secured Parties are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction.  The obligations of Holdings under this paragraph shall survive termination of this Guaranty.

10.07       Subordination.  Notwithstanding any provision of this Guaranty to the contrary, all rights of Holdings of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of all Obligations.  Holdings agrees that upon the occurrence and during the continuance of an Event of Default, all indebtedness and other obligations owed (a) to it by any Loan Party and (b) by it to any other Guarantor, shall, in each case, be fully subordinated to the indefeasible payment in full in cash of all Obligations.  If any payment or distribution of any character, whether in cash, securities or other property is received by any Person in violation of the foregoing sentences, before the indefeasible payment in full in cash of all Obligations, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the Administrative Agent for the benefit of the holders of Obligations.  Notwithstanding anything contained herein, Indebtedness incurred to consummate the Permitted Reorganization shall not be subject to the provisions of this Section 10.07.

10.08       Stay of Acceleration.  If acceleration of the time for payment of any of the Obligations is stayed, in connection with any case commenced by or against Holdings or the Borrower under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by Holdings immediately upon demand by the Secured Parties.

10.09       Condition of Borrower.  Holdings acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrower and any other guarantor such information concerning the financial condition, business and operations of the Borrower and any such other guarantor as Holdings requires, and that none of the Secured Parties has any duty, and Holdings is not relying on the Secured Parties at any time, to disclose to Holdings any information relating to the business, operations or financial condition of the Borrower or any other guarantor (Holdings waiving any duty on the part of the Secured Parties to disclose such information and any defense relating to the failure to provide the same).

ARTICLE XI
MISCELLANEOUS

11.01               Amendments, Etc.  No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrowers or any other Loan Party therefrom, shall, except as otherwise provided below, be effective unless in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and the applicable Loan Party or Loan Parties signatory thereto, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a)           waive any condition set forth in Section 4.01, without the written consent of each Lender;

(b)           without limiting the generality of clause (a) above, waive any condition set forth in Section 4.02 as to any Credit Extension (i) if such Credit Extension is under the Hong Kong Revolving Credit Facility, the Required Hong Kong Revolving Lenders and (ii) if such Credit Extension is under the U.S. Revolving Credit Facility, the Required U.S. Revolving Lenders;

(c)           extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

(d)           postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under such other Loan Document without the written consent of each Lender entitled to such payment, it being understood that the waiver of any mandatory prepayment of the Term Loans shall not constitute a postponement of any date scheduled for the payment of principal or interest;

(e)           reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing or any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to such amount; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest or Letter of Credit Fees at the Default Rate;

(f)            change (i) Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender or (ii) the order of application of any prepayment of Loans among the Facilities or the order of application or any reduction in the Commitments in each case from the application thereof set forth in the applicable provisions of Section 2.05(b) or 2.06(b), respectively, in any manner that materially and adversely affects the Lenders under a Facility without the written consent of (i) if such Facility is the Term Loan Facility, the Required Term Lenders, (ii) if such Facility is the Hong Kong Revolving Credit Facility, the Required Hong Kong Revolving Lenders and (iii) if such Facility is the U.S. Revolving Credit Facility, the Required U.S. Revolving Lenders;

(g)           change (i) any provision of this Section 11.01 or the definition of “Required Lenders”, or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder (other than the definitions specified in clause (ii) of this Section 11.01(g)), without the written consent of each Lender or (ii) the definition of “Required Revolving Lenders,”, “Required Hong Kong Revolving Lenders” “Required U.S. Revolving Lenders” or

“Required Term Lenders” without the written consent of each Lender under the applicable Facility;

(h)           release all or substantially all of the U.S. Collateral in any transaction or series of related transactions, without the written consent of each Lender or release all or substantially all of the Hong Kong Collateral in any transaction or series of related transactions, without the written consent of each Lender;

(i)            (A) release the Guaranty by the U.S. Borrower or otherwise release all or substantially all of the value of the Guaranty in respect of the Hong Kong Obligations, without the written consent of each Lender holding Hong Kong Obligations or (B) release all or substantially all of the value of the Guaranty in respect of the U.S. Obligations, without the written consent of each Lender, except in the case of clauses (A) and (B) to the extent the release of any Subsidiary from the Guaranty is permitted pursuant to Section 9.10 (in which case any such release may be made by the Administrative Agent acting alone); or

(j)            impose any greater restriction on the ability of any Lender under a Facility to assign any of its rights or obligations hereunder without the written consent of (i) if such Facility is the Term Loan Facility, the Required Term Lenders, (ii) if such Facility is the Hong Kong Revolving Credit Facility, the Required Hong Kong Revolving Lenders and (iii) if such Facility is the U.S. Revolving Credit Facility, the Required U.S. Revolving Lenders;

and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of such L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and the Engagement Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) any amendment, waiver or consent that would require the consent of each Lender or each affected Lender pursuant to Section 11.01(c), 11.01(d) or 11.01(e) shall require the consent of each Defaulting Lender affected thereby and (y) any other waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding anything to the contrary herein, without the consent of any other Lenders, the Borrowers and the Administrative Agent may effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable judgment of the Administrative Agent and the Borrowers, to effect the provisions of Section 2.13.

If any Lender does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document (a “Non-Consenting Lender”) that requires the consent of each Lender or each Lender or each affected Lender with respect to a certain Facility and that has been approved by the Required Lenders (or the Required Term Lenders, Required U.S. Revolving Lenders or Required Hong Kong Revolving Lenders, as the case may be), the Borrowers may replace such non-consenting Lender in accordance with Section 11.13; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Borrower to be made pursuant to this paragraph).

11.02               Notices; Effectiveness; Electronic Communications.  (a)  Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier or other form of electronic transmission as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)            if to the Borrowers or the Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 11.02; and

(ii)           if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(b)           Electronic Communications.  Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or the U.S. Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)           The Platform.  THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the any Loan Party, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrowers’ or the Administrative Agent’s transmission of Borrower Materials through the internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Loan Party, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d)           Change of Address, Etc.  Each Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto.  Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrowers, the Administrative Agent, the L/C Issuer and the Swing Line Lender.  In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.  Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the

Platform and that may contain material non-public information with respect to Holdings or its securities for purposes of United States Federal or state securities laws.

(e)           Reliance by Administrative Agent, L/C Issuer and Lenders.  The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Borrowers even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The U.S. Borrower (with respect to any U.S. Loan Party) and the Hong Kong Borrower (with respect to any Hong Kong Loan Party) shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any such Loan Party, indemnification payments to be made to the Administrative Agent for its own benefit or for the benefit of the Appropriate Lenders.  All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

11.03               No Waiver; Cumulative Remedies; Enforcement.  No failure by any Lender, the L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuer, provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

11.04               Expenses; Indemnity; Damage Waiver.  (a)  Costs and Expenses.  The Borrowers shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the L/C Issuer) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 11.04, or (B) in connection with Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit; provided that in the case of charges of counsel, such payment shall be limited to the fees, disbursements and other charges of (x) one transaction counsel and (y) if reasonably necessary (as determined by the Administrative Agent), one local counsel in each relevant jurisdiction) and, in each case, in the case of an actual or a potential conflict of interest, (A) one additional counsel for each affected person (or group of persons) and (B) if necessary, one local counsel for each group of affected persons (or group of persons) similarly situated taken as a whole in any relevant jurisdiction; provided further, however, that the Hong Kong Borrower shall not pay any amount on behalf of the U.S. Borrower.

(b)           Indemnification by the Borrowers.  The U.S. Borrower shall (with respect to the Term Loan Facility and U.S. Revolving Credit Facility) and the Hong Kong Borrower shall (with respect to the Hong Kong Revolving Credit Facility) indemnify (x) the Administrative Agent (and any sub-agent thereof), each U.S. Lender, and each Related Party of any U.S. Lender (each such Person being called a “U.S. Indemnitee”) and (y)  the Administrative Agent (and any sub-agent thereof), each Hong Kong Revolving Credit Lender and each Related Party of the Hong Kong Revolving Credit Lender (each such Person being called a “Hong Kong Indemnitee” and together with each U.S. Indemnitee, each such person an “Indemnitee” and collectively, the “Indemnitees”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of a single counsel for the U.S. Indemnitees and the Hong Kong Indemnitees, and if reasonably necessary, a single local counsel in each appropriate jurisdiction, and in each case where there exists any actual or potential conflict of interest, one additional counsel (and one additional local counsel) for each party similarly situated subject to such conflict), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the U.S. Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by Holdings or any of its Subsidiaries, or any Environmental Liability related in any way to Holdings or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrowers or any other Loan Party or any of the Borrowers’ or such Loan Party’s directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or any Related Party of such Indemnitee (y) result from a claim brought by the Borrowers or any other Loan Party against an Indemnitee or any Related Party of such Indemnitee for material breach of such Indemnitee’s or such Related Party’s obligations hereunder or under any other Loan Document, if the Borrowers or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) arise from disputes between or among Indemnitees or any Related Parties that do not involve an act or omission by Holdings or any of its Subsidiaries. This Section 11.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)           Reimbursement by Lenders.  To the extent that the applicable Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section 11.04 to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such Lender’s Applicable Percentage with respect to the relevant Facility (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or L/C Issuer in connection with such capacity.  The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d)           Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable law, none of the parties hereto shall assert, and each of the parties hereto hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof, except for any such claims which constitute indemnification obligations of a Loan Party under Section 11.04(b) incurred or paid by an Indemnitee to a third party.  No party hereto shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such party through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such party or any Related Party as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e)           Payments.  All amounts due under this Section shall be payable to the Administrative Agent for its own benefit or for the benefit of the Appropriate Lenders not later than ten Business Days after demand therefor.

(f)            Survival.  The agreements in this Section shall survive the resignation of the Administrative Agent, the L/C Issuer and the Swing Line Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

11.05               Payments Set Aside.  To the extent that any payment by or on behalf of any Borrower is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

11.06               Successors and Assigns.  (a)  Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrowers may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (unless in connection with a transaction permitted under Section 7.04) and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.06(b), (ii) by way of participation in accordance with the provisions of Section 11.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.06(f) (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section 11.06 and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)           Assignments by Lenders.  Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Hong Kong Revolving Credit Loans, the Term Loans and the U.S. Revolving Credit Loans (including for purposes of this Section 11.06(b), participations in Hong Kong L/C Obligations, U.S. L/C Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)            Minimum Amounts.

(A)          in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and any of the Hong Kong Revolving Credit Loans, the Term Loans and the U.S. Revolving Credit Loans (including, participations in Hong Kong L/C Obligations, U.S. L/C Obligations and in Swing Line Loans) at the time owing to it under such Facility or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)           in any case not described in subsection (b)(i)(A) of this Section 11.06, the aggregate amount of the Hong Kong Revolving Credit Commitment, the U.S. Revolving Credit Commitment or the Term Commitment (which for this purpose includes the applicable Loans outstanding thereunder) or, if the Hong Kong Revolving Credit Commitment, the U.S. Revolving Credit Commitment or the Term Commitment is not then in effect, the principal outstanding balance of applicable Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $2,500,000, in the case of any assignment in respect of the Hong Kong Revolving Credit Facility and the U.S. Revolving Credit Facility, or $1,000,000, in the case of any assignment in respect of Term Loan Facility, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the U.S. Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

(ii)           Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the applicable Loans (whether the Hong Kong Revolving Credit Loans, the Term Loans or the U.S. Revolving Credit Loans or the applicable Commitment (whether the Hong Kong Revolving Credit Commitment, the U.S. Revolving Credit Commitment or the Term Commitment) assigned, except that this clause (ii) shall not (A) apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans or (B) prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis;

(iii)          Required Consents.  No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section 11.06 and, in addition:

(A)          the consent of the U.S. Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the U.S. Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof;

(B)           the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (1) (x) any Hong Kong Revolving Credit Commitment, if such assignment is to a Person that is not a Hong Kong Revolving Credit Lender, an Affiliate of such Lender or an Approved Fund with respect to such Hong Kong Revolving Credit Lender, (y) any U.S. Revolving Credit Commitment if such assignment is to a Person that is not a U.S. Revolving Credit Lender, an Affiliate of such Lender or an Approved Fund with respect to such U.S. Revolving Credit Lender or (z) any Term Commitment if such assignment is to a Person that is not a Term Lender, an Affiliate of such Lender or an Approved Fund with respect to such Term Lender or (2) any Term Loan to a Person that is not a Term Lender, an Affiliate of a Term Lender or an Approved Fund with respect to such Term Lender;

(C)           the consent of the L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and

(D)          the consent of the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the U.S. Revolving Credit Facility.

(iv)          Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.  The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.  Each assignee of any Loan or Facility shall by executing and delivering an Assignment and Assumption become a party to the CAM Agreement.

(v)           No Assignment to Certain Persons.  No such assignment shall be made (A) to Holdings or any of Holdings’ Affiliates or Subsidiaries, or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural person.

(vi)          Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrowers and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section 11.06, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment.  Upon request, the Borrowers (at their expense) shall execute and deliver a Note to the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.06(d).

(c)           Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrowers (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as the owner of the amounts owing to it hereunder as reflected in the Register for all purposes of this Agreement, notwithstanding notice to the contrary.  In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender.  The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)           Participations.  Any Lender may at any time, without the consent of, or notice to, the U.S. Borrower or the Administrative Agent, sell participations to any Person (other than a natural person, a Defaulting Lender or Holdings or any of Holdings’ Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that affects such Participant.  Subject to subsection (e) of this Section 11.06, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations of such sections as if the Participant were a Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.06(b).  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.11 as though it were a Lender.

Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and related interest amounts) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”).  The entries in the Participant Register shall be conclusive, absent manifest error, and each person whose name is recorded in the Participant Register shall be treated as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  No Lender shall have any obligation to disclose all or any portion of any Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan or Letter of Credit is in registered form under Section 5f.103-1(c) of the U.S. Treasury Regulations.

(e)           Limitations upon Participant Rights.  A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.

(f)            Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)           Resignation as L/C Issuer or Swing Line Lender after Assignment.  Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Revolving Credit Commitment and Revolving Credit Loans pursuant to Section 11.06(b), Bank of America may, (i) upon 30 days’ notice to the U.S. Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days’ notice to the U.S. Borrower, resign as Swing Line Lender.  In the event of any such resignation as L/C Issuer or Swing Line Lender, the U.S. Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the U.S. Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be.  If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)).  If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c).  Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

11.07               Treatment of Certain Information; Confidentiality.  Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (provided that solely to the extent permitted by law and other than in connection with routine audits and reviews by regulatory and self-regulatory authorities, each Lender and the Administrative Agent shall notify Holdings as promptly as practicable of any such requested or required disclosure in connection with any legal or regulatory proceeding), (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 11.07, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Borrower and its obligations, (g) on a confidential basis to (i) any agency rating in connection with rating Holdings or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of Holdings or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than Holdings and its Subsidiaries.

For purposes of this Section 11.07, “Information” means all information received from any Loan Party or any Subsidiary thereof relating to any Loan Party or any Subsidiary thereof or their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by any Loan Party or any Subsidiary thereof, provided that, in the case of information received from a Loan Party or any such Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section 11.07 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning Holdings or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

11.08               Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of the applicable Borrower in respect of the applicable Facility against any and all of the obligations of such Borrower under such Facility now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C

Issuer, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of any such Borrower may be contingent or unmatured or are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.15 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section 11.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have.  Each Lender and the L/C Issuer agrees to notify the applicable Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

11.09               Interest Rate Limitation.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”).  If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrowers.  In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

11.10               Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

11.11               Survival of Representations and Warranties.  All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

11.12               Severability.  If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  Without limiting the foregoing provisions of this Section 11.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.

11.13       Replacement of Lenders.  If any Lender requests compensation under Section 3.04, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender is a Defaulting Lender or a Non-Consenting Lender or if any other circumstance exists hereunder that gives the Borrowers the right to replace a Lender as a party hereto, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)           the Borrowers shall have paid to the Administrative Agent the assignment fee specified in Section 11.06(b);

(b)           such Lender shall have received payment of an amount equal to 100% of the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

(c)           in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

(d)           such assignment does not conflict with applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

11.14               Governing Law; Jurisdiction; Etc.  (a)  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)           SUBMISSION TO JURISDICTION.  EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, ANY L/C ISSUER PARTY OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF.  EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, INCLUDING WITH RESPECT TO COLLATERAL, AGAINST EACH LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)           WAIVER OF VENUE.  EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY

COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)           SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(e)           EACH LOAN PARTY THAT IS ORGANIZED UNDER THE LAWS OF A JURISDICTION OUTSIDE THE UNITED STATES HEREBY APPOINTS THE U.S. BORROWER, AS ITS AGENT FOR SERVICE OF PROCESS IN ANY MATTER RELATED TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

11.15               Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.16               No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower and each other Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Lead Arrangers and the Lenders are arm’s-length commercial transactions between the Borrowers, each other Loan Party and their Affiliates, on the one hand, and the Administrative Agent, the Lead Arrangers and the Lenders, on the other hand, (B) the Borrowers and the other Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower and each other Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, the Lead Arrangers and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, any other Loan Party or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent, the Lead Arrangers nor any Lender has any obligation to the Borrower, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Lead Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the other Loan Parties and their respective Affiliates, and neither the Administrative Agent, the Lead Arrangers nor any Lender has any obligation to disclose any of such interests to the Borrower, any other Loan Party or any of their respective Affiliates.  To the fullest extent permitted by law, each of the Borrower and each other Loan Party hereby waives and releases any claims that it may have against the Administrative Agent, the Lead Arrangers or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

11.17               Electronic Execution of Assignments and Certain Other Documents.  The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

11.18               USA PATRIOT Act.  Each Lender that is subject to the Patriot Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Patriot Act.  The Borrowers shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

11.19               Judgment Currency.  If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or under any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given.  The obligation of any Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency.  If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from a Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss.  If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to the Borrowers (or to any other Person who may be entitled thereto under applicable law).

11.20               Section 956 Override.  Notwithstanding any provision of any Loan Document to the contrary (including any provision that would otherwise apply notwithstanding other provisions or that is the beneficiary of other overriding language), (i) no more than 65% of the voting interests and 100% of the non-voting interests in or of any Excluded Subsidiary with respect to the U.S. Borrower shall be pledged or similarly hypothecated to guarantee or support any Obligation of the U.S. Borrower, (ii) no Excluded Subsidiary with respect to the U.S. Borrower shall guarantee or support any Obligation of the U.S. Borrower, (iii) no security or similar interest shall be granted in the assets of any Excluded Subsidiary with respect to the U.S. Borrower, which security or similar interest guarantees or supports any Obligation of the U.S. Borrower, and (iv) no Excluded Subsidiary with respect to the U.S. Borrower shall be required to make any payment on behalf of the U.S. Borrower.

11.21               Waiver of Immunities.  If any Loan Party has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment prior to judgment attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, such Loan Party hereby (to the fullest extent permitted by applicable law) irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement and each other Loan Documents.  Each Loan Party agrees that the foregoing waivers shall be effective to the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States of America, as amended from time to time, and are intended to be irrevocable and not subject to withdrawal for purposes of such Act.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

HOLDINGS:

GT ADVANCED TECHNOLOGIES INC.

By:	/s/ Richard Gaynor
Name:	Richard Gaynor
Title:	Vice President and Chief Financial Officer

BORROWERS:

GTAT CORPORATION

By:	/s/ Richard Gaynor
Name:	Richard Gaynor
Title:	Vice President and Chief Financial Officer

GT ADVANCED TECHNOLOGIES LIMITED

By:	/s/ Jeffrey J. Ford
Name:	Jeffrey J. Ford
Title:	Managing Director

[Signature Page — GTAT Credit Agreement]

BANK OF AMERICA, N.A., as
Administrative Agent

By:	/s/ William S. Rowe
Name:	William S. Rowe
Title:	Director

[Signature Page — GTAT Credit Agreement]

BANK OF AMERICA, N.A., as Swing Line Lender

By:	/s/ William S. Rowe
Name: William S. Rowe
Title: Director

[Signature Page — GTAT Credit Agreement]

BANK OF AMERICA, N.A., as L/C Issuer

By:	/s/ William S. Rowe
Name: William S. Rowe
Title: Director

[Signature Page — GTAT Credit Agreement]

BANK OF AMERICA, N.A., as a Term Lender

By:	/s/ William S. Rowe
Name: William S. Rowe
Title: Director

[Signature Page — GTAT Credit Agreement]

BANK OF AMERICA, NA., as a U.S. Revolving Credit Lender

By:	/s/ William S. Rowe
Name: William S. Rowe
Title: Director

[Signature Page — GTAT Credit Agreement]

BANK OF AMERICA, N.A., as a Hong Kong Revolving Credit Lender

By:	/s/ William S. Rowe
Name: William S. Rowe
Title: Director

[Signature Page — GTAT Credit Agreement]

MORGAN STANLEY SENIOR FUNDING, INC., as a Term Lender

By:	/s/ Michael King
Name: Michael King
Title: Vice President

[Signature Page — GTAT Credit Agreement]

MORGAN STANLEY SENIOR FUNDING, INC., as a U.S. Revolving Credit Lender

By:	/s/ Michael King
Name: Michael King
Title: Vice President

[Signature Page — GTAT Credit Agreement]

MORGAN STANLEY SENIOR FUNDING INC., as a Hong Kong Revolving Credit Lender

By:	/s/ Michael King
Name: Michael King
Title: Vice President

[Signature Page — GTAT Credit Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH as a U.S. Revolving Credit Lender,

By:	/s/ Ari Bruger
Name: Ari Bruger
Title: Vice President

By:	/s/ Kevin Buddhdew
Name: Kevin Buddhdew
Title: Associate

[Signature Page — GTAT Credit Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH as a Term Lender,

By:	/s/ Ari Bruger
Name: Ari Bruger
Title: Vice President

By:	/s/ Kevin Buddhdew
Name: Kevin Buddhdew
Title: Associate

[Signature Page — GTAT Credit Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH as a Hong Kong Revolving Credit Lender,

By:	/s/ Ari Bruger
Name: Ari Bruger
Title: Vice President

By:	/s/ Kevin Buddhdew
Name: Kevin Buddhdew
Title: Associate

[Signature Page — GTAT Credit Agreement]

FIRST NIAGARA BANK, N.A., as a Term Lender

By:	/s/ Robert M. Dellatorre
Name: Robert M. Dellatorre
Title: Vice President

[Signature Page — GTAT Credit Agreement]

FIRST NIAGARA BANK, N.A., as a U.S. Revolving Credit Lender

By:	/s/ Robert M. Dellatorre
Name: Robert M. Dellatorre
Title: Vice President

[Signature Page — GTAT Credit Agreement]

FIRST NIAGARA BANK, N.A., as a Hong Kong Revolving Credit Lender

By:	/s/ Robert M. Dellatorre
Name: Robert M. Dellatorre
Title: Vice President

[Signature Page — GTAT Credit Agreement]

Flagstar Bank, FSB, as a Term Lender, U.S. Revolving Credit Lender and Hong Kong Revolving Credit Lender,

By:	/s/ Levi Richardson
Name: Levi Richardson
Title: Senior Vice President

[Signature Page — GTAT Credit Agreement]

RBS CITIZENS, N. A., as a Term Lender

By:	/s/ Timothy J. Whitaker
Name: Timothy J. Whitaker
Title: Senior Vice President

[Signature Page — GTAT Credit Agreement]

RBS CITIZENS, N. A., as a U.S. Revolving Credit Lender

By:	/s/ Timothy J. Whitaker
Name: Timothy J. Whitaker
Title: Senior Vice President

[Signature Page — GTAT Credit Agreement]

RBS CITIZENS, N. A., as a Hong Kong Revolving Credit Lender

By:	/s/ Timothy J. Whitaker
Name: Timothy J. Whitaker
Title: Senior Vice President

[Signature Page — GTAT Credit Agreement]

Siemens Financial Services, Inc., as a Term Lender

By:	/s/ Paul Ramseur
Name: Paul Ramseur
Title: Vice President/Head of Risk Mgt.

By:	/s/ April Greaves-Bryan
Name: April Greaves-Bryan
Title: Vice President

[Signature Page — GTAT Credit Agreement]

Siemens Financial Services, Inc., as a U.S. Revolving Credit Lender

By:	/s/ Paul Ramseur
Name: Paul Ramseur
Title: Vice President/Head of Risk Mgt.

By:	/s/ April Greaves-Bryan
Name: April Greaves-Bryan
Title: Vice President

[Signature Page — GTAT Credit Agreement]

Siemens Financial Services, Inc., as a Hong Kong Revolving Credit Lender

By:	/s/ Paul Ramseur
Name: Paul Ramseur
Title: Vice President/Head of Risk Mgt.

By:	/s/ April Greaves-Bryan
Name: April Greaves-Bryan
Title: Vice President

[Signature Page — GTAT Credit Agreement]

PEOPLE’S UNITED BANK, as a Term Lender

By:	/s/ Mark F. Leonardi
Name: Mark F. Leonardi
Title: Senior Vice President

[Signature Page — GTAT Credit Agreement]

PEOPLE’S UNITED BANK, as a U.S. Revolving Credit Lender

By:	/s/ Mark F. Leonardi
Name: Mark F. Leonardi
Title: Senior Vice President

[Signature Page — GTAT Credit Agreement]

PEOPLE’S UNITED BANK, as a Hong Kong Revolving Credit Lender

By:	/s/ Mark F. Leonardi
Name: Mark F. Leonardi
Title: Senior Vice President

[Signature Page — GTAT Credit Agreement]

UBS AG, STAMFORD BRANCH, as a Term Lender, U.S. Revolving Credit Lender, Hong Kong Revolving Credit Lender,

By:	/s/ Mary E. Evans
Name: Mary E. Evans
Title: Associate Director

By:	/s/ Irja R. Otsa
Name: Irja R. Otsa
Title: Associate Director

[Signature Page — GTAT Credit Agreement]